                                                                  EXHIBIT 10.01

                                                                  EXECUTION COPY


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                               CREDIT AGREEMENT


                           DATED AS OF JULY 31, 1996

                                     AMONG

                       FIREARMS TRAINING SYSTEMS, INC.,

                           THE LENDERS NAMED HEREIN

                                      AND

                          NATIONSBANK, N.A. (SOUTH),

                                   AS AGENT




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

                               TABLE OF CONTENTS

Article  Section                                                            Page
-------  -------                                                            ----
ARTICLE I      DEFINITIONS................................................     1
SECTION 1.01.  Defined Terms..............................................     1
SECTION 1.02.  Terms Generally............................................    40
SECTION 1.03.  Types of Borrowings........................................    41

ARTICLE II     THE CREDITS................................................    41
SECTION 2.01.  Commitment to Make Loans...................................    41
SECTION 2.02.  Loans......................................................    42
SECTION 2.03.  Notice of Borrowings.......................................    45
SECTION 2.04.  Notes; Repayment of Loans..................................    46
SECTION 2.05.  Fees.......................................................    47
SECTION 2.06.  Interest on Loans..........................................    47
SECTION 2.07.  Default Interest...........................................    48
SECTION 2.08.  Alternate Rate of Interest.................................    49
SECTION 2.09.  Termination and Reduction of
               Commitments................................................    49
SECTION 2.10.  Conversion and Continuation of Term
               Borrowings.................................................    50
SECTION 2.11.  Mandatory Repayments and Prepayments.......................    52
SECTION 2.12.  Optional Prepayment........................................    59
SECTION 2.13.  Reserve Requirements: Change in
               Circumstances..............................................    60
SECTION 2.14.  Change in Legality.........................................    62
SECTION 2.15.  Indemnity..................................................    63
SECTION 2.16.  Pro Rata Treatment.........................................    63
SECTION 2.17.  Sharing of Setoffs.........................................    64
SECTION 2.18.  Payments...................................................    64
SECTION 2.19.  Taxes......................................................    65
SECTION 2.20.  Assignment of Commitments Under Certain
               Circumstances; Duty to Mitigate............................    68
SECTION 2.21.  Letters of Credit..........................................    69

ARTICLE III    REPRESENTATIONS AND WARRANTIES.............................    75
SECTION 3.01.  Organization; Powers.......................................    75
SECTION 3.02.  Authorization..............................................    75
SECTION 3.03.  Enforceability.............................................    76
SECTION 3.04.  Consents and Governmental Approvals........................    76
SECTION 3.05.  Financial Statements; Undisclosed
               Liabilities................................................    76
SECTION 3.06.  No Material Adverse Change.................................    77
SECTION 3.07.  Title to Properties; Possession Under
               Leases; Intellectual Property..............................    78
SECTION 3.08.  Subsidiaries...............................................    79
SECTION 3.09.  Litigation; Compliance with Laws...........................    80
SECTION 3.10.  Agreements.................................................    81
SECTION 3.11.  Federal Reserve Regulations................................    82
SECTION 3.12.  Investment Company Act; Public Utility
               Holding Company Act........................................    82

SECTION 3.13.  Use of Proceeds............................................    82
SECTION 3.14.  Tax Returns................................................    82
SECTION 3.15.  No Material Misstatements..................................    82
SECTION 3.16.  Employee Benefit Plans.....................................    83
SECTION 3.17.  Government Contracting Matters.............................    84
SECTION 3.18.  Security Documents.........................................    86
SECTION 3.19.  Solvency...................................................    87
SECTION 3.20.  Transactions with Affiliates...............................    88
SECTION 3.21.  Ownership..................................................    89
SECTION 3.22.  Insurance..................................................    90
SECTION 3.23.  Labor Matters..............................................    90
SECTION 3.24.  Licenses; Permits..........................................    91
SECTION 3.25.  Certain Transactions.......................................    91

ARTICLE IV     CONDITIONS OF LENDING......................................    91
SECTION 4.01.  First Borrowing............................................    91
SECTION 4.02.  All Credit Events..........................................    97

ARTICLE V      AFFIRMATIVE COVENANTS......................................    98
SECTION 5.01.  Existence; Businesses and Properties.......................    99
SECTION 5.02.  Insurance..................................................    99
SECTION 5.03.  Obligations and Taxes......................................   102
SECTION 5.04.  Financial Statements, Reports, etc.........................   102
SECTION 5.05.  Other Information..........................................   105
SECTION 5.06.  ERISA......................................................   106
SECTION 5.07.  Maintaining Records; Access to
               Properties and Inspections.................................   107
SECTION 5.08.  Use of Proceeds............................................   107
SECTION 5.09.  Interest Rate Protection Agreements........................   107
SECTION 5.10.  Fiscal Year................................................   107
SECTION 5.11.  Compliance with Environmental Laws;
               Preparation of Environmental Reports.......................   107
SECTION 5.12.  Further Assurances.........................................   108
SECTION 5.13.  Permitted Drop Down Transaction............................   109

ARTICLE VI     NEGATIVE COVENANTS.........................................   110
SECTION 6.01.  Indebtedness...............................................   110
SECTION 6.02.  Negative Pledge............................................   112
SECTION 6.03.  Sale and Lease-Back Transactions...........................   114
SECTION 6.04.  Investments, Loans and Advances............................   114
SECTION 6.05.  Mergers, Acquisitions and Other
               Transactions...............................................   116
SECTION 6.06.  Dividends, Distributions and Other
               Restricted Payments........................................   117
SECTION 6.07.  Impairment of Security Interests...........................   120
SECTION 6.08.  Limitation on Restrictions on Subsidiary
               Dividends, etc.............................................   120
SECTION 6.09.  No Other Negative Pledges..................................   120
SECTION 6.10.  Transactions with Affiliates...............................   120
SECTION 6.11.  Nature of Business.........................................   121
SECTION 6.12.  Sales of Receivables.......................................   122
SECTION 6.13.  Certain Amendments.........................................   122

SECTION 6.14.  Common Equivalents.........................................   123
SECTION 6.15.  Capital Expenditures.......................................   124
SECTION 6.16.  Financial Covenants........................................   124

ARTICLE VII    EVENTS OF DEFAULT..........................................   126

ARTICLE VIII   THE AGENT, SWINGLINE LENDER AND ISSUING BANK...............   130
SECTION 8.01.  Appointment and Authorization..............................   130
SECTION 8.02.  Liability of Agent.........................................   131
SECTION 8.03.  Action by Agent............................................   132
SECTION 8.04.  Successor Agents...........................................   133
SECTION 8.05.  Agent and Affiliate........................................   133
SECTION 8.06.  Indemnification............................................   133
SECTION 8.07.  Credit Decision............................................   134

ARTICLE IX     MISCELLANEOUS..............................................   134
SECTION 9.01.  Notices....................................................   134
SECTION 9.02.  Survival of Agreement......................................   135
SECTION 9.03.  Binding Effect.............................................   136
SECTION 9.04.  Successors and Assigns.....................................   136
SECTION 9.05.  Expenses; Indemnity........................................   140
SECTION 9.06.  Right of Setoff............................................   142
SECTION 9.07.  Applicable Law.............................................   143
SECTION 9.08.  Waivers; Amendment.........................................   143
SECTION 9.09.  Interest Rate Limitation...................................   145
SECTION 9.10.  Entire Agreement...........................................   145
SECTION 9.11.  Severability...............................................   145
SECTION 9.12.  Counterparts...............................................   145
SECTION 9.13.  Headings...................................................   146
SECTION 9.14.  Remedies...................................................   146
SECTION 9.15.  Jurisdiction; Consent to Service of
               Process; Waiver of Jury Trial..............................   146

Schedules
---------
Schedule 2.01(a)    Tranche A Term Loan Commitments
Schedule 2.01(b)    Tranche B Term Loan Commitments
Schedule 2.01(c)    Revolving Credit Commitments
Schedule 2.01(d)    Swingline Commitments
Schedule 2.21(l)    Existing Letters of Credit
Schedule 3.05       Undisclosed Liabilities
Schedule 3.06       Material Adverse Changes
Schedule 3.07       Property
Schedule 3.08       Subsidiaries
Schedule 3.09       Litigation
Schedule 3.10       Material Contracts
Schedule 3.17       Government Contracting Matters
Schedule 3.18       Security Interests
Schedule 3.18(d)    Mortgages
Schedule 3.20       Transactions with Affiliates
Schedule 3.23       Labor Matters
Schedule 3.24       Licenses and Permits
Schedule 6.01       Permitted Indebtedness
Schedule 6.02       Liens
Schedule 6.04       Investments

Exhibits
--------
Exhibit A-1    Form of Tranche A Term Note
Exhibit A-2    Form of Tranche B Term Note
Exhibit A-3    Form of Revolving Credit Note
Exhibit A-4    Form of Swingline Note
Exhibit B-1    Form of Parent Guarantee Agreement
Exhibit B-2    Form of Subsidiaries Guarantee Agreement
Exhibit C      Form of Pledge and Security Agreement
Exhibit D      Form of Perfection Certificate
Exhibit E-1    Form of Buyer Pledge Agreement
Exhibit E-2    Form of Seller Pledge Agreement
Exhibit E-3    Form of Parent Pledge Agreement
Exhibit F      Form of Agency Account Agreement
Exhibit G      Form of Intercompany Note
Exhibit H      Form of Mortgage
Exhibit I      Form of Supplemental Agreement
Exhibit J      Form of Assignment and Acceptance
Exhibit K      Form of Certificate of Financial Officer
Exhibit L-1    Form of Opinion of Counsel to the Loan Parties
Exhibit L-2    Form of Georgia Local Counsel Opinion
Exhibit M      Form of Notice of Borrowing
Exhibit N      Form of Indemnity, Subrogation and Contribution Agreement
Exhibit O      Form of Junior Subordination Agreement
Exhibit P      Form of Assignment and Assumption Agreement
Exhibit Q      Reset Covenant Levels
Exhibit R      Acknowledgement of Subordination

  CREDIT AGREEMENT dated as of July 31, 1996, among FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation, the financial institutions listed on the signature pages hereof and NATIONSBANK, N.A. (SOUTH), as Agent, Swingline Lender and Issuing Bank.

  The Borrower (such term, and all other capitalized terms in this paragraph, being used as hereinafter defined) has requested the Lenders to extend credit to the Borrower in the aggregate principal amount of up to $85,000,000, in the form of (a) Tranche A Term Loans made by the Lenders on the Closing Date in an aggregate principal amount of up to $30,000,000, (b) Tranche B Term Loans made by the Lenders on the Closing Date in an aggregate principal amount of up to $40,000,000, (c) Revolving Loans made by the Lenders at any time and from time to time during the Revolving Credit Availability Period in an aggregate principal amount at any time outstanding of up to $15,000,000, (d) Swingline Loans made by the Swingline Lender at any time and from time to time during the Revolving Credit Availability Period in an aggregate principal amount at any time outstanding of up to $2,000,000 and (e) Letters of Credit to be issued by the Issuing Bank at any time and from time to time during the Letter of Credit Availability Period in an aggregate principal amount at any time outstanding not in excess of $7,500,000; provided that the sum at any time of outstanding
                         --------
Revolving Loans, Swingline Loans and Letters of Credit shall not exceed $15,000,000. The proceeds of such Borrowings are to be used, and such Letters of Credit are to be used, as provided in Section 3.13. The Lenders are willing to extend such credit to the Borrower upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

  SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms
                 -------------
shall have the meanings specified below:

  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.
   -------------

  "ABR Loan" shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.
   --------

  "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate
   ------------------
determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

  "ABR Term Borrowing" shall mean a Borrowing comprised of ABR Term Loans.
   ------------------

  "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined
   -------------
by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

  The term "additional amounts" shall have the meaning assigned to such term in
            ------------------
Section 2.19(a).

  "Additional Drop Down Margin" shall mean, with respect to any Loan outstanding
   ---------------------------
on any day, (a) 0.00%, if such day is prior to January 1, 1997 or after the consummation of the Permitted Drop Down Transaction and (b) otherwise, 0.25%.

  "Additional Pledge Agreement" shall mean an agreement satisfactory to the
   ---------------------------
Agent substantially in the form of the Seller Pledge Agreement.

  "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for
   ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of (a) the Eurodollar Rate in effect for such Interest Period and (b) Statutory Reserves.

  "Administrative Questionnaire" shall mean, with respect to each Lender, the
   ----------------------------
administrative questionnaire in the form submitted to such Lender by the Agent and returned to the Agent duly completed by such Lender.

  "Affiliate" shall mean, when used with respect to a specified person, another
   ---------
person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

  "Agency Account Agreement" shall mean an agency account agreement among the
   ------------------------
Borrower or any Domestic Subsidiary, the Agent and a financial institution in which the Borrower or such Domestic Subsidiary maintains a deposit account, in substantially the form attached hereto as Exhibit F, as amended from time to time.

  "Agent" shall mean NationsBank, N.A. (South), in its capacity as agent for the
   -----
Lenders hereunder, and its successors in such capacity.

  "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the
   -----------------------------------
Revolving Credit Lenders' Revolving Credit Exposure.

  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded
   -------------------
upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the sum of (i) the Federal Funds Effective Rate in effect on such day and (ii) .50%. If the Agent shall have determined that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrower.

  "Applicable ABR Margin" shall mean, (a) with respect to any Tranche A Term
   ---------------------
Loan, Revolving Loan or Swingline Loan outstanding on any day, (i) 1.75%, if such day is prior to the Pricing Adjustment Date; and (ii) if such day is on or after the Pricing Adjustment Date:

  (A) 1.25%, if such day falls within a Level I Pricing Period;

  (B) 1.50%, if such day falls within a Level II Pricing Period; and

  (C)  1.75%, if such day falls within a Level III Pricing Period; and

  (b) with respect to any Tranche B Term Loan outstanding on any day, 2.50%.

  "Applicable Eurodollar Margin" shall mean (a) with respect to any Tranche A
   ----------------------------
Term Loan or Revolving Loan outstanding on any day, (i) 2.75%, if such day is prior to the Pricing Adjustment Date; and (ii) if such day is on or after the Pricing Adjustment Date:

  (A) 2.25%, if such day falls within a Level I Pricing Period;

  (B) 2.50%, if such day falls within a Level II Pricing Period; and

  (C) 2.75%, if such day falls within a Level III Pricing Period; and

  (b) with respect to any Tranche B Term Loan outstanding on any day, 3.50%.

  "Applicable Laws" shall have the meaning assigned to such term in Section
   ---------------
3.09(b).

  "Applicable Percentage" of any Lender shall mean a fraction (expressed as a
   ---------------------
percentage), the numerator of which is such Lender's Revolving Credit Commitment and the denominator of which is the aggregate of all Lenders' Revolving Credit Commitments.

  "Asset Sale" shall mean any sale, lease, transfer, assignment, Condemnation,
   ----------
Casualty (in the case of Casualty, to the extent covered by insurance) or other disposition of assets (including Intellectual Property and other intangibles), business units, individual business assets or property of the Parent, the Borrower or any of the Subsidiaries made after the Closing Date, including the sale, transfer or disposition of any Capital Stock or real property; provided,
                                                                     --------
however, that none of the following shall be deemed to be an Asset Sale:  (a)
-------
the sale of inventory (other than to Subsidiaries) in the ordinary course of business; (b) the sale, lease, transfer, assignment or other disposition of assets (other than in connection with any Casualty or Condemnation) of the Borrower or any Subsidiary (i) to the Borrower or any Wholly Owned Subsidiary which is a Domestic Subsidiary, (ii) to any Wholly Owned Subsidiary which is a Foreign Subsidiary, so long as such transaction is permitted by paragraph (H) of
Section 6.05(a), (iii) to any other person, so long as the fair market value of all property disposed of pursuant to this clause (iii) does not exceed $150,000 in the aggregate in any fiscal year, (iv) in connection with the liquidation for the account of the Borrower or any Subsidiary of Cash Equivalents or (v) to the extent that such assets consist of damaged, worn out or obsolete tangible assets, so long as the fair market value of all property disposed of pursuant to this clause (v) does not exceed $500,000 in the aggregate in any fiscal year; and (c) the Permitted Drop Down Transaction; provided that the foregoing
                                             --------
definition shall not be deemed to imply that any such Asset Sale is permitted under this Agreement.

  "Assignment and Acceptance" shall mean an assignment and acceptance entered
   -------------------------
into by a Lender and its assignee, and accepted by the Agent, in the form of Exhibit J or such other form as shall be approved by the Agent.

  "Board" shall mean the Board of Governors of the Federal Reserve System of the
   -----
United States.

  "Borrower" shall mean (a) until the Permitted Drop Down Transaction occurs,
   --------
FATS and (b) at all times thereafter, the Drop Down Subsidiary.

  "Borrower Balance Sheet" shall have the meaning assigned to such term in
   ----------------------
Section 3.05(a).

  "Borrower Financial Statements" shall have the meaning assigned to such term
   -----------------------------
in Section 3.05(a).

  "Borrowing" shall mean a group of Loans of a single Class and Type made by the
   ---------
Lenders on a single date and as to which a single Interest Period is in effect.

  "Breakage Event" shall have the meaning assigned to such term in Section 2.15.
   --------------

  "Bridge Lenders" shall mean the financial institutions which are parties to
   --------------
the Securities Purchase Agreement.

  "Bridge Subordination Agreement" shall mean the provisions contained in
   ------------------------------
Section 5 of the Permitted Senior Subordinated Notes and, to the extent applicable to Section 5 thereof, the provisions of the Securities Purchase Agreement.

  "Business Day" shall mean any day (other than a day which is a Saturday,
   ------------
Sunday or legal holiday in the State of North Carolina or New York) on which banks are open for business in Charlotte, North Carolina and New York City;

provided, however, that, when used in connection with a Eurodollar Loan, the
--------  -------
term "Business Day" shall also exclude any day on which commercial banks are not
      ------------
open for international business (including dealings in dollar deposits) in London.

  "Buyer Pledge Agreement" shall mean, collectively, the Buyer Pledge Agreement
   ----------------------
among the Buyers and the Agent in the form attached hereto as Exhibit E-1, as amended from time to time, and any other agreement executed in substantially the same form by the Agent and a Permitted Investor of the type referred to in clause (c) of the definition of "Permitted Investors", as amended from time to time.

  "Buyer Registration Rights Agreement" shall mean the Registration Rights
   -----------------------------------
Agreement dated as of the Closing Date among FATS and the Buyers.

  "Buyers" shall mean Centre Capital Investors II, L.P., a Delaware limited
   ------
partnership, Centre Partners Coinvestment, L.P., a Delaware limited partnership, Centre Capital Offshore Investors II, L.P., a Bermuda limited partnership, and Centre Capital Tax-exempt Investors II, L.P., a Delaware limited partnership.

  "Capital Expenditures" shall mean, for any period, the sum of (a) all
   --------------------
expenditures (whether paid in cash or other consideration or accrued as a liability) which would, in accordance with GAAP, be included on a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period as additions to property, plant and equipment, Capital Lease Obligations or similar items and (b) to the extent not covered by clause (a) hereof, all expenditures (whether paid in cash or other consideration or accrued as a liability) of the Borrower and its Consolidated Subsidiaries for such period to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidences of beneficial ownership of, any other person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets); provided that the foregoing shall exclude (i) all such
                 --------
expenditures to the extent made with Insurance Proceeds or Condemnation Awards and (ii) de minimis expenditures which individually are less than $2,500 (so
         -- -------
long as the exclusion of such de minimis items is in accordance with GAAP).
                              -- -------

  "Capital Lease Obligations" of any person shall mean the obligations of such
   -------------------------
person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

  "Capital Stock" of any person shall mean any and all shares, partnership and
   -------------
other interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such person.

  "Cash Capital Expenditures" shall mean, for any period, all Capital
   -------------------------
Expenditures paid in cash during such period.

  "Cash Equivalents" shall mean:
   ----------------

  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 180 days from the date of acquisition thereof;

  (b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service, Inc., respectively;

  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

  (d) money market funds substantially all of whose assets are comprised of securities of the types described in (a) through (c) above;

  (e) cash deposits in any Deposit Account covered by an Agency Account Agreement or in any cash collateral account with the Agent required by, and maintained in accordance with, this Agreement or any Collateral Document; and

  (f) other investment instruments approved in writing by the Agent and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

  "Cash Interest Expense" shall mean, for any period, the gross amount of
   ---------------------
interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, during such period, including
(a) the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense in accordance with GAAP, (b) all amounts paid (net of any amounts received) pursuant to Interest Rate Protection Agreements during such period and (c) all fees, charges, discounts and other costs paid in respect of Indebtedness during such period, but, in each case, excluding (i) non-cash interest expense, (ii) upfront fees, funding fees and similar upfront charges paid on or prior to the Closing Date in respect of Indebtedness incurred in the Recapitalization and (iii) upfront fees, funding fees and similar upfront charges paid in respect of any issuance of Refinancing Securities. Notwithstanding the foregoing, for purposes of Sections 6.16(a) and 6.16(b) only, Cash Interest Expense for any four-fiscal-quarter period ending on the last day of the first, second or third fiscal quarter of the Borrower ending after the Closing Date shall be calculated as the product of (A) Cash Interest Expense for such one, two or three fiscal quarters after the Closing Date, subject to clause (ii) below, and (B) a fraction, the numerator of which is four and the denominator of which is the number of such fiscal quarters ended after the Closing Date and (ii) Cash Interest Expense for any period including the third calendar quarter of 1996 shall be calculated on a pro forma basis as if the Recapitalization had occurred on July 1, 1996.

  "Cash Preferred Dividends" shall mean, for any period, the aggregate amount of
   ------------------------
dividends paid in cash during such period as permitted by Section 6.06.

  "Cash Redemption Price" shall mean $151,000,000, plus an amount equal to the
   ---------------------
product of (a) $151,000,000 and (b) a
fraction, the numerator of which shall be the number of days in the period from and including July 6, 1996 to and excluding the Closing Date, and the denominator of which shall be 365 and (c) .0821875.

  "Cash Tax Expense" shall mean, for any period, the amount of expense for
   ----------------
Federal, state, local and other income taxes of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP (assuming the Borrower was deemed to be the common parent of an affiliated group (within the meaning of Section 1504 of the Code) of which only the Borrower and the Subsidiaries were members), for such period, but excluding deferred income tax expense.

  "Casualty" shall mean any casualty or other loss, damage or destruction.
   --------

  "Centre Partners" shall mean the Buyers and Centre Partners Management LLC.
   ---------------

  "Change in Control" shall mean the occurrence of any of the following events:
   -----------------
(a) if the Permitted Drop Down Transaction shall have occurred, (i) the Parent shall fail to own 100% of the common stock of the Borrower (on a fully diluted basis), (ii) any person or "group" (within the meaning of Rule 13d-5 under the Exchange Act), together with its Affiliates, other than the Permitted Investors, shall beneficially own, directly or indirectly, an amount of the outstanding capital stock of the Parent entitled to 35% or more of the Total Voting Power of the Parent, (iii) the Permitted Investors shall beneficially own, directly or indirectly, an amount of the outstanding capital stock of the Parent entitled to less than (A) if the IPO shall not have occurred, a majority of the Total Voting Power of the Parent or (B) if the IPO shall have occurred, 40% of the Total Voting Power of the Parent or (iv) the failure at any time of a majority of the seats (excluding vacant seats) on the board of directors of the Parent to be occupied by persons who were nominated by the Permitted Investors; and (b) if the Permitted Drop Down Transaction shall not have occurred, (i) any person or "group" (within the meaning of Rule 13d-5 under the Exchange Act), together with its Affiliates, other than the Permitted Investors (and, for up to 60 days after the Closing Date pending receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Seller), shall beneficially own, directly or indirectly, an amount of the outstanding capital stock of the Borrower entitled to 35% or more of the Total Voting Power of the Borrower, (ii) the Permitted Investors shall beneficially own, directly or indirectly, an amount of the outstanding capital stock of the Borrower entitled to less than
(A) if the IPO shall not have occurred, a majority of the Total Voting Power of the Borrower or (B) if the IPO shall have occurred, 40% of the Total Voting Power of the Borrower or (iii) the failure at any time of a majority of the seats (excluding vacant seats) on the board of directors of the Borrower to be occupied by persons who were nominated by the Permitted Investors.

  "Charges" shall have the meaning assigned to such term in Section 9.09.
   -------

  "Class" shall have the meaning assigned to such term in Section 1.03.
   -----

  "Closing" shall mean the first Borrowing hereunder in accordance with Article
   -------
IV and the consummation of the other transactions contemplated hereby to occur on the date of such Borrowing, including the Recapitalization.

  "Closing Date" shall have the meaning assigned to such term in Section 4.01.
   ------------

  "Code" shall mean the Internal Revenue Code of 1986, as the same may be
   ----
amended from time to time.

  "Collateral" shall mean all the collateral pledged or purported to be pledged
   ----------
pursuant to any of the Collateral Documents.

  "Collateral Documents" shall mean the Security Agreement, the Pledge
   --------------------
Agreements, the Perfection Certificate, the Agency Account Agreements, the Mortgages and all other security agreements, financing statements and other documents and instruments executed and delivered pursuant to the terms hereof or thereof in order to secure any Obligations, perfect any Lien granted to the Agent for the benefit of the Secured Parties pursuant thereto or otherwise protect the interests of the Secured Parties, including each agreement executed in connection with (i) the pledge of Capital Stock of F.A.T.S. Singapore PTE LTD. and Firearms Training Systems Netherlands B.V. and (ii) the granting of a security interest in or assignment of (or any equivalent thereof) (A) any foreign collection account, operating account or investment account and (B) any rights to receive payments with respect to any Government Contract.

  "Commitment" shall mean, with respect to any Lender, such Lender's Tranche A
   ----------
Term Loan Commitment, Tranche B Term Loan Commitment, Revolving Credit Commitment and Swingline Commitment, as applicable.

  "Commitment Fee" shall have the meaning assigned to such term in Section
   --------------
2.05(a).

  "Common Equivalents" shall have the meaning assigned to such term in Section
   ------------------
6.14.

  "Commonly Controlled Entity" shall mean an entity, whether or not
   --------------------------
incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

  "Common Stock" shall mean the Class A Common Stock, par value $.00001 per
   ------------
share, of FATS, the Class B Non-voting Common Stock, par value $.00001 per share, of FATS, and any other Capital Stock of FATS into which such Class A Common Stock and/or Class B Non-voting Common Stock shall be reclassified or otherwise changed and any other Capital Stock of FATS which is not Preferred Stock.

  "Condemnation" shall mean any taking of property, or any part thereof or
   ------------
interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

  "Condemnation Award" shall mean all proceeds of any Condemnation or transfer
   ------------------
in lieu thereof.

  "Confidential Information Memorandum" shall mean the Confidential Information
   -----------------------------------
Memorandum of the Borrower dated July 1, 1996.

  "Consolidated Subsidiaries" shall mean, for any person, all subsidiaries of
   -------------------------
such person that should be consolidated with such person for financial reporting purposes in accordance with GAAP.

  "Contingent Purchase Price Rights" shall mean the rights of the Seller to
   --------------------------------
receive cash and/or shares of Common Stock pursuant to the provisions of Section 1(c) of the Recapitalization Agreement; provided that the obligations to issue
                                        --------
shares to the Seller pursuant to such provisions shall not be assumed by the Drop Down Subsidiary in the Permitted Drop Down Transaction but shall remain obligations of FATS.

  "Control" shall mean the possession, directly or indirectly, of the power to
   -------
direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and

"Controlling" and "Controlled" shall have meanings correlative thereto.
------------       ----------

  "Convertible Debt" shall mean any portion of the Permitted Senior Subordinated
   ----------------
Notes which is convertible into Permitted Senior Preferred Stock or Permitted Junior Preferred Stock pursuant to the Equity Exchange Agreement; provided that
                                                                  --------
the aggregate principal amount of Convertible Debt outstanding at any time shall not exceed $15,000,000.

  "Covenant Default Blockage Period", as used in connection with any proposed
   --------------------------------
dividend on the Permitted Senior Preferred Stock, shall mean any period commencing upon the occurrence of an Event of Default (other than a default in payment of the principal of or interest on the Loans or in the reimbursement of any Letter of Credit Disbursement) and continuing until such Event of Default has been cured or waived in writing or has ceased to exist or the notice referred to below has been withdrawn by the Agent; provided that (i) the Agent
                                                   --------
shall have given written notice of such Event of Default and of the commencement of a Covenant Default Blockage Period to the Borrower and (ii) no such Covenant Default Blockage Period shall continue for a period of more than 365 days after the date the written notice of such Event of Default and of the commencement of a Covenant Default Blockage Period is given unless the Obligations have been declared due and payable in their entirety within that period and that declaration has not been rescinded or annulled or unless a Payment Default Blockage Period is then in effect; provided further that (A) if the Obligations
                                   -------- -------
have not been declared due and payable within 365 days after the written notice of such Event of Default is given, promptly after the end of the 365-day period the Borrower will be permitted to pay all sums not paid during the 365-day period because of the Covenant Default Blockage Period unless a Payment Default Blockage Period is then in effect, (B) no new Covenant Default Blockage Period may be commenced by such notice unless and until 365 days have elapsed since the beginning of the immediately prior Covenant Blockage Period and (C) no Event of Default that existed or was continuing on the date of such written notice shall be, or be made, the basis of a notice for a subsequent Covenant Default Blockage Period unless such Event of Default shall have been cured or waived for a period of not less than 90 consecutive days.

  "Current Assets" shall mean, as of any date, all assets which would, in
   --------------
accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as current assets.

  "Current Liabilities" shall mean, as of any date, all liabilities which would,
   -------------------
in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as current liabilities.

  "Debt Issuance" shall mean the issuance after the Closing Date of any
   -------------
Indebtedness by the Parent, the Borrower or any of the Subsidiaries (other than any Indebtedness permitted by paragraph (b), (c), (h), (i), (j) or (k) of
Section 6.01), provided that the foregoing definition shall not be deemed to
               --------
imply that any such issuance of Indebtedness is permitted under this Agreement.

  "Default" shall mean any event or condition which upon notice, lapse of time
   -------
or both would constitute an Event of Default.

  "Deposit Account" shall mean any demand, time, savings, passbook, collection,
   ---------------
operating, investment or other like type of account relating in any way to the assets or business of the Borrower or any Subsidiary.

  "Disqualified Stock" of any person shall mean (a) in the case of the Borrower,
   ------------------
the Permitted Senior Preferred Stock and the Permitted Junior Preferred Stock and (b) any Capital Stock of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable or subject to any mandatory repurchase requirement at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Tranche B Maturity Date and (c) if such person is a Subsidiary, any Preferred Stock of such person.

  "dollars" or "$" shall mean lawful money of the United States of America.
   -------      -

  "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized
   ---------------------
under the laws of the United States of America, any State thereof or the District of Columbia.

  "Drop Down Subsidiary" shall mean a Delaware corporation, which (a) is a
   --------------------
wholly owned subsidiary of FATS, formed for purposes of acquiring substantially all the assets of FATS in connection with the Permitted Drop Down Transaction and (b) shall not have engaged in any other business or activity prior to such transaction.

  "EBITDA" shall mean, for any period, (a) Net Income for such period, plus, (b)
   ------                                                              ----
the following to the extent deducted in computing such Net Income: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization of tangible and intangible assets, (iv) other non-cash charges or non-cash losses, (v) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses of the Borrower incurred during the six months ended September 30, 1996 as a result of the Recapitalization (provided that the foregoing amounts referred to in this clause
(v) shall not exceed $10,000,000 in the aggregate) and (vi) up to an aggregate of $400,000 of management bonuses paid within 190 days after the Closing Date, in each case for the

Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (c) the following to the extent added in
                         -----
computing such Net Income: (i) interest income and (ii) any non-cash income or non-cash gains, in each case for the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

  "Effective Date" shall mean the first date on which this Agreement shall
   --------------
become effective pursuant to Section 9.03.

  "Environmental Laws" shall mean any and all applicable present and future
   ------------------
(when implemented) treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S) 9601 et seq. (collectively
                                                       -- ---
"CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation
-------
and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S)(S) 6901 et seq., the Federal Water Pollution Control Act, as amended
                   -- ---
by the Clean Water Act of 1977, 33 U.S.C. (S)(S) 1251 et seq., the Clean Air Act
                                                      -- ---
of 1970, as amended 42 U.S.C. (S)(S) 7401 et seq., the Toxic Substances Control
                                          -- ---
Act of 1976, 15 U.S.C. (S)(S) 2601 et seq., the Occupational Safety and Health
                                   -- ---
Act of 1970, as amended, 29 U.S.C. (S)(S) 651 et seq., the Emergency Planning
                                              -- ---
and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S) 11001 et seq., the
                                                                -- ---
Safe Drinking Water Act of 1974, as amended, 42 U.S.C. (S)(S) 300(f) et seq.,
                                                                     -- ---
the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 5101 et seq., and
                                                                  -- ---
any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

  "Environmental Permit" shall mean any permit, approval, authorization,
   --------------------
certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

  "Equity Exchange Agreement" shall mean the Equity Exchange Agreement between
   -------------------------
FATS, Centre Partners and the Bridge Lenders in the form of Exhibit F to the Securities Purchase Agreement.

  "Equity Issuance" shall mean the issuance after the Closing Date of any
   ---------------
Capital Stock or receipt of any capital contribution (other than a Qualifying Capital Contribution) by the Parent, the Borrower or any of the Subsidiaries,

provided that the foregoing definition shall not be deemed to imply that any
--------
such Equity Issuance is permitted under this Agreement.

  "Equity Purchase" shall mean the purchase by the Buyers from FATS of 6,726,054
   ---------------
shares of Common Stock pursuant to the terms and conditions of the Recapitalization Agreement.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the
   -----
same may be amended from time to time.

  "Escrow Agreement" shall mean the escrow agreement among the Buyers, the
   ----------------
Seller and an escrow agent entered into on the Closing Date pursuant to the Recapitalization Agreement.

  "Escrowed Funds" shall mean the funds held pursuant to the Escrow Agreement
   --------------
for purposes of satisfying the Seller's indemnification obligations pursuant to the Recapitalization Agreement.

  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.
   --------------------

  "Eurodollar Loan" shall mean any Eurodollar Term Loan or Eurodollar Revolving
   ---------------
Loan.

  "Eurodollar Rate" shall mean, with respect to any Eurodollar Borrowing for any
   ---------------
Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Borrowing for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if
                                                      --------  -------
more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

  "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at
   -------------------------
a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

  "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar
   -------------------------
Term Loans.

  "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate
   --------------------
determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

  "Event of Default" shall have the meaning assigned to such term in Article
   ----------------
VII.

  "Excess Cash Flow" shall mean, for any period, the excess of (a) the sum,
   ----------------
without duplication, of (i) EBITDA for such period, (ii) extraordinary cash income, if any, business interruption insurance proceeds, if any, and cash gains attributable to sales of assets out of the ordinary course of business, if any, during such period to the extent that any such extraordinary cash income, such insurance proceeds or such cash gain (A) is not included in EBITDA for such period and (B) is not required to be utilized in connection with a payment made (or to be made) by the Borrower pursuant to Section 2.11(e) and (iii) the amount, if any, by which Working Capital decreased during such period over (b) the sum, without duplication, of (i) Cash Tax Expense for such period, (ii) Cash Interest Expense for such period, (iii) Cash Capital Expenditures for such period, (iv) Scheduled Principal Payments for such period, (v) optional and mandatory prepayments of the principal of Loans made during such period (except pursuant to Section 2.11(f)), but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn, and (vi) the amount, if any, by which Working Capital increased during such period.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
   ------------

  "Exchange Event" shall mean the failure of the Permitted Senior Subordinated
   --------------
Notes to have been repaid in full in connection with a Refinancing Mandatory Prepayment Event on or prior to December 30, 1996.

  "Excluded Taxes" shall have the meaning assigned in such term in Section
   --------------
2.19(a).

  "Existing Credit Agreement" shall mean the Amended and Restated Loan and
   -------------------------
Security Agreement dated June 23, 1995, between NationsBank, N.A. (South), f/k/a NationsBank of Georgia, N.A., f/k/a Bank South, N.A. and FATS.

  "Existing Issuing Bank" shall mean NationsBank, N.A. (South), f/k/a
   ---------------------
NationsBank of Georgia, N.A., f/k/a Bank South, N.A., in its capacity as issuer of letters of credit under the Existing Credit Agreement.

  "Existing Letters of Credit" shall have the meaning set forth in Section
   --------------------------
2.21(l).

  "Facilities" shall mean the Tranche A Term Loans, the Tranche B Term Loans,
   ----------
the Revolving Loans and the Letters of Credit provided or participated in by the Lenders to the Borrower pursuant to this Agreement and the other Loan Documents.

  "FATS" shall mean Firearms Training Systems, Inc., a Delaware corporation.
   ----

  "FATS UK" shall mean Firearms Training Systems Limited, a United Kingdom
   -------
corporation.

  "Federal Funds Effective Rate" shall mean, for any day, the weighted average
   ----------------------------
of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. Each change in the Federal Funds Effective Rate shall be effective on the date thereof, without notice to the Borrower.

  "Fee Letter" shall have the meaning assigned to such term in Section 2.05(b).
   ----------

  "Fees" shall mean the Commitment Fees, the other fees payable pursuant to the
   ----
Fee Letter and the Letter of Credit Fees.

  "Financial Officer" of any corporation shall mean the chief financial officer,
   -----------------
principal accounting officer or similar officer of such corporation.

  "Financial Statements" shall have the meaning assigned to such term in Section
   --------------------
3.05.

  "Foreign Subsidiary" shall mean any Subsidiary which is not a Domestic
   ------------------
Subsidiary.

  "GAAP" shall mean United States generally accepted accounting principles,
   ----
applied on a consistent basis.

  "Governmental Authority" shall mean any Federal, state, local or foreign
   ----------------------
governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

  "Government Contract" shall have the meaning assigned to such term in Section
   -------------------
3.17(a).

  "Guarantee" of or by any person shall mean any obligation, contingent or
   ---------
otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase

(or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the
                                                     --------  -------
term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

  "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the
   --------------------
Subsidiaries Guarantee Agreement.

  "Guarantor" shall mean any party to either Guarantee Agreement.
   ---------

  "Hazardous Materials" shall mean all explosive or radioactive substances or
   -------------------
wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

  "Indebtedness" of any person shall mean, without duplication, (a) all
   ------------
obligations of such person for borrowed money or with respect to deposits or advances of any kind made with or to such person, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, including certificates issued in connection with an asset securitization, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Interest Rate Protection Agreements, (j) all obligations of such person, contingent or otherwise, as an account party in respect of letters of credit and bankers' acceptances and (k) all obligations of such person to contribute money or other property to any other person. The Indebtedness of any person shall include, without duplication, the Indebtedness of any partnership in which such person is a general partner and of any trust or other entity formed or utilized in connection with a securitization of assets of such person. Notwithstanding the foregoing, (i) the Indebtedness of any person shall exclude all trade accounts payable arising in the ordinary course of business and (ii) the Indebtedness of the Borrower shall exclude (A) the Contingent Purchase Price Rights and (B) accrued expenses in accordance with GAAP.

  "Indemnified Party" shall have the meaning assigned to such term in Section
   -----------------
9.05(b).

  "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity,
   -------------------------------------------------
Subrogation and Contribution Agreement, substantially in the form of Exhibit N, among the Borrower, the Domestic Subsidiaries and the Agent.

  "Insurance Proceeds" shall mean all insurance proceeds (other than business
   ------------------
interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

  "Intellectual Property" shall mean all patents, patent rights, patent
   ---------------------
applications, licenses, inventions, trade secrets, know how, proprietary techniques (including processes and substances), trademarks, servicemarks, tradenames and copyrights.

  "Intercompany Notes" shall mean the promissory notes issued as contemplated by
   ------------------
Sections 4.01(c)(ii) and 6.04(a)(ii), in the form attached hereto as Exhibit G.

  "Interest Payment Date" shall mean, with respect to any Loan, all of the
   ---------------------
following to the extent applicable: (a) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (b) if such Loan is part of any Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, (c) if such Loan is part of any Eurodollar Borrowing, the date of any repayment or prepayment of the Eurodollar Borrowing of which such Loan is a part, (d) if such Loan is part of an ABR Borrowing of any Class, the date of any repayment or prepayment of the ABR Borrowing of which such Loan is a part, but only if such repayment or prepayment would repay or prepay in full all ABR Loans of such Class, and (e) if such Loan is a part of any Eurodollar Borrowing, any conversion of such Borrowing to a Borrowing of a different Type.

  "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period
   ---------------
commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is

1, 2, 3 or 6 months thereafter, as the Borrower may elect, subject to the availability thereof, as determined by the Agent, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earlier of (i) the next succeeding March 31, June 30, September 30 or December 31 and (ii) with respect to any Tranche A Term Loan, Tranche B Term Loan, Revolving Loan or Swingline Loan, the Tranche A Maturity Date, Tranche B Maturity Date, Revolving Credit Maturity Date or Swingline Maturity Date, respectively; provided, however, that if any Interest
                                       --------  -------
Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

  "Interest Rate Protection Agreement" shall mean any interest rate swap,
   ----------------------------------
collar, cap, foreign currency exchange agreement or other arrangement requiring payments contingent upon interest or exchange rates.

  "IPO" shall mean an initial public offering pursuant to an effective
   ---
registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock to the public, underwritten by an investment banking firm of nationally recognized standing and the Net Cash Proceeds of which are at least $35,000,000.

  "Issuing Bank" shall mean NationsBank, N.A. (South), in its capacity as the
   ------------
issuer of Letters of Credit, and its successors in such capacity; provided that
                                                                  --------
"Issuing Bank" shall mean the Existing Issuing Bank, in its capacity as the issuer of the Existing Letters of Credit, insofar as such term is used in relation to the Existing Letters of Credit.

  "Junior Subordination Agreement" shall mean, collectively, the Subordination
   ------------------------------
Agreement among the Agent, the Buyers and the Borrower in the form attached hereto as Exhibit O and any other agreement executed in substantially the same form by the Agent, the Borrower and a Permitted Investor of the type referred to in clause (c) of the definition of "Permitted Investors."

  "Lender" shall mean each financial institution listed on the signature pages
   ------
hereof, each assignee which becomes a Lender pursuant to Section 9.04(b), and their respective successors. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

  "Letter of Credit" shall mean any Standby Letter of Credit or Trade Letter of
   ----------------
Credit issued pursuant to Section 2.21, including the Existing Letters of Credit.

  "Letter of Credit Availability Period" shall mean the period from and
   ------------------------------------
including the Closing Date to but excluding the earlier of (a) the date five Business Days prior to the Revolving Credit Maturity Date and (b) the termination of the Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

  "Letter of Credit Disbursement" shall mean a payment or disbursement made by
   -----------------------------
the Issuing Bank pursuant to a Letter of Credit (including an Existing Letter of Credit).

  "Letter of Credit Exposure" shall mean at any time the sum of (a) the
   -------------------------
aggregate undrawn amount of all outstanding Letters of Credit (including the Existing Letters of Credit), plus (b) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section
2.21. The Letter of Credit Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.

  "Letter of Credit Fees" shall mean the fees payable to the Issuing Bank and
   ---------------------
the Lenders pursuant to Section 2.21(f).

  "Level I Pricing Period" shall mean, subject to Section 2.06(c), any period on
   ----------------------
or after the Pricing Adjustment Date during which (a) the Leverage Ratio is less than 3.00:1.00 and (b) no Default or Event of Default has occurred and is continuing.

  "Level II Pricing Period" shall mean, subject to Section 2.06(c), any period
   -----------------------
on or after the Pricing Adjustment Date during which the Leverage Ratio is greater than or equal to 3.00:1.00 but less than 4.00:1.00 and (b) no Default or Event of Default has occurred and is continuing.

  "Level III Pricing Period" shall mean any period on or after the Pricing
   ------------------------
Adjustment Date which is not a Level I Pricing Period or Level II Pricing
Period.

  "Leverage Ratio" as of any date shall mean the ratio of (a) Total Debt
   --------------
(excluding Convertible Debt) as of the end of the Reference Period with respect to such date to (b) EBITDA for such Reference Period.

  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust,
   ----
lien, pledge, easement, restriction, restrictive covenant, lease, sublease, option, charge, security interest, financing statement or encumbrance of any kind in respect of such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a lien any asset which it has acquired or holds subject to the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

  "Loan Documents" shall mean (a) this Agreement, (b) the Notes, (c) the Letters
   --------------
of Credit, (d) the Guarantee Agreements, (e) the Indemnity, Subrogation and Contribution Agreement, (f) the Intercompany Notes, (g) the Collateral Documents, (h) any Interest Rate Protection Agreements entered into by the Borrower with any Lender or Affiliate thereof as permitted hereunder, (i) the Subordination Agreements and (j) any Supplemental Agreements.

  "Loan Parties" shall mean the Borrower, the Subsidiaries, the Buyers, the
   ------------
Seller, the Parent and any other person which becomes a pledgor under any Pledge Agreement.

  "Loans" shall mean any or all of the Tranche A Term Loans, the Tranche B Term
   -----
Loans, the Revolving Loans and the Swingline Loans.

  "Margin Stock" shall have the meaning assigned to such term under Regulation
   ------------
U.

  "Material Adverse Change" shall mean either (i) any material adverse change in
   -----------------------
the material existing agreements and relationships, business, financial condition or results of operations of the Borrower and the Subsidiaries, taken as a whole, other than changes relating to the economy in general or the defense, law enforcement or simulations industries in general and not specifically relating to the Borrower or a Subsidiary, or (ii) any damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking that has a Material Adverse Effect on the Borrower or the Subsidiaries. Notwithstanding the foregoing, any disruption to the Borrower's and the Subsidiaries' business as a result of the announcement by Seller of its intention to sell the Borrower (or any disruption to the Borrower's and the Subsidiaries' business as a result of the execution of the Recapitalization Agreement and the consummation of the transactions contemplated thereby) shall not constitute a Material Adverse Change.

  "Material Adverse Effect" shall mean (a) a materially adverse effect on the
   -----------------------
material existing agreements and relationships, business, financial condition or results of operations of the Borrower and the Subsidiaries, taken as a whole,
(b) a material impairment of the ability of the Borrower and the Subsidiaries to perform their material obligations under the Loan Documents, taken as a whole, or (c) a material impairment of the rights of or benefits available to the Lenders under the Loan Documents, taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

  "Material Contracts" shall have the meaning assigned to such term in Section
   ------------------
3.10(a).

  "Material Intellectual Property" shall have the meaning assigned to such term
   ------------------------------
in Section 3.07(c).

  "Maximum Rate" shall have the meaning assigned to such term in Section 9.09.
   ------------

  "Minimum Compliance Level" shall have the meaning assigned to such term in
   ------------------------
Section 6.16(d).

  "Mortgage" shall mean each mortgage, assignment of rents, security agreement
   --------
and fixture filing, or deed of trust, assignment of rents and fixture filing, or similar instrument creating and evidencing a lien on a real property and other property and rights incidental thereto, which shall be substantially in the form of Exhibit H hereto (with such conforming changes appropriate for a fee mortgage or a leasehold mortgage as shall be satisfactory to the Agent), containing such schedules and including such exhibits as shall not be inconsistent with the provisions of Section 4.01(d) or shall be necessary to conform such instrument to applicable local law and which shall be dated the date of delivery thereof and made by the owner of the real property described therein for the benefit of the Agent, as mortgagee (or beneficiary), assignee and secured party for the benefit of the Secured Parties, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof and, in each case, for such changes therein (whether before or after the execution and delivery thereof) as are otherwise permitted by Section 9.08.

  "Mortgaged Properties" shall mean the owned real properties and leasehold
   --------------------
interests identified as "Mortgaged Properties" on Schedule 3.07 and each other owned real property or leasehold interest required to be subjected to a Mortgage under Section 5.12.

  "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as
   ------------------
defined in Section 4001(a)(3) of ERISA.

  "NCMI" shall mean NationsBanc Capital Markets, Inc.
   ----

  "Net Cash Proceeds" shall mean: (a) with respect to any Asset Sale, (i) the
   -----------------
gross amount of cash proceeds (including Insurance Proceeds and Condemnation Awards in the case of any Casualty or Condemnation unless such Insurance Proceeds or Condemnation Awards (A) are Reinvestment Funds or (B) are to be used for repair, restoration or replacement pursuant to plans approved by the Required Lenders) actually paid to or actually received by the Parent, the Borrower or any Subsidiary in respect of such Asset Sale (including cash proceeds subsequently received at any time in respect of such Asset Sale in respect of non-cash consideration initially received or otherwise), less (ii)
                                                                    ----
the sum of (A) the amount, if any, of all taxes (other than income taxes) and the Borrower's good-faith best estimate of all income taxes (to the extent that such amount shall have been set aside for the purpose of paying such taxes when due), and customary fees, brokerage fees, commissions, costs and other expenses (other than those payable to the Borrower, any Subsidiary or any Affiliate of the Borrower) that are incurred in connection with such Asset Sale and are payable by the seller or the transferor of the assets or property to which such Asset Sale relates, but only to the extent not already deducted in arriving at the amount referred to in clause (a)(i) above, (B) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and (C) if applicable, the amount of Indebtedness secured by a Lien permitted under Section 6.02 that has been repaid or refinanced as required in accordance with its terms with the proceeds of such Asset Sale; and (b) with respect to any Equity Issuance or Debt Issuance, the gross amount of cash proceeds paid to or received by the Parent, the Borrower or any Subsidiary in respect of such Equity Issuance or Debt Issuance, as the case may be, net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by the Parent, the Borrower or any Subsidiary in connection therewith.

  "Net Income" shall mean, for any period, net income (or loss) of the Borrower
   ----------
and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such
                               --------
calculation of net income (or loss) (a) the income of any person in which any other person (other than the Borrower or any of the Subsidiaries) has any interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any Wholly Owned Subsidiary by such person during such period, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date such person's assets are acquired by the Borrower or any of the Subsidiaries, (c) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) any after-tax gains or losses attributable to sales of assets out of the ordinary course of business and (e) (to the extent not included in clauses (a) through (d) above) any non-cash extraordinary gains or non-cash extraordinary losses.

  "Net Worth" shall mean, as of any date, the total of all amounts which would
   ---------
in accordance with GAAP be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as (a) the par or stated value of all outstanding Capital Stock of the Borrower, (b) paid in capital or capital surplus relating to such Capital Stock and (c) any retained earnings or earned surplus less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Stock.

  "New Lending Office" shall have the meaning assigned to such term in Section
   ------------------
2.19(e).

  "Non-U.S. Lender" shall have the meaning assigned to such term in Section
   ---------------
2.19(e).

  "Note Documents" shall mean the Securities Purchase Agreement, the Permitted
   --------------
Senior Subordinated Notes, the Securities Registration Rights Agreement, the Senior Subordinated Guarantee Agreements, the Warrants, the Warrant Escrow Agreement, the Equity Exchange Agreement and the Preferred Stock Documents.

  "Notes" shall mean the Tranche A Term Notes, the Tranche B Term Notes, the
   -----
Swingline Note and the Revolving Credit Notes.

  "Obligations" shall mean (a) the Borrower's obligations in respect of the due
   -----------
and punctual payment of principal of and interest (including interest accruing after the filing of a petition initiating any proceeding referred to in paragraph (g) or (h) of Article VII of this Agreement) on the Loans and all amounts drawn under the Letters of Credit when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under this Agreement or any other Loan Document and (c) all other obligations, monetary or otherwise, of the Borrower or any of the other Loan Parties under any Loan Document (including any Interest Rate Protection Agreement entered into by the Borrower after the Closing Date with any Lender or Affiliate of a Lender as permitted under this Agreement) to which it is a party, in each case, whether now owing or hereafter existing.

  "Other Taxes" shall have the meaning assigned to such term in Section 2.19(b).
   -----------

  "Parent" shall mean FATS, but only from and after the consummation of the
   ------
Permitted Drop Down Transaction (it being understood that, prior to such time, there is no Parent).

  "Parent Bridge Notes Guarantee Agreement" shall mean the Parent Bridge Notes
   ---------------------------------------
Guarantee in the form of Exhibit B-1 to the Securities Purchase Agreement to be executed by the Parent.

  "Parent Guarantee Agreement" shall mean the Guarantee Agreement between the
   --------------------------
Parent and the Agent in the form attached hereto as Exhibit B-1, as amended from time to time.

  "Parent Pledge Agreement" shall mean the Parent Pledge Agreement between the
   -----------------------
Parent and the Agent in the form attached hereto as Exhibit E-3, as amended from time to time.

  "Payment Default Blockage Period" shall mean any period commencing upon a
   -------------------------------
default by the Borrower in the payment of any principal of or interest on the Loans or in the reimbursement of any Letter of Credit Disbursement when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise and continuing unless and until such payment default has been cured or waived in writing or has ceased to exist.

  "PBGC" shall mean the Pension Benefit Guaranty Corporation established
   ----
pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

  "Perfection Certificate" shall mean a certificate from the Borrower and the
   ----------------------
Subsidiaries substantially in the form of Exhibit D hereto.

  "Performance Release Conditions" shall be deemed to have been satisfied, and
   ------------------------------
any proposed release of shares of Common Stock subject to the Seller Pledge Agreement or an Additional Pledge Agreement (but not the Buyer Pledge Agreement) in accordance with Section 2.05 of such agreement or issuance of Common Equivalents without causing such securities to become subject to the Seller Pledge Agreement or an Additional Pledge Agreement (but not the Buyer Pledge Agreement) in accordance with Section 6.14(a) of this Agreement shall be permitted, if such proposed release or issuance is after: (a) in the event that the aggregate principal amount of the Loans outstanding, the Letter of Credit Exposure and the Unused Revolving Credit Commitments as of the Closing Date have been permanently reduced in the aggregate by at least 75%, the first day on which the Borrower's ratio of (i) Total Debt as of the end of the Reference Period with respect to such day (after giving effect to such reduction)
to (ii) EBITDA for such Reference Period equals less than 1.75 to 1.00; or (b) in the event that (i) a Refinancing Mandatory Prepayment Event resulting in Net Cash Proceeds of at least $85,000,000 is made and (ii) the aggregate principal amount of the Loans outstanding, the Letter of Credit Exposure and the Unused Revolving Credit Commitments remaining outstanding immediately after giving effect such Refinancing Mandatory Prepayment Event has been permanently reduced by at least 50%, the first day on which the Borrower's ratio of (A) Total Debt as of the end of the Reference Period with respect to such day (after giving effect to such reduction) to (B) EBITDA for such Reference Period equals less than 2.25 to 1.00; provided that, in the case of either clause (a) or (b) above,
                   --------
the shares of Common Stock that would remain included in the Collateral after giving effect to such release or issuance shall constitute a majority of both the total outstanding shares of Common Stock and Total Voting Power of FATS.

  "Permitted Drop Down Transaction" shall mean a transaction in which (a)
   -------------------------------
substantially all the assets and liabilities of FATS are contributed to the Drop Down Subsidiary, except that the Drop Down Subsidiary shall not assume (i) any obligation to issue shares of its common stock to any person, whether pursuant to the Warrants, the Contingent Purchase Price Rights, the Permitted Junior Preferred Stock or otherwise, (ii) the obligations of FATS pursuant to the Shareholders Agreement, the Seller Registration Rights Agreement or the Buyer Registration Rights Agreement or the obligations of FATS with respect to registration of Capital Stock pursuant to the Securities Registration Rights Agreement or (iii) any non-assignable foreign Government Contracts identified in
Schedule 3.17, provided that the economic benefits of such contracts are accorded to the Borrower under an agency agreement satisfactory to the Agent and the Required Lenders, (b) any outstanding Permitted Senior Subordinated Notes, Refinancing Securities or Preferred Stock of FATS shall be exchanged for securities of the Drop Down Subsidiary having the same terms in all material respects (except that the securities issued by the Drop Down Subsidiary in exchange for the Permitted Junior Preferred Stock shall be convertible into Common Stock, not common stock or other Capital Stock of the Drop Down Subsidiary), (c) FATS shall execute and deliver to the Agent the Parent Guarantee Agreement and the Parent Pledge Agreement and shall deliver to the Agent certificates representing all the outstanding common stock of the Drop Down Subsidiary, together with stock powers executed in blank, (d) the Drop Down Subsidiary shall assume, pursuant to the Assignment and Assumption Agreement in the form of Exhibit P hereto, the due and punctual payment of all amounts payable by the Borrower hereunder or under the other Loan Documents and the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Agreement and the other Loan Documents to be performed or observed by the Borrower, to the same extent as if the Drop Down

Subsidiary had been the original party hereto and to such other Loan Documents, and (e) the Agent shall release the Lien of the Collateral Documents on the Common Stock and, to the extent necessary, shall acknowledge on behalf of the Lenders any conforming changes in this Agreement and the other Loan Documents necessary to reflect the foregoing; provided that (i) the Agent shall be
                                    --------
satisfied that the U.S. Government Department of Defense is willing to enter into a novation agreement with FATS and the Drop Down Subsidiary with respect to any Material Contracts for which such novation is necessary or desirable, (ii) the Agent shall have received any security agreements, financing statements and other documents and instruments reasonably requested by the Agent in order to
(A) preserve and continue the perfected security interests of the Agent in the Collateral (other than the Common Stock) for the benefit of the Secured Parties under the Collateral Documents existing as of the date of such Permitted Drop Down Transaction and (B) create perfected security interests of the Agent for the benefit of the Secured Parties in the common stock of the Drop Down Subsidiary and the personal property thereafter acquired by FATS and the Drop Down Subsidiary and qualifying as collateral under the Collateral Documents (it being understood that it is an express condition to the Permitted Drop Down Transaction that the Drop Down Subsidiary shall acquire all the assets of FATS to be transferred to it as contemplated by this definition subject to the security interests in the Collateral), (iii) the Agent shall have received all opinions of counsel, officer's certificates and other similar documents and instruments reasonably requested by the Agent or any Lender in connection with such transaction and (iv) all other aspects of such transaction shall be reasonably satisfactory to the Agent and the Required Lenders.

  "Permitted Investors" shall mean (a) the Sponsor, (b) any Affiliate of the
   -------------------
Sponsor, so long as (i) such Affiliate is reasonably acceptable to the Agent

(provided that each of the entities listed in the definition of "Buyers" shall
---------
be deemed reasonably acceptable to the Agent so long as each such entity is Controlled, directly or indirectly, by the Sponsor and the ownership of the Sponsor has not changed in any material respect from that in effect as of the date hereof) and (ii) each such Affiliate shall have become party to and bound by the Buyer Pledge Agreement (unless the Permitted Drop Down Transaction shall have been consummated) and the Junior Subordination Agreement and (c) any other persons which acquire Common Stock representing, in the aggregate, no more than 12% of the Total Voting Power of FATS, so long as (i) the Sponsor or an Affiliate of the Sponsor shall have sole voting power and investment power (each within the meaning of Rule 13d-3 under the Exchange Act) with respect to all shares of Common Stock owned by any such person, (ii) each such person shall have become party to and bound by the Buyer Pledge Agreement (unless the Permitted Drop Down Transaction shall have been consummated) and the Junior

Subordination Agreement and (iii) each such person shall be reasonably acceptable to the Required Lenders.

  "Permitted Junior Preferred Stock" shall mean the Junior Preferred Stock of
   --------------------------------
the Borrower, having the designations, preferences, rights, qualifications, limitations and restrictions set forth in the form of certificate of designation attached as Exhibit H to the Securities Purchase Agreement, issuable in exchange for the Permitted Senior Subordinated Notes.

  "Permitted Senior Preferred Stock" shall mean the Senior Preferred Stock of
   --------------------------------
the Borrower having the designations, preferences, rights, qualifications, limitations and restrictions set forth in the form of certificate of designation attached as Exhibit G to the Securities Purchase Agreement, issuable in exchange for the Permitted Senior Subordinated Notes.

  "Permitted Senior Subordinated Notes" shall mean the Senior Subordinated Notes
   -----------------------------------
due July 31, 2004 of the Borrower, in the form of Exhibit A to the Securities Purchase Agreement, issued on the Closing Date pursuant to the Securities Purchase Agreement in the aggregate principal amount of $40,000,000.

  A "person" shall mean any natural person, corporation, business trust, joint
     ------
venture, association, company, limited liability company, partnership, government (or any agency or political subdivision thereof) or other entity.

  "Personnel" shall have the meaning assigned to such term in Section 3.07(c).
   ---------

  "Plan" shall mean at a particular time, any employee benefit plan which is
   ----
covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

  "Pledge Agreements" shall mean the Buyer Pledge Agreement, the Seller Pledge
   -----------------
Agreement, the Parent Pledge Agreement and any Additional Pledge Agreements.

  "Preferred Stock", as applied to the Capital Stock of any corporation, shall
   ---------------
mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

  "Preferred Stock Documents" shall mean the certificates of designation for the
   -------------------------
Permitted Senior Preferred Stock and the

Permitted Junior Preferred Stock in the form of Exhibits G and H to the Securities Purchase Agreement, respectively.

  "Prepayment Account" shall have the meaning assigned to such term in Section
   ------------------
2.11(j).

  "Prepayment Event" shall mean any Asset Sale, Equity Issuance or Debt
   ----------------
Issuance.

  "Prepayment Percentage" shall mean, in connection with any mandatory
   ---------------------
prepayment pursuant to Section 2.11(f) with respect to any fiscal year of the Borrower, (a) 50% if, prior to such mandatory prepayment, the sum of (i) the aggregate principal amount of the Loans outstanding, (ii) the Letter of Credit Exposure and (iii) the Unused Revolving Credit Commitments as of the Closing Date has been reduced so that such sum does not exceed $40,000,000 and (b) otherwise, 75%.

  "Pricing Adjustment Date" shall mean the date which is five days after the
   -----------------------
delivery by the Borrower to the Agent of the Required Financial Statements with respect to the fiscal quarter ended on June 30, 1997.

  "Prime Rate" shall mean the rate of interest per annum adopted from time to
   ----------
time by the Agent as its prime rate, as announced and in effect at its principal office in Charlotte, North Carolina. Each change in the Prime Rate shall be effective on the date such change is adopted, without notice to the Borrower. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

  "Properties" shall have the meaning assigned to such term in Section 5.11(a).
   ----------

  "Qualifying Capital Contribution" shall mean a contribution to the capital of
   -------------------------------
FATS (and, indirectly, if the Permitted Drop Down Transaction has occurred, to the Drop Down Subsidiary) made by the Permitted Investors or any other person in cash; provided that (a) the Permitted Investors or such other person shall
      --------
receive, directly and indirectly, no consideration therefor (other than additional shares of Common Stock which, unless the Termination and Release Conditions have been satisfied, are immediately pledged to the Agent pursuant to the Buyer Pledge Agreement for the benefit of the Secured Parties), (b) the aggregate amount of such capital contribution shall not exceed $10,000,000 and
(c) no Default or Event of Default shall be continuing after giving effect thereto or would occur after giving effect thereto; provided further that (i) if
                                                    -------- -------
the Permitted Drop Down Transaction has occurred, 100% of the proceeds of such capital contribution shall be immediately contributed by FATS to the Drop Down Subsidiary and (ii) FATS shall receive no consideration therefor (other than additional shares of common stock of the Drop Down Subsidiary which are immediately pledged to the Agent pursuant to the Parent Pledge Agreement for the benefit of the Secured Parties).

  "Recapitalization" shall mean a recapitalization of the Borrower in which (a)
   ----------------
Seller, the holder of all the outstanding Common Stock, will contribute all the capital stock of FATS UK to the Borrower, (b) FATS will issue Common Stock to the Buyers, under an arrangement managed by the Sponsor, for $36,000,000 in cash, (c) the Borrower will issue Permitted Senior Subordinated Notes for aggregate proceeds of $40,000,000, (d) the Borrower will issue Warrants to the purchasers of the Permitted Senior Subordinated Notes, (e) the Borrower will make a borrowing under the Facilities, (f) the Seller will receive (i) the Cash Redemption Price in cash for a portion of its Common Stock and (ii) the Contingent Purchase Price Rights, (g) all outstanding borrowings under the Existing Credit Agreement will be refinanced and all outstanding letters of credit thereunder (other than Existing Letters of Credit) will be replaced and the Existing Credit Agreement will be terminated and (h) after giving effect to the Recapitalization (but without giving effect to the Contingent Purchase Price Rights), the outstanding Common Stock will be owned approximately 79% by the Buyers and 21% by the Seller.

  "Recapitalization Agreement" shall mean the Recapitalization and Stock
   --------------------------
Purchase and Sale Agreement dated as of June 5, 1996, among the Seller, the Borrower, the Sponsor and the Buyers, as amended by a letter agreement dated June 12, 1996, a letter agreement dated July 9, 1996 and a letter agreement dated July 31, 1996, including all schedules and exhibits thereto and related documentation.

  "Redemption" shall mean the receipt by the Seller of (a) the Cash Redemption
   ----------
Price in cash and (b) the Contingent Purchase Price Rights for 28,212,061 shares of Common Stock held by the Seller.

  "Reference Period" with respect to any date shall mean the period of four
   ----------------
consecutive fiscal quarters of the Borrower immediately preceding such date or, if such date is the last day of a fiscal quarter, ending on such date.

  "Refinancing Mandatory Prepayment Event" shall mean (a) the issuance by the
   --------------------------------------
Borrower of Refinancing Securities within 12 months after the Closing Date or
(b) an IPO consummated within 12 months after the Closing Date.

  "Refinancing Securities" shall mean Indebtedness and/or Preferred Stock (other
   ----------------------
than Disqualified Stock) to the extent,
and only to the extent, that such securities are issued in exchange for, or the proceeds thereof (net of underwriting fees, discounts and commissions and customary offering expenses) are used to redeem or repurchase, Permitted Senior Subordinated Notes, Permitted Senior Preferred Stock and Permitted Junior Preferred Stock and to repay outstanding Loans and reduce the Letter of Credit Exposure as required by Section 2.11(e); provided that (a) in the case of any
                                         --------
such issuance of Indebtedness and/or Preferred Stock, (i) the aggregate principal amount of such Indebtedness and/or the aggregate liquidation preference of such Preferred Stock shall not exceed the sum of (A) the principal amount of the Permitted Senior Subordinated Notes and/or the aggregate liquidation preference of the Permitted Senior Preferred Stock and Permitted Junior Preferred Stock retired upon such exchange, redemption or repurchase, (B) the total amount applied to repay outstanding Loans and reduce the Letter of Credit Exposure in connection with such issuance as required by Section 2.11(e) and (C) if 100% of the Permitted Senior Subordinated Notes, Permitted Senior Preferred Stock and Permitted Junior Preferred Stock is retired in such transaction, up to an additional $15,000,000 and (ii) the aggregate principal amount of such Indebtedness and/or the aggregate liquidation preference of such Preferred Stock shall not exceed $100,000,000, (b) the weighted average interest and dividend rate of the Refinancing Securities and remaining Permitted Senior Subordinated Notes and Permitted Senior Preferred Stock shall be no greater than 13.00% per annum of the principal amount and/or liquidation preference thereof,
(c) the Indebtedness and/or Preferred Stock so issued, and any related agreement or instrument, shall not require, prior to the first anniversary of the Tranche B Maturity Date, any principal payment, mandatory redemption, amortization payment, sinking fund payment or mandatory repurchase payment (whether such payment is fixed, contingent or exercisable at the option of any holder thereof), except, in the case of any such Indebtedness, for asset sale offer and change in control offer provisions not materially more favorable to the holders than the comparable provisions applicable to the Permitted Senior Subordinated Notes, (d) any such Indebtedness so issued shall be unsecured and shall be subordinated to the prior payment in full of the Obligations at least to the same extent as the Permitted Senior Subordinated Notes, such subordination to be on terms at least as favorable to the Lenders as those contained in the Bridge Subordination Agreement (except that, if any such Indebtedness shall be issued in a public offering registered under the Securities Act of 1933 or an offering exempt from registration under such Act pursuant to Rule 144A under such Act, the subordination terms set forth in the Bridge Subordination Agreement may be changed to the extent necessary in order to cause the subordination terms of such Indebtedness to reflect provisions customary for an offering of such type, provided that such changes in the aggregate shall not constitute a material
--------
adverse change from the subordination terms
contained in the Bridge Subordination Agreement) and (e) all other terms and conditions applicable thereto, including economic terms as well as covenants, events of default and other provisions, shall be reasonably satisfactory to the Agent and the Required Lenders (provided that any such other terms and
                                --------
conditions which are, taken as a whole, no more favorable to the holders of the Refinancing Securities than the comparable provisions, if any, of the Permitted Senior Subordinated Notes shall be deemed satisfactory to the Agent and the Lenders (but only if, in the case of any such Refinancing Securities issued in a public offering registered under the Securities Act of 1933 or an offering exempt from registration under such Act pursuant to Rule 144A under such Act, the covenants and events of default shall have been changed to the extent necessary to reflect provisions customary for an offering of such type).

  "Register" shall have the meaning assigned to such term in Section 9.04(d).
   --------

  "Regulation G" shall mean Regulation G of the Board as from time to time in
   ------------
effect and all official rulings and interpretations thereunder or thereof.

  "Regulation U" shall mean Regulation U of the Board as from time to time in
   ------------
effect and all official rulings and interpretations thereunder or thereof.

  "Regulation X" shall mean Regulation X of the Board as from time to time in
   ------------
effect and all official rulings and interpretations thereunder or thereof.

  "Reinvestment Funds" shall mean, with respect to any Insurance Proceeds from a
   ------------------
Casualty or Condemnation Award from a Condemnation, that portion of such proceeds as shall, according to a certificate of a Financial Officer of the Borrower delivered to the Agent within 90 days after the occurrence of such Casualty or Condemnation, be reinvested in the repair, restoration or replacement of the properties and assets that were the subject of such Casualty or Condemnation; provided that (a) the aggregate amount of such proceeds with
                 --------
respect to any such event or series of related events shall not exceed $1,000,000, (b) pending such reinvestment, the entire amount of such proceeds shall be deposited in an account with the Agent for the benefit of the Lenders, over which the Agent shall have sole control and exclusive right of withdrawal (subject to the right of the Borrower to withdraw funds for the purpose of the reinvestment described in such certificate so long as no Default or Event of Default has occurred and is continuing), (c) from and after the date of delivery of such certificate, the Borrower shall diligently proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the properties and assets that were the subject of such Casualty or Condemnation as described in such certificate and (d) no Event of Default shall have occurred and be continuing.

  "Release" shall mean any spilling, leaking, pumping, pouring, emitting,
   -------
emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

  "Remedial Action" shall mean (a) "remedial action" as such term is defined in
   ---------------
CERCLA, 42 U.S.C. (S)9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, the actions described in clause (i) or (ii) above.

  "Repayment Date" shall mean a Tranche A Repayment Date or a Tranche B
   --------------
Repayment Date, as applicable.

  "Reportable Event" shall mean any of the events set forth in Section 4043(c)
   ----------------
of ERISA, other than those events as to which the PBGC has waived either the 30-day notice period or the penalty for failure to give notice.

  "Required Financial Statements" shall mean, with respect to any period, the
   -----------------------------
financial statements of the Borrower for such period required under Section 5.04(a) or (b) hereunder, as applicable.

  "Required Lenders" shall mean, at any time, Lenders having Loans (excluding
   ----------------
Swingline Loans), Letter of Credit Exposure, Swingline Exposure and unused Commitments (excluding the Swingline Commitment), representing in the aggregate at least a majority of the sum at such time of (a) the aggregate principal amount of the Loans outstanding (excluding Swingline Loans), (b) the Letter of Credit Exposure, (c) Swingline Exposure and (d) the aggregate amount of unused Commitments (excluding the Swingline Commitment).

  "Responsible Officer" of any person shall mean and include the president,
   -------------------
chief executive officer, chief operating officer, any financial officer, any vice president, the general counsel or any other senior officer of such person (or, in the case of a partnership, of a general partner thereof).

  "Revolving Credit Availability Period" shall mean the period from and
   ------------------------------------
including the Effective Date to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the termination of the Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

  "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving
   --------------------------
Loans.

  "Revolving Credit Commitment" shall mean, with respect to each Lender, the
   ---------------------------
commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

  "Revolving Credit Exposure" shall mean, with respect to any Revolving Credit
   -------------------------
Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Revolving Credit Lender's Letter of Credit Exposure, plus the aggregate amount at such time of such Revolving Credit Lender's Swingline Exposure.

  "Revolving Credit Lender" shall mean a Lender with a Revolving Credit
   -----------------------
Commitment.

  "Revolving Credit Maturity Date" shall mean July 31, 2002.
   ------------------------------

  "Revolving Credit Note" shall mean a promissory note of the Borrower,
   ---------------------
substantially in the form of Exhibit A-3, evidencing Revolving Loans.

  "Revolving Loans" shall mean the revolving loans made by the Lenders to the
   ---------------
Borrower pursuant to Section 2.01(c). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

  "Scheduled Principal Payments" shall mean, for any period, without
   ----------------------------
duplication, (a) the aggregate principal amount of Term Loans paid during such period pursuant to Section 2.11(a) and/or (b) and (b) the aggregate principal amount of all scheduled principal payments on Indebtedness (other than Loans) of the Borrower and its Consolidated Subsidiaries made during such period, determined on a consolidated basis in accordance with GAAP, including any discount or premium relating to such Indebtedness, whether expensed or capitalized. Notwithstanding the foregoing, for purposes of Section 6.16(b) only, Scheduled Principal Payments for any four-fiscal-quarter period ending on the last day of the first, second or third fiscal quarter of the Borrower ending after the Closing Date shall be deemed to equal $2,400,000 (less the annualized amount of any actual reduction of payments due under Section 2.11(a) and (b) during such period as provided in Sections 2.11(g) and (h) or Section 2.12(c) (other than as a result of prepayments applied in direct order of maturity)).

  "SEC" shall mean the Securities and Exchange Commission or any successor
   ---
agency.

  "Secured Parties" shall mean (a) the Lenders, (b) the Agent, in its capacity
   ---------------
as such under each Loan Document, (c) each Lender or Affiliate thereof with which the Borrower enters into an Interest Rate Protection Agreement as permitted hereunder, in its capacity as a party to such agreement, (d) the beneficiaries of each indemnification obligation undertaken by any of the Loan Parties under any Loan Document and (e) the successors and assigns of the foregoing.

  "Securities Purchase Agreement" shall mean the Securities Purchase Agreement
   -----------------------------
dated as of July 31, 1996 by and among the Borrower and the Bridge Lenders, and all amendments thereto to the extent permitted under this Agreement.

  "Securities Registration Rights Agreement" shall mean the Registration Rights
   ----------------------------------------
Agreement dated as of July 31, 1996, between FATS and the Bridge Lenders in the form of Exhibit E to the Securities Purchase Agreement.

  "Security Agreement" shall mean the Pledge and Security Agreement among the
   ------------------
Borrower, the Domestic Subsidiaries and the Agent in the form attached hereto as Exhibit C, as amended from time to time.

  "Seller" shall mean Firearms Training Systems International N.V., a
   ------
Netherlands Antilles corporation, which will be renamed promptly after the Closing Date as THIN International N.V.

  "Seller Balance Sheet" shall have the meaning assigned to such term in Section
   --------------------
3.05(a).

  "Seller Financial Statements" shall have the meaning assigned to such term in
   ---------------------------
Section 3.05(a).

  "Seller Pledge Agreement" shall mean the Seller Pledge Agreement between the
   -----------------------
Seller and the Agent in the form attached hereto as Exhibit E-2, as amended from time to time.

  "Seller Registration Rights Agreement" shall mean the Registration Rights
   ------------------------------------
Agreement dated as of the Closing Date among FATS, the Seller and the Buyers in the form of Exhibit C to the Recapitalization Agreement.

  "Senior Subordinated Guarantee Agreements" shall mean (i) the Parent Bridge
   ----------------------------------------
Notes Guarantee Agreement and (ii) the Subsidiary Bridge Notes Guarantee in the form of Exhibit B-2 to the Securities Purchase Agreement to be executed by any Subsidiary which is a party to the Subsidiaries Guarantee Agreement.

  "Shareholders Agreement" shall mean the Shareholders Agreement dated as of the
   ----------------------
Closing Date among the Buyers, the Seller and FATS.

  "Single Employer Plan" shall mean any Plan which is covered by Title IV of
   --------------------
ERISA, but which is not a Multiemployer Plan.

  "Solvent" shall have the meaning assigned to such term in Section 3.19(a).
   -------

  "Sponsor" shall mean Centre Partners II, LLC, a Delaware limited liability
   -------
company.

  "Standby Letter of Credit" shall mean an irrevocable standby letter of credit
   ------------------------
for the account of the Borrower and for the benefit of any holder of obligations of the Borrower or the Subsidiaries incurred in the ordinary course of business.

  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the
   ------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

  "Subordinated Lenders" shall mean the Bridge Lender and any purchasers of
   --------------------
Refinancing Securities.

  "Subordination Agreements" shall mean the Bridge Subordination Agreement and
   ------------------------
the Junior Subordination Agreement.

  The term "subsidiary" shall mean, with respect to any person (referred to in
            ----------
this definition as the "parent"), any corporation, partnership, association or other business entity

(a) of which Capital Stock representing more than 50% of the aggregate ordinary voting power or more than 50% of the ownership interests or more than 50% of the general partnership interests is, at the time any determination is being made, owned, Controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by (i) the parent, (ii) one or more subsidiaries of the parent or (iii) the parent and one or more subsidiaries of the parent.

  "Subsidiary" shall mean any subsidiary of the Borrower, including FATS UK.
   ----------

  "Subsidiaries Guarantee Agreement" shall mean the Guarantee Agreement between
   --------------------------------
the Subsidiaries and the Agent in the form attached hereto as Exhibit B-2, as amended from time to time.

  "Supplemental Agreement" shall mean an agreement between a Subsidiary and the
   ----------------------
Agent in the form attached hereto as Exhibit I, as amended from time to time.

  "Swingline Borrowing" shall mean a Borrowing comprised of Swingline Loans.
   -------------------

  "Swingline Commitment" shall mean the commitment of the Swingline Lender to
   --------------------
make loans pursuant to Section 2.01(d), as the same may be reduced from time to time pursuant to Section 2.09.

  "Swingline Exposure" shall mean at any time the aggregate principal amount at
   ------------------
such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender (including the Agent) at any time shall equal its Applicable Percentage of the aggregate Swingline Exposure at such time.

  "Swingline Lender" shall mean Nationsbank, N.A. (South), in its capacity as
   ----------------
the maker of Swingline Loans, and its successors in such capacity.

  "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to
   --------------
Section 2.01(e).

  "Swingline Maturity Date" shall mean July 31, 2002.
   -----------------------

  "Taxes" shall have the meaning assigned to such term in Section 2.19(a).
   -----

  "Term Borrowing" shall mean a Borrowing comprised of Term Loans.
   --------------

  "Term Loans" shall mean any or all of the Tranche A Term Loans and Tranche B
   ----------
Term Loans.

  "Termination and Release Conditions" shall be deemed satisfied upon either (a)
   ----------------------------------
the satisfaction of the Performance Release Conditions or (b) the consummation of the Permitted Drop Down Transaction.

  "Total Debt" shall mean, as of any date, the aggregate principal amount of (a)
   ----------
all Term Loans as of such date, (b) all Revolving Loans as of such date and (c) all other Indebtedness (other than Interest Rate Protection Agreements permitted by Section 6.01) of the Borrower and its Consolidated Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

  "Total Voting Power" with respect to any person on any date shall mean the
   ------------------
total number of votes which may be cast in the election of directors of such person at any meeting of stockholders of such person if all securities entitled to vote in the election of directors of such person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities on such date or within 60 days thereafter) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

  "Trade Letter of Credit" shall mean a trade or commercial letter of credit
   ----------------------
issued for the account of the Borrower and for the benefit of any holder of obligations of the Borrower or the Subsidiaries incurred in the ordinary course of business.

  "Tranche A Maturity Date" shall mean July 31, 2002.
   -----------------------

  "Tranche A Repayment Date" shall have the meaning assigned to such term in
   ------------------------
Section 2.11(a).

  "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term
   ------------------------
Loans.

  "Tranche A Term Loan Commitment" shall mean, with respect to each Lender, the
   ------------------------------
commitment of such Lender to make Tranche A Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

  "Tranche A Term Loans" shall mean the term loans made by the Lenders to the
   --------------------
Borrower pursuant to Section 2.01(a). Each Tranche A Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

  "Tranche A Term Note" shall mean a promissory note of the Borrower,
   -------------------
substantially in the form of Exhibit A-1, evidencing Tranche A Term Loans.

  "Tranche B Maturity Date" shall mean July 31, 2003.
   -----------------------

  "Tranche B Repayment Date" shall have the meaning assigned to such term in
   ------------------------
Section 2.11(b).

  "Tranche B Special Election" shall have the meaning set forth in Section
   --------------------------
2.11(i).

  "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term
   ------------------------
Loans.

  "Tranche B Term Loan Commitment" shall mean, with respect to each Lender, the
   ------------------------------
commitment of such Lender to make Tranche B Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

  "Tranche B Term Loans" shall mean the term loans made by the Lenders to the
   --------------------
Borrower pursuant to Section 2.01(b). Each Tranche B Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

  "Tranche B Term Note" shall mean a promissory note of the Borrower,
   -------------------
substantially in the form of Exhibit A-2, evidencing Tranche B Term Loans.

  "Transferee" shall have the meaning assigned to such term in Section 2.19(a).
   ----------

  "Type" shall have the meaning assigned to such term in Section 1.03.
   ----

  "Unused Revolving Credit Commitments" on any day shall mean the aggregate
   -----------------------------------
amount of the Revolving Credit Commitments on such day, less the sum of (a) the aggregate principal amount of outstanding Revolving Loans on such day and (b) the Letter of Credit Exposure on such day. The Unused Revolving Credit Commitment of any Lender on any day shall mean the amount of such Lender's Revolving Credit Commitment on such day, less the sum of its outstanding Revolving Loans on such day and its Letter of Credit Exposure on such day. For the avoidance of doubt, in calculating the Unused Revolving Credit Commitments of the Lenders or the Unused Revolving Credit Commitment of any Lender, no deduction shall be made on account of outstanding Swingline Loans.

  "Warrant Escrow Agreement" shall mean the Escrow Agreement dated as of July
   ------------------------
31, 1996, among FATS, the Bridge Lenders and the escrow agent which is a party thereto in the form of Exhibit D to the Securities Purchase Agreement.

  "Warrants" shall mean the warrants issued under the Securities Purchase
   --------
Agreement, in the form of Exhibit C thereto, to purchase shares of Common Stock representing up to 12.50% of the fully diluted Common Stock; provided that the
                                                             --------
obligations to issue shares upon exercise of the Warrants shall not be assumed by the Drop Down Subsidiary in the Permitted Drop Down Transaction, but shall instead remain obligations of FATS.

  "Wholly Owned Subsidiary" shall mean, at any time, any Subsidiary all the
   -----------------------
Capital Stock of which is at such time directly or indirectly owned by the Borrower.

  "Working Capital" shall mean, as of any date of determination, an amount equal
   ---------------
to (a) Current Assets as of such date, but excluding cash and Cash Equivalents described under clauses (a) through (f) of the definition thereof, minus (b)
                                                                   -----
Current Liabilities as of such date, but excluding (i) the current portion of long-term Indebtedness and (ii) Revolving Loans. Working Capital as of any date may be a positive or negative number. Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative, and all such increases and decreases for any period shall be determined in a manner consistent with that used in preparing the Borrower's consolidated statements of cash flows for the same period in accordance with GAAP.

  SECTION 1.02.  Terms Generally.  The definitions in Section 1.01 shall apply
                 ---------------
equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be interpreted in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of (a) making any calculation
      --------  -------
contemplated by the provisions of Article II and (b) determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower Financial Statements.

  SECTION 1.03.  Types of Borrowings.  The term "Borrowing" refers to the
                 -------------------
portion of the aggregate principal amount of Loans of any Class outstanding hereunder which bears interest of a specific Type and for a specific Interest Period pursuant to a notice of Borrowing pursuant to Section 2.03. Each Lender's ratable share of each Borrowing is referred to herein as a separate "Loan". Borrowings and Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan or of a Commitment to make such a Loan or of a Borrowing comprising such Loans refers to whether such Loan is a Tranche A Term Loan, a Tranche B Term Loan, a Revolving Loan or a Swingline Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an ABR Loan or a Eurodollar Loan. Borrowings and Loans may (but need not) be identified both by Class and Type (e.g., a "Eurodollar Tranche A Term Loan" is a Loan which
                        ----
is both a Tranche A Term Loan and a Eurodollar Loan).


                                  ARTICLE II

                                  THE CREDITS

  SECTION 2.01.  Commitment to Make Loans.  (a)  Subject to the terms and
                 ------------------------
conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Tranche A Term Loan to the Borrower on the Closing Date in a principal amount equal to the amount of its Tranche A Term Loan Commitment.

  (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Tranche B Term Loan to the Borrower on the Closing Date in a principal amount equal to the amount of its Tranche B Term Loan Commitment.

  (c) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any one time outstanding not to exceed the excess, if any, of (i) such Lender's Revolving Credit Commitment at such time over (ii) such Lender's Revolving Credit Exposure at such time.

  (d) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make Swingline Loans to the Borrower at any time and from time to time after the Closing Date and during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) $2,000,000 and
(ii) the excess, if any, of (A) the

Revolving Credit Commitments at such time over (B) the Aggregate Revolving Credit Exposure at such time.

  (e) The Borrower may borrow, pay or prepay and reborrow Revolving Loans and Swingline Loans during the Revolving Credit Availability Period, within the limits set forth in Sections 2.01(c) and 2.01(d) and upon the other terms and subject to the other conditions and limitations set forth herein. Amounts paid or prepaid in respect of the Tranche A Term Loans or the Tranche B Term Loans may not be reborrowed.

  SECTION 2.02.  Loans.  (a)  Each Loan (other than Swingline Loans) shall be
                 -----
made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or Revolving Credit Commitments, as the case may be; provided,
                                                                      --------
however, that the failure of any Lender to make any Loan shall not in itself
-------
relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The ABR Loans comprising a Borrowing of any Class (other than a Swingline Borrowing) shall be in an aggregate principal amount equal to an integral multiple of $100,000 and not less than $500,000 (or, in the case of Revolving Credit Borrowings, an aggregate principal amount equal to the remaining balance of the Revolving Credit Commitments). The Eurodollar Loans comprising a Borrowing of any Class shall be in an aggregate principal amount equal to an integral multiple of $100,000 and not less than $500,000. Each Swingline Loan shall be in a principal amount that is an integral multiple of $100,000.

  (b) A particular Borrowing of any Class shall consist solely of ABR Loans or Eurodollar Loans of such Class, as the Borrower may request pursuant to Section 2.03; provided that (i) if an Event of Default or Default shall have occurred
      --------
and be continuing (A) the Borrower shall not be entitled to request any Eurodollar Loans and (B) no Loans of any Type shall be made unless such Event of Default or Default shall have been waived in accordance with Section 9.08(b) and
(ii) all Swingline Borrowings shall consist solely of ABR Loans. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation
      --------
of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type and Eurodollar Loans bearing interest for more than one specific Interest Period may be outstanding at the same time; provided, however, that the Borrower shall not
                                 --------  -------
be entitled to request any Borrowing or any continuation or conversion thereof which, if made, would result in an aggregate of more than eight separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

  (c) Subject to Section 2.02(g), each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.16, of each Borrowing (other than a Swingline Borrowing) hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in Charlotte, North Carolina, not later than 1:00 p.m., Charlotte time, and the Agent shall by 3:00 p.m., Charlotte time, credit or wire transfer the amounts so received to an account in the name of the Borrower, maintained with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Agent by 3:00 p.m. on the date such Swingline Loan is so requested pursuant to Section 2.03.

  (d) If the Agent has not received from the Borrower the payment required by
Section 2.21(g) by 12:30 p.m., Charlotte time, one Business Day after receipt by the Borrower of notice from the Issuing Bank that payment of a draft presented under any Letter of Credit has been or will be made, as provided in Section 2.21(g), the Agent will promptly notify the Issuing Bank and each Revolving Credit Lender of the Letter of Credit Disbursement and, in the case of each Revolving Credit Lender, its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Credit Lender's Revolving Credit Commitment) of such Letter of Credit Disbursement. Not later than 10:00 a.m., Charlotte time, on the next Business Day, each Revolving Credit Lender shall make available its pro rata share of such Letter of Credit Disbursement, in Federal or other funds immediately available in Charlotte, to the Agent at its address set forth in Section 9.01, and the Agent will promptly make such funds available to the Issuing Bank. The Agent will promptly remit to each Revolving Credit Lender that shall have made such funds available its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Credit Lender's Revolving Credit Commitment) of any amounts subsequently received by the Agent from the Borrower in respect of such Letter of Credit Disbursement.

  (e) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing, or prior to the time of any required payment by any Lender in respect of a Letter of Credit Disbursement, that such Lender will not make available to the Agent such Lender's portion of such Borrowing or payment, the

Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing or payment in accordance with Section 2.02(c) or
(d), as applicable, and the Agent may, in reliance upon such assumption, make available to the Borrower or the Issuing Bank, as the case may be, on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or the Issuing Bank (or, if the Agent and the Issuing Bank are the same person, from the date of such payment in respect of a Letter of Credit Disbursement), as applicable, until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable thereto pursuant to Section 2.06 or 2.21(g), as applicable, and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount in respect of a Borrowing, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

  (f) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date. Any Revolving Credit Borrowing which cannot be refinanced as a Eurodollar Borrowing by reason of the preceding sentence shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Revolving Credit Borrowing.

  (g) The Borrower may refinance all or any part of any Revolving Credit Borrowing with a Revolving Credit Borrowing of the same or a different Type, upon the terms and subject to the conditions and limitations set forth in this Agreement. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed for all purposes to be simultaneously repaid or prepaid in accordance with Section 2.04 or 2.12, as applicable, with the proceeds of a new Revolving Credit Borrowing and the proceeds of such new Revolving Credit Borrowing (to the extent they do not exceed the principal amount of the Borrowing being refinanced) shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to Section 2.02(c).

  (h) The Swingline Lender may by written notice given to the Agent not later than 11:00 a.m., Charlotte time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate principal amount of Swingline Loans in which Revolving Credit Lenders will participate. The Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit

Lender, specifying in such notice such Revolving Credit Lender's Applicable Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Credit Lender (and
Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the
                             ------- --------
Revolving Credit Lenders) and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

  SECTION 2.03.  Notice of Borrowings.  The Borrower shall give the Agent
                 --------------------
written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Charlotte time, three Business Days before a proposed borrowing, (b) in the case of an ABR Borrowing (other than a Swingline Borrowing), not later than 11:00 a.m., Charlotte time, on the Business Day of a proposed borrowing and (c) in the case of a Swingline Borrowing, not later than 1:00 p.m. Charlotte time, on the Business Day of a proposed Swingline Borrowing. Any such notice of Borrowing shall be irrevocable, shall be substantially in the form of Exhibit M hereto, and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Tranche A Term Borrowing, a Tranche B Term Borrowing, a Revolving

Credit Borrowing or a Swingline Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this
Section 2.03 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the applicable Lenders or the Swingline Lender, as the case may be, of any notice given pursuant to this
Section 2.03 and of each Lender's portion of the requested Borrowing.

  SECTION 2.04.  Notes; Repayment of Loans.  The Tranche A Term Loans, the
                 -------------------------
Tranche B Term Loans, the Revolving Loans and the Swingline Loans made by each Lender (including the Swingline Lender) shall be evidenced by a Tranche A Term Note, a Tranche B Term Note, a Revolving Credit Note and a Swingline Note, respectively, duly executed and delivered on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A-1, A-2, A-3 or A-4 as applicable, with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to such Lender's Tranche A Term Loan Commitment (in the case of its Tranche A Term Note), Tranche B Term Loan Commitment (in the case of its Tranche B Term Note), Revolving Credit Commitment (in the case of its Revolving Credit Note) and Swingline Commitment (in the case of the Swingline Note). The outstanding principal balance of each Loan, as evidenced by the applicable Note, shall be payable (a) in the case of a Tranche A Term Loan or a Tranche B Term Loan, as provided in Section 2.11, (b) in the case of a Revolving Loan, on the last day of the Interest Period applicable to such Loan and on the Revolving Credit Maturity Date and (c) in the case of a Swingline Loan, on the last day of the Interest Period applicable to such Loan and on the Swingline Maturity Date. Each Note shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each applicable Loan from such Lender, each payment and prepayment of principal of any such

Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender
                               --------  -------
to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

  SECTION 2.05.  Fees.  (a)  The Borrower shall pay to the Agent for the account
                 ----
of each Lender, on the last day of March, June, September and December in each year, commencing on September 30, 1996, and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "Commitment Fee"), on the average daily amount of the Unused
                   --------------
Revolving Credit Commitment of such Lender during the preceding quarter (or such other period commencing with the Closing Date or ending with the date on which the Revolving Credit Commitment of such Lender shall be terminated), equal to 0.50% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fees due to each Lender shall commence to accrue on the Closing Date and cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein.

  (b) The Borrower agrees to pay to the Agent, for its own account, the fees payable by the Sponsor set forth in the Fee Letter dated June 5, 1996 among the Agent, NationsBanc Capital Markets, Inc. and the Sponsor and in the applicable provisions of the Commitment Letter dated June 5, 1996 among such parties (together, the "Fee Letter"), in the amounts and on the dates provided in the
                ----------
Fee Letter. Such fees shall be in addition to the reimbursement of the Agent's reasonable out-of-pocket expenses.

  (c) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances (absent manifest error).

  SECTION 2.06.  Interest on Loans.  (a)  Subject to the provisions of Section
                 -----------------
2.07, each Tranche A Term Loan, Tranche B Term Loan, Revolving Loan or Swingline Loan comprising an ABR Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate, plus the Applicable ABR Margin in effect from time to time for such Class of Loan, plus the Additional Drop Down Margin in effect from time to time. So long as any ABR Borrowing is outstanding, the Agent shall promptly notify the Borrower of any change in the Alternate Base Rate.

  (b) Subject to the provisions of Section 2.07, each Tranche A Term Loan, Tranche B Term Loan or Revolving Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Applicable Eurodollar Margin in effect from time to time for such Class of Loan, plus the Additional Drop Down Margin in effect from time to time.

  (c) Any change in the Applicable ABR Margin and Applicable Eurodollar Margin required hereunder shall become effective five days after the date the Borrower delivers its financial statements required by Section 5.04(a) or (b), as the case may be, and the certificate required by Section 5.04(d); provided that if
                                                              --------
the Borrower fails to deliver such financial statements and certificate on or before the date such statements and certificate are required to be delivered pursuant to Section 5.04(a) or (b), as the case may be, and Section 5.04(d), the Applicable ABR Margin and Applicable Eurodollar Margin for the period from such required date until the date such statements and certificate are actually delivered shall be calculated as if a Level III Pricing Period were in effect, and after the date such statements and certificate are actually delivered the Applicable ABR Margin and Applicable Eurodollar Margin shall be determined as otherwise provided for herein; and provided further that any calculation
                                   -------- -------
pursuant to the preceding proviso shall not excuse or limit the remedies available for any Default or Event of Default as a result of the failure to deliver such statements.

  (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent in good faith, and such determination shall be conclusive absent manifest error.

  SECTION 2.07.  Default Interest.  If and for so long as any Event of Default
                 ----------------
shall have occurred and be continuing, interest shall accrue, to the extent permitted by applicable law, on the outstanding amount of all Obligations during the period from (and including) the date of such Event of Default to (but not including) the date of actual payment (after as well as before judgment) at, (a) in the case of principal of or interest on any Loan, the rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) applicable to such Loan during such period pursuant to Section 2.06, plus 2.00% and (b) in the case of any other amount, a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate applicable to ABR Revolving Loans during such period pursuant to Section 2.06, plus 2.00%. The Borrower shall pay all such accrued but unpaid interest from time to time upon demand.

  SECTION 2.08.  Alternate Rate of Interest.  In the event, and on each
                 --------------------------
occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have reasonably determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or
2.10 shall, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

  SECTION 2.09.  Termination and Reduction of Commitments. (a)  The Tranche A
                 ----------------------------------------
Term Loan Commitments and the Tranche B Term Loan Commitments shall be automatically terminated at 5:00 p.m., Charlotte time, on the earlier of (i) the Closing Date and (ii) July 31, 1996. The Revolving Credit Commitments shall be automatically terminated at 5:00 p.m., Charlotte time, on (A) July 31, 1996, if the first Borrowing hereunder in accordance with Article IV has not occurred by such date and (B) otherwise, the Revolving Credit Maturity Date. The Swingline Commitment shall be automatically terminated at 5:00 p.m., Charlotte time, on
(A) July 31, 1996, if the first Borrowing hereunder in accordance with Article IV has not occurred by such date and (B) otherwise, the Swingline Maturity Date.

  (b) Upon at least five Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or in part permanently reduce, the Revolving Credit Commitments;

provided, however, that (i) each partial reduction of the Revolving Credit
--------  -------
Commitments shall be in an aggregate principal amount which is equal to $1,000,000 or an integral multiple thereof and (ii) the Borrower shall comply with the provisions of Section 2.11(c).

  (c) The Revolving Credit Commitments shall be permanently reduced, after all outstanding Term Loans have been paid in full, by 100% of the amount of any mandatory prepayment of Revolving Loans, Swingline Loans and reduction of Letter of Credit Exposure that is required pursuant to Section 2.11(e) or (f), as provided in Sections 2.11(g) and (h) (and, in the event that the amount of any Net Cash Proceeds referred to in Section 2.11(e) or any portion of Excess Cash Flow referred to in Section 2.11(f) which is allocable to the Revolving Loans, the Swingline Loans and Letter of Credit Exposure exceeds the amount of all outstanding Revolving Loans, Swingline Loans and Letter of Credit Exposure, the Revolving Credit Commitments shall be further reduced by 100% of such excess). Any such reduction shall be effective at the time the related mandatory prepayment is (or would be) required to be made.

  (d) In the event and on each occasion that the Revolving Credit Commitments shall be permanently reduced to an amount less than $2,000,000, the Swingline Commitment shall be reduced at the same time by an amount sufficient to cause the Swingline Commitment not to exceed the Revolving Credit Commitments.

  (e) Each reduction in the Revolving Credit Commitments shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Agent for the account of the Revolving Credit Lenders, on the date of each termination or reduction of the Revolving Credit Commitments, the Commitment Fee on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

  SECTION 2.10.  Conversion and Continuation of Term Borrowings.  The Borrower
                 ----------------------------------------------
shall have the right at any time upon prior irrevocable notice to the Agent (a) not later than 11:00 a.m., Charlotte time, one Business Day prior to conversion, to convert all or any portion of any Eurodollar Term Borrowing into an ABR Term Borrowing, (b) not later than 10:00 a.m., Charlotte time, three Business Days prior to conversion or continuation, to convert all or any portion of any ABR Term Borrowing into a Eurodollar Term Borrowing or to continue all or any portion of any Eurodollar Term Borrowing as a Eurodollar Term Borrowing for an additional Interest Period and (c) not later than 10:00 a.m., Charlotte time, three Business Days prior to conversion, to convert the Interest Period with respect to all or any portion of any Eurodollar Term Borrowing to another permissible Interest Period, subject in each case to the following:

  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Term Borrowing;

  (ii) if less than all the outstanding principal amount of any Term Borrowing shall be converted or continued, the aggregate principal amount of such Term Borrowing converted or continued shall be equal to $1,000,000 or an integral multiple thereof;

  (iii) each conversion or continuation shall be effected by each Lender and the Agent by recording for the account of such Lender the new Term Loan of such Lender resulting from such conversion or continuation and reducing the Term Loan (or portion thereof) of such Lender being converted or continued by an equivalent principal amount; accrued interest on a Term Loan (or portion thereof) being converted or continued shall be paid by the Borrower (A) with respect to any ABR Loan being converted to a Eurodollar Loan, at the end of the Interest Period applicable to such Term Loan prior to its conversion and (B) otherwise, at the time of conversion or continuation;

  (iv) if any Eurodollar Term Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

  (v) any portion of a Term Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Term Borrowing;

  (vi) any portion of a Term Borrowing which cannot be converted into or continued as a Eurodollar Term Borrowing by reason of clause (v) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Term Borrowing;

  (vii) no Interest Period may be selected for any Eurodollar Tranche A Term Borrowing that would end later than a Tranche A Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Tranche A Term Borrowings with Interest Periods ending on or prior to such Tranche A Repayment Date and (B) the ABR Tranche A Term Borrowings would not be at least equal to the principal amount of Tranche A Term Borrowings to be paid on such Tranche A Repayment Date;

  (viii) no Interest Period may be selected for any Eurodollar Tranche B Term Borrowing that would end later than a Tranche B Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) Eurodollar Tranche B Term Borrowings with Interest

    Periods ending on or prior to such Tranche B Repayment Date and (B) the ABR Tranche B Term Borrowings would not be at least equal to the principal amount of Tranche B Term Borrowings to be paid on such Tranche B Repayment Date;

         (ix) no ABR Term Borrowing may be converted into a Eurodollar Term Borrowing, and no Eurodollar Term Borrowing may be continued as a Eurodollar Borrowing for an additional Interest Period or converted to another Interest Period as a Eurodollar Borrowing, if an Event of Default or Default has occurred and is continuing; and

         (x) the resulting Borrowings shall satisfy the limitations set forth in Section 2.02(b) regarding the maximum number of Eurodollar Loans of any Lender which may be outstanding hereunder at any one time.

    Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (I) the principal amount, the Class, the Type and, in the case of a Eurodollar Term Borrowing, the Interest Period of the Term Borrowing that the Borrower requests be converted or continued, (II) whether such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing or an ABR Term Borrowing, (III) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (IV) if such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Term Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall advise the applicable Lenders of any notice given pursuant to this Section 2.10 and of each such Lender's portion of any converted or continued Term Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Term Borrowing), such Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Term Borrowing.

  SECTION 2.11.  Mandatory Repayments and Prepayments.  (a) Subject to
                 ------------------------------------
adjustment as provided in Sections 2.11(g) and (h) or Section 2.12(c), (i) the Tranche A Term Loans shall be payable as to principal in 24 installments, consisting of 23 consecutive quarterly installments due on the last day of March, June, September and December of each year, commencing on September 30, 1996, and a final installment due on the Tranche A Maturity Date (each such date, including the Tranche A Maturity Date, being called a "Tranche A Repayment
                                                             -------------------
Date") and (ii) the amount of each
----
such installment due on any Tranche A Repayment Date is set forth in the chart below opposite such Tranche A Repayment Date.



TRANCHE A REPAYMENT DATE    INSTALLMENT AMOUNT
----------------------------------------------
September 30, 1996                  $  200,000
----------------------------------------------
December 31, 1996                   $  600,000
----------------------------------------------
March 31, 1997                      $  600,000
----------------------------------------------
 June 30, 1997                      $  600,000
----------------------------------------------
 September 30, 1997                 $  750,000
----------------------------------------------
 December 31, 1997                  $  750,000
----------------------------------------------
 March 31, 1998                     $  750,000
----------------------------------------------
 June 30, 1998                      $  750,000
----------------------------------------------
September 30, 1998                  $1,500,000
----------------------------------------------
December 31, 1998                   $1,500,000
----------------------------------------------
 March 31, 1999                     $1,500,000
----------------------------------------------
 June 30, 1999                      $1,500,000
----------------------------------------------
September 30, 1999                  $1,500,000
----------------------------------------------
December 31, 1999                   $1,500,000
----------------------------------------------
 March 31, 2000                     $1,500,000
----------------------------------------------
 June 30, 2000                      $1,500,000
----------------------------------------------
September 30, 2000                  $1,500,000
----------------------------------------------
December 31, 2000                   $1,500,000
----------------------------------------------
 March 31, 2001                     $1,500,000
----------------------------------------------
 June 30, 2001                      $1,500,000
----------------------------------------------
September 30, 2001                  $1,750,000
----------------------------------------------
December 31, 2001                   $1,750,000
----------------------------------------------
March 31, 2002                      $1,750,000
----------------------------------------------
Tranche A Maturity Date             $1,750,000
----------------------------------------------

  (b) Subject to adjustment as provided in Sections 2.11(g) and (h) or Section 2.12(c), (i) the Tranche B Term Loans shall be payable as to principal in 28 installments, consisting of 27 consecutive quarterly installments due on the last day of March,

June, September and December of each year, commencing on September 30, 1996, and a final installment due on the Tranche B Maturity Date (each such date, including the Tranche B Maturity Date, being called a "Tranche B Repayment
                                                       -------------------
Date") and (ii) the amount of each such installment due on any Tranche B Repayment Date is set forth in the chart below opposite such Tranche B Repayment Date.

TRANCHE B REPAYMENT DATE    INSTALLMENT AMOUNT
----------------------------------------------
December 31, 1996                   $  150,000
----------------------------------------------
 March 31, 1997                     $  125,000
----------------------------------------------
 June 30, 1997                      $  125,000
----------------------------------------------
September 30, 1997                  $  125,000
----------------------------------------------
December 31, 1997                   $  125,000
----------------------------------------------
 March 31, 1998                     $  125,000
----------------------------------------------
June 30, 1998                       $  125,000
----------------------------------------------
September 30, 1998                  $  125,000
----------------------------------------------
December 31, 1998                   $  125,000
----------------------------------------------
 March 31, 1999                     $  125,000
----------------------------------------------
June 30, 1999                       $  125,000
----------------------------------------------
September 30, 1999                  $  125,000
----------------------------------------------
December 31, 1999                   $  125,000
----------------------------------------------
March 31, 2000                      $  125,000
----------------------------------------------
June 30, 2000                       $  125,000
----------------------------------------------
September 30, 2000                  $  125,000
----------------------------------------------
December 31, 2000                   $  125,000
----------------------------------------------
March 31, 2001                      $  125,000
----------------------------------------------
June 30, 2001                       $  125,000
----------------------------------------------
September 30, 2001                  $  125,000
----------------------------------------------
December 31, 2001                   $  125,000
----------------------------------------------
March 31, 2002                      $  125,000
----------------------------------------------
June 30, 2002                       $  125,000
----------------------------------------------
September 30, 2002                  $9,250,000
----------------------------------------------
December 31, 2002                   $9,250,000
----------------------------------------------



March 31, 2003                      $9,250,000
----------------------------------------------
 Tranche B Maturity Date            $9,350,000
----------------------------------------------

  (c) In the event and on each occasion that the Aggregate Revolving Credit Exposure exceeds the aggregate amount of the Revolving Credit Commitments, the Borrower shall immediately prepay Revolving Loans (or, if no Revolving Loans are or would be outstanding, prepay Swingline Loans, or, if no Revolving Loans or Swingline Loans are or would be outstanding, provide cash collateral in respect of the Letter of Credit Exposure pursuant to Section 2.21(k) and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure by an equivalent amount for purposes of this Section 2.11(c)) in an amount equal to such excess.

  (d) To the extent not previously paid, (i) all Tranche A Term Borrowings shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Term Borrowings shall be due and payable on the Tranche B Maturity Date, (iii) all Revolving Credit Borrowings shall be due and payable on the Revolving Credit Maturity Date and (iv) all Swingline Borrowings shall be due and payable on the Swingline Maturity Date.

  (e) The Borrower shall give to the Agent and the Lenders at least three Business Days' prior written or telecopy notice of each and every Prepayment Event, the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds. On the date of receipt by the Borrower, any Subsidiary or the Parent of Net Cash Proceeds from any Prepayment Event (subject to the provisions of paragraph (j) below), the Borrower shall prepay outstanding Loans and/or provide cash collateral in respect of the Letter of Credit Exposure pursuant to Section 2.21(k) in accordance with paragraphs (g) and (h) below in an aggregate principal amount equal to 100% of such Net Cash Proceeds received by the Borrower, any Subsidiary or the Parent (subject to the final sentence of paragraph (g) below). Upon receipt of any such Net Cash Proceeds by the Parent, the Parent shall immediately contribute all such funds to the capital of the Borrower in order to enable the Borrower to comply with the foregoing requirements (subject to the final sentence of paragraph (g) below).

  (f) As promptly as practicable, but in any event within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending March 31, 1997, the Borrower shall deliver to the Agent a certificate, substantially in the form of Exhibit K hereto, executed by a Financial Officer of the Borrower setting forth a reasonably detailed calculation of the amount of the Excess Cash Flow for such fiscal year (or, in the case of the fiscal year ending March 31, 1997, for the period from the Closing Date through March 31, 1997). Upon review and acceptance of such certificate by the Agent, the Agent shall notify the Lenders of such prepayment and the Borrower shall, within three Business Days thereafter, prepay outstanding Loans and/or provide cash collateral in respect of the Letter of Credit Exposure pursuant to Section 2.21(k) in accordance with paragraph (g) below in an aggregate principal amount equal to the Prepayment Percentage of Excess Cash Flow for such fiscal year (or, in the case of the fiscal year ending March 31, 1997, for the period from the Closing Date through March 31, 1997).

  (g) Subject to paragraph (i) below, mandatory prepayments under paragraphs (e) and (f) above (except for mandatory prepayments under paragraph (e) above resulting from Asset Sales) shall be applied (i) to reduce the then outstanding Tranche A Term Loans and Tranche B Term Loans on a pro rata basis and (ii) within the limitation of the foregoing clause (i), to reduce the remaining scheduled installments of principal due in respect of Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a) and (b), respectively, after the date of such prepayment on a pro rata basis according to the amount of each such scheduled payment. In the case of the mandatory prepayments referred to in the immediately preceding sentence, after all outstanding Term Loans have been paid in full, 100% of any remaining amount and all subsequent amounts determined under paragraph (e) or (f) above, as applicable, shall be applied to prepay outstanding Revolving Loans (or, if no Revolving Loans are or would be outstanding, to prepay Swingline Loans, or, if no Revolving Loans or Swingline Loans are or would be outstanding, to provide cash collateral in respect of the Letter of Credit Exposure pursuant to Section 2.21(k) and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure by an equivalent amount for purposes of this Section 2.11(g)) and, concurrently therewith, the Borrower shall comply with Section 2.09(c). For purposes of this Section 2.11(g), the outstanding principal amount of Loans and the outstanding amount of Revolving Credit Commitments, the Swingline Commitment and Letter of Credit Exposure shall be determined as of the date of the occurrence of the relevant Prepayment Event for prepayments under Section 2.11(e) and as of the fifth Business Day prior to the date of the relevant payment for prepayments under Section 2.11(f). Notwithstanding the foregoing, in the case of a Refinancing Mandatory Prepayment Event, the Borrower shall be required to use (A) the first $35,000,000 of Net Cash Proceeds received from the Refinancing Mandatory Prepayment Event to repurchase and prepay, as applicable, the Permitted Senior Preferred Stock and the Permitted Senior Subordinated Notes; (B) the next $45,000,000 of such Net Cash Proceeds to prepay Tranche A Term Loans and Tranche B Term Loans on a pro rata basis; (C) the next $5,000,000 of such Net Cash Proceeds to repurchase any remaining Permitted Senior Subordinated Notes or the Permitted Junior Preferred Stock; (D) the next $25,000,000 of such Net Cash Proceeds to prepay Tranche A Term Loans and Tranche B Term Loans on a pro rata basis; and (E) any such remaining Net Cash Proceeds to prepay Revolving Loans and/or provide cash collateral in respect of the Letter of Credit Exposure pursuant to Section 2.21(k).

  (h) Subject to paragraph (i) below, mandatory prepayments under paragraph (e) above resulting from Asset Sales shall be applied (i) to reduce the then outstanding principal amount of the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Loans (or, if no Revolving Loans are or would be outstanding, to prepay Swingline Loans, or, if no Revolving Loans or Swingline Loans are or would be outstanding, to provide cash collateral in respect of the Letters of Credit pursuant to Section 2.21(k)) on a pro rata basis according to the outstanding principal amount of Tranche A Term Loans, the outstanding principal amount of Tranche B Term Loans and the outstanding amount of Revolving Credit Commitments (whether used or unused); provided that any amount of Net
                                             --------
Cash Proceeds so allocated to the Revolving Credit Commitments in excess of the Aggregate Revolving Credit Exposure may be retained by the Borrower. Within the limitation of the foregoing sentence, any such mandatory prepayments applied to the Term Loans shall reduce the remaining scheduled installments of principal due in respect of Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a) and (b), respectively, after the date of such prepayment on a pro rata basis according to the amount of each such scheduled payment. For purposes of this Section 2.11(h), the outstanding principal amount of Loans and the outstanding amount of Revolving Credit Commitments, the Swingline Commitment and Letter of Credit Exposure shall be determined as of the date of the occurrence of the relevant Prepayment Event for prepayments under Section 2.11(e).

  (i) Any Lender holding a Tranche B Term Loan may elect (a "Tranche B Special
                                                             -----------------
Election"), by notice to the Agent in writing (or by telephone or telecopy
--------
promptly confirmed in writing) at least one Business Day prior to any scheduled prepayment of Tranche B Term Loans required to be made by the Borrower for the account of such Lender pursuant to Section 2.11(e) or (f) (other than any scheduled prepayment resulting from the Refinancing Mandatory Prepayment Event, in which case, the Lenders holding Tranche B Term Loans shall have no rights to exercise a Tranche B Special Election), to cause all or a portion of such prepayment to be applied instead to prepay Tranche A Term Loans and Revolving Loans, as applicable, in accordance with paragraphs (g) and (h) above. If and to the extent, however, that the aggregate amount of the prepayment which any holders of Tranche B Term Loans so elect to refuse exceeds the principal amount of (i) Tranche A Term Loans remaining outstanding after any concurrent prepayment of Tranche A Term Loans pursuant to paragraph (g) above, or (ii) Tranche A Term Loans and Aggregate Revolving

Credit Exposure remaining outstanding after any concurrent prepayment of Tranche A Term Loans and concurrent reduction of the Aggregate Revolving Credit Exposure pursuant to paragraph (h) above, the portion of such prepayment that exceeds such outstanding principal amount of the Tranche A Term Loans or such outstanding principal amount of the Tranche A Term Loans and the Aggregate Revolving Credit Exposure, as the case may be, shall be allocated among such electing holders of Tranche B Term Loans pro rata according to the outstanding principal amount of the Tranche B Term Loan of each such holder.

  (j) Amounts to be applied as provided in paragraphs (g) or (h) above to the prepayment of Loans of any Class shall be applied first to reduce outstanding ABR Loans of such Class. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Loans of such Class immediately and/or shall be deposited in a separate Prepayment
Account (as defined below) for the Loans of such Class.   The Agent shall apply
any cash deposited in the Prepayment Account for any Class of Loans to prepay Eurodollar Loans of such Class on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Loans of such Class have been prepaid or until all the allocable cash on deposit in the Prepayment Account for such Class has been exhausted.
For purposes of this Agreement, the term "Prepayment Account" for any Class of
                                          ------------------
Loans shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph. The Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account for any Class of Loans in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Loans of such Class to be prepaid; provided, however, that (i) the Agent shall not be
                          --------  -------
required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) if an Event of Default shall have occurred and be continuing, the selection of such investments shall be in the sole discretion of the Agent. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Accounts shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the applicable Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account for any Class of Loans to satisfy any of the

Obligations related to such Class of Loans. The Borrower hereby pledges and assigns to the Agent, for its benefit and the benefit of the Secured Parties, each Prepayment Account established hereunder to secure the Obligations related to such Class of Loans.

  (k) Each payment of Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment (but, in the case of an ABR Borrowing of any Class, only if such payment would repay or prepay in full all ABR Loans of such Class). The repayments and prepayments of the Loans required by the respective subsections of this Section 2.11 and the optional prepayments permitted by Section 2.12 are separate and cumulative, so that any one such repayment or prepayment shall reduce any other repayment or prepayment only as and to the extent specified in Sections 2.11(g) and (h) and Section 2.12(c). All payments under this Section
2.11 shall be subject to Section 2.15, but otherwise shall be without premium or penalty.

  SECTION 2.12.  Optional Prepayment.  (a)  Subject to Section 2.12(c), the
                 -------------------
Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent, in the case of an ABR Revolving Borrowing, by 11:00 a.m., Charlotte time, on the date of prepayment and, in the case of any other Borrowing, by 10:00 a.m., Charlotte time, at least three Business Days prior to the date of prepayment;

provided, however, that (i) each partial prepayment shall be in an amount which
--------  -------
is an integral multiple of $100,000 and not less than $500,000 and (ii) a partial prepayment of any Term Borrowing or any Eurodollar Borrowing under this
Section 2.12(a) shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than $500,000. Each notice of prepayment shall specify the prepayment date, the Class, the Type, the Interest Period of the Borrowing to be prepaid (in the case of a Eurodollar Borrowing) and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein.

  (b) The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Swingline Lender and to the Agent before 2:00 p.m., Charlotte time on the date of prepayment at the Swingline Lender's address for notices specified on
Schedule 2.01.

  (c) All prepayments under Section 2.12(a) shall be subject to Section 2.15 but otherwise shall be without premium or penalty. All prepayments under Section 2.12(b) shall be without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment (but, in the case of an ABR Borrowing of any Class, only if such payment would prepay in full all ABR Loans of such Class). All prepayments of Term Borrowings under this Section 2.12 shall be allocated pro rata between the then outstanding Tranche A Term Loans and Tranche B Term Loans. All such prepayments of Term Borrowings under this Section 2.12 so allocated to the Tranche A Term Loans or Tranche B Term Loans shall be applied to reduce the scheduled payments of principal of such Loans due under Section 2.11(a) or (b) after the date of such prepayment on a pro rata basis (except that all or a portion of any such prepayment may be applied in direct order of maturity so long as, at the time of any such prepayment applied in direct order of maturity and after giving effect thereto, no more than the next four regularly scheduled payments of principal of either the Tranche A Term Loans or Tranche B Term Loans due under Section 2.11(a) or (b), as applicable, have been prepaid).

  SECTION 2.13.  Reserve Requirements: Change in Circumstances.  (a)
                 ---------------------------------------------
Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement that is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

  (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline or in the interpretation or administration thereof by any Governmental Authority (including the National Association of Insurance Commissioners) charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then, from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

  (c) A certificate of a Lender or the Issuing Bank setting forth the circumstances requiring the payment of compensation, the calculations with respect thereto, and the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period within 120 days after the end of such period shall constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation with respect to such period, but not with respect to any other period. The protection of this Section 2.13 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

  SECTION 2.14.  Change in Legality.  (a)  Notwithstanding any other provision
                 ------------------
of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent:

        (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

        (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

  (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan and in all other cases such notice shall be effective on the date of receipt by the Borrower.

  SECTION 2.15.  Indemnity.  The Borrower shall indemnify each Lender against
                 ---------
any loss or expense that such Lender may sustain or incur as a consequence of
(a) any event, other than a default by the Agent or such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to a Loan of another Type, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder,
(b) any assignment or participation arranged by NationsBanc Capital Markets, Inc. within 180 days after the Closing Date (any of the events referred to in the foregoing clauses (a) and (b) being called a "Breakage Event") or (c) any
                                                  --------------
default by the Borrower in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

  SECTION 2.16.  Pro Rata Treatment.  Except as required under Sections 2.11(i)
                 ------------------
and 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments, the Revolving Credit Commitments or the Swingline Commitment and each refinancing of any Borrowing with, conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the sum of (a) the respective principal amounts of their applicable outstanding Loans and (b) in the case of the Revolving Credit Commitments, the respective amounts of their Letter of Credit Exposure). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage allocation of such Borrowing to the next higher or lower whole dollar amount.

  SECTION 2.17.  Sharing of Setoffs.  Each Lender agrees that if it shall,
                 ------------------
through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans of any Class shall be proportionately less than the unpaid principal portion of the Loans of such Class of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participation in Loans of any Class held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans of such Class then outstanding as the principal amount of its Loans of such Class prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans of such Class outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such
                                       --------  -------
purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. For purposes of this Section 2.17, the Revolving Loans of any Revolving Credit Lender shall include such Revolving Credit Lender's Letter of Credit Exposure. To the extent permitted by law, the Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such interest.

  SECTION 2.18.  Payments.  (a)  Unless expressly provided otherwise herein, the
                 --------
Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document without setoff, defense or counterclaim and not later than 12:00
(noon), Charlotte time, on the date when due in dollars to the Agent at its offices at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, in immediately available funds. Any such payment received after such time (or, in the case of payments on Swingline Loans, after 2:00 p.m., Charlotte time) on any date shall be deemed made on the next Business Day.

  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

  SECTION 2.19.  Taxes.  (a)  Any and all payments by or on behalf of the
                 -----
Borrower or any other Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i)
                                                                   ---------
income taxes or branch profit taxes imposed on the net income of the Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes
                                         ----------
imposed on the net income of the Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof or the jurisdiction in which such Lender or Transferee has its applicable lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes", and all such excluded taxes, levies, imposts, deductions,
              -----
charges, withholdings and liabilities being called "Excluded Taxes"). Subject to
                                                    --------------
the provisions of Section 2.19(f), if the Borrower or any other Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Agent, any Lender or the Issuing Bank (or any Transferee), (A) the sum payable shall be increased by the amount (an

"additional amount") necessary so that after making all required deductions
------------------
(including deductions applicable to additional sums payable under this Section
2.19 but excluding Excluded Taxes) the Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower or such Loan Party shall make such deductions and (C) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

  (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").
           -----------

  (c) The Borrower will indemnify the Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (excluding Excluded Taxes, but including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and the method of computation thereof prepared by the Agent, a Lender or the Issuing Bank (or Transferee), or the Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor and provides the Borrower with the certificate described above.

  (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any other Loan Party to the relevant Governmental Authority, the Borrower or such other Loan Party will deliver to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

  (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent two
             ---------------
copies of (i) either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of
Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents and (ii) an Internal Revenue Service Form W-8 or W-9 entitling such Non-U.S. Lender to receive a complete exemption from United States backup withholding tax. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such
    ------------------
forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. If a Non-U.S. Lender who has delivered the forms referred to above on the date it becomes a party to this Agreement (or, in the case of a Transferee, on the date that it becomes a Transferee hereunder) determines that it is unable subsequently to submit to the Borrower any such form, or that it is required to withdraw or cancel any such form, such Non-U.S. Lender shall promptly notify the Borrower of such fact. Notwithstanding any other provision of this Section 2.20(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(e) that such Non-U.S. Lender is not legally able to deliver.

  (f) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however,
                                                           --------  -------
that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

  (g) Nothing contained in this Section 2.19 shall require any Lender or the Issuing Bank (or any Transferee) or the Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

  (h) The provisions of this Section 2.19 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender.

  SECTION 2.20.  Assignment of Commitments Under Certain Circumstances; Duty to
                 --------------------------------------------------------------
Mitigate.  (a)  In the event (i) any Lender or the Issuing Bank delivers a
--------
certificate requesting compensation pursuant to Section 2.13, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.14 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.19, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in
Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (A) such assignment
                                              --------
shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) the Borrower shall have received the prior written consent of the Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (C) no Event of Default shall have occurred and be continuing and (D) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans or Letter of Credit Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.13 and Section 2.15); provided
                                                                       --------
further that if prior to any such assignment the circumstances or event that
-------
resulted in such Lender's notice or certificate under Section 2.13 or 2.14 or demand for additional amounts under Section 2.19, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 2.13,
2.14 or 2.19, as the case may be, then such Lender shall not thereafter be required to make any such assignment hereunder.

  (b) If (i) any Lender or the Issuing Bank shall request compensation under
Section 2.13, (ii) any Lender or the Issuing Bank delivers a notice described in
Section 2.14 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.19, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Borrower or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.13 or enable it to withdraw its notice pursuant to
Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

  SECTION 2.21.  Letters of Credit.  (a)  The Borrower may request the issuance
                 -----------------
of Letters of Credit, in form and substance reasonably acceptable to the Agent and the Issuing Bank, for the account of the Borrower or any Subsidiary, at any time and from time to time during the Letter of Credit Availability Period;

provided that any Letter of Credit shall be issued only if, and each request by
--------
the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of such Letter of Credit, (i) the Letter of Credit Exposure shall not exceed $7,500,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitments at such time. For purposes hereof, the "issuance" of a Letter of Credit includes the amendment, renewal or extension of a Letter of Credit. The agreement of the Existing Issuing Bank to waive any requirement under the Existing Credit Agreement that any Existing Letter of Credit be cancelled or cash collateralized prior to the Closing Date shall be deemed an "issuance" of such Existing Letter of Credit for purposes hereof.

  (b) Each Letter of Credit shall expire at 5:00 p.m., Charlotte time, on the earlier of (i) the last day of the Letter of Credit Availability Period and (ii)
(A) in the case of Standby Letters of Credit (other than any Existing Letter of Credit), one year after the date of issuance of such Letter of Credit, subject to extension (including pursuant to an automatic renewal provision in customary form), and (B) in the case of Trade Letters of Credit, 180 days after the date of issuance of such Letter of Credit, unless, in each case, such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars.

  (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior irrevocable written or telecopy notice (such notice to be delivered by 10:00 a.m., Charlotte time) from the Borrower (or such shorter notice as shall be acceptable to the Issuing Bank) to the Agent and the Issuing Bank, specifying whether such Letter of Credit is a Standby Letter of Credit or a Trade Letter of Credit, the date of issuance, the date on which such Letter of Credit is to expire, the amount of such Letter of Credit (which shall be not less than $5,000 or such lesser amount as is acceptable to the Agent), the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. The Issuing Bank will give the Agent prompt notice of the issuance and amount of such Letter of Credit and the expiration date of such Letter of Credit (and the Agent shall give prompt notice thereof to each Lender). During the Letter of Credit Availability Period, the Issuing Bank also will give the Agent (i) daily notice of the amount available to be drawn under each outstanding Letter of Credit and (ii) a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Letter of Credit and the amount thereof, the expiration of any Letter of Credit and the amount thereof and the payment on any draft presented under any Letter of Credit. Each Letter of Credit issued hereunder will be subject to the Uniform Customs and Practices for Documentary Credits, as in effect from time to time.

  (d) By the issuance of a Letter of Credit (including an Existing Letter of Credit) and without any further action on the part of the Issuing Bank, the Agent or the Lenders in respect thereof, the Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Issuing Bank, in accordance with Section 2.02(d), such Revolving Credit Lender's pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Credit Lender's Revolving Credit Commitment) of each Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the Borrower when due in accordance with Section 2.21(g).

  (e) Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.21(d) in respect of Letters of Credit (including Existing

Letters of Credit) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

  (f) The Borrower shall pay to the Agent, for the account of the Revolving Credit Lenders, a nonrefundable fronting fee with respect to each Trade Letter of Credit (including Existing Letters of Credit) issued for the account of the Borrower or any Subsidiary in an amount equal to the face amount of such Trade Letter of Credit, multiplied by a percentage per annum (based on a 360-day year and the number of days such Letter of Credit is scheduled to be outstanding) equal to the Applicable Eurodollar Margin for Revolving Loans in effect on the date of issuance of such Trade Letter of Credit, plus the Additional Drop Down Margin for Loans in effect on such date. Such fee shall be payable to the Revolving Credit Lenders to be shared ratably among them in accordance with their respective Applicable Percentages. Such fronting fee shall be payable in advance on the date of issuance of each Trade Letter of Credit (which shall be deemed to be the Closing Date in the case of Existing Letters of Credit). In addition, the Borrower shall pay to the Agent, for the account of the Revolving Credit Lenders, a nonrefundable letter of credit commission with respect to each Standby Letter of Credit (including Existing Letters of Credit) issued for the account of the Borrower or any Subsidiary, computed for the preceding calendar quarter (or shorter period commencing with the Closing Date) in an amount equal to the average daily aggregate amount of all Standby Letters of Credit during such period, multiplied by a percentage per annum (based on a 360-day year for the actual days elapsed) equal to the Applicable Eurodollar Margin for Revolving Loans in effect during such period, plus the Additional Drop Down Margin for Loans in effect during such period. Such fee shall be payable to the Revolving Credit Lenders to be shared ratably among them in accordance with their respective Applicable Percentages. Such commissions with respect to the Standby Letters of Credit shall be payable quarterly in arrears on the last day of March, June, September and December in each year, commencing September 30, 1996, and on the date on which the Revolving Credit Commitments shall terminate as provided herein. Such fees shall accrue from and including the Closing Date to but excluding the last day of the Letter of Credit Availability Period. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit (including any Letter of Credit issued for the account of a Subsidiary).

  (g) The Borrower hereby agrees to reimburse the Issuing Bank for any payment or disbursement made by the Issuing Bank under any Letter of Credit (including any Letter of Credit issued for the account of a Subsidiary and including any Existing Letter of Credit), by making payment in immediately available funds to the Agent within one Business Day after receipt of notice of such payment or disbursement, in an amount equal to the amount of such payment or disbursement, plus interest on the amount so paid or disbursed by the Issuing Bank at a rate per annum equal to the rate applicable to ABR Revolving Loans pursuant to
Section 2.06; provided that if such amount is not reimbursed prior to 12:00
              --------
noon, Charlotte time, one Business Day after receipt by the Borrower of the notice of such payment or disbursement, interest shall thereafter accrue on such unreimbursed amount, at a rate per annum equal to the rate applicable to ABR Revolving Loans during such period pursuant to Section 2.06, plus 2.00%. The Agent shall promptly pay any such amounts received by it to the Issuing Bank.

  (h) The Borrower's obligation to reimburse Letter of Credit Disbursements as provided in Section 2.21(g) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of:

       (i) any lack of validity or enforceability of any Letter of Credit (including any Existing Letter of Credit) or any other Loan Document or any term or provision therein;

       (ii) the existence of any claim, setoff, defense or other right which the Borrower, any Subsidiary or any other person may at any time have against the beneficiary under any Letter of Credit (including any Existing Letter of Credit), the Issuing Bank, the Agent, any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

       (iii) any draft or other document presented under a Letter of Credit (including any Existing Letter of Credit) proving to be forged, fraudulent, invalid or insufficient in any respect or failing to comply with the Uniform Customs and Practices for Documentary Credits, as in effect from time to time, or any statement therein being untrue or inaccurate in any respect;

       (iv) payment by the Issuing Bank under a Letter of Credit (including any Existing Letter of Credit) against presentation of a draft or other document which does not comply with the terms of such Letter of Credit, subject to the provisions of Section 2.21(i);

        (v) any amendment, waiver or consent in respect of this Agreement or any other Loan Document; and

        (vi) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this Section 2.21(h), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

  (i) Without limiting the generality of the provisions of the foregoing paragraph (h), it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the preceding sentence and the provisions of
Section 2.21(h) shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's bad faith, gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (including any Existing Letter of Credit) (i) the Issuing Bank's exclusive reliance in good faith on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute bad faith, gross negligence or willful misconduct of the Issuing Bank.

  (j) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder; provided that the failure to give such
                                          --------
notice shall not relieve the Borrower of its obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section 2.21. The Agent shall promptly give each Revolving Credit Lender notice thereof.

  (k) In the event that the Borrower is required pursuant to the terms of this Agreement (including any such requirement as a result of an Event of Default) or any other Loan Document to provide cash collateral in respect of the Letter of Credit Exposure, the Borrower shall deposit in an account with the Agent, for the benefit of each Revolving Credit Lender, an amount in cash equal to the Letter of Credit Exposure (or such lesser amount as shall be required hereunder or thereunder). Such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations to Revolving Credit Lenders. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made as directed by the Borrower (unless such investments shall be contrary to applicable law or regulation or a Default or Event of Default shall have occurred and be continuing, in which case the Agent shall determine in its sole discretion the Cash Equivalents to be selected), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Agent to reimburse the Issuing Bank for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations to Revolving Credit Lenders. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower upon demand; provided that, after
                                                          --------
giving effect to such return, (i) the sum of the Letter of Credit Exposure plus the aggregate outstanding principal amount of Revolving Loans would not exceed the aggregate Revolving Credit Commitments and (ii) no Default or Event of Default shall have occurred and be continuing.

  (l) "Existing Letters of Credit" shall mean the letters of credit issued by
       --------------------------
the Existing Issuing Bank, to the extent listed on Schedule 2.21(l). As to each Existing Letter of Credit, Schedule 2.21(l) sets forth the date of issuance of such Letter of Credit, the date on which such Letter of Credit is to expire in accordance with its terms, the amount of such Letter of Credit and the name of the beneficiary of such Letter of Credit. The parties hereto agree that each Existing Letter of Credit will be treated as if it had been originally issued under this Agreement. Specifically, and without limitation of the foregoing or the other provisions of this Section 2.21, (i) the amount of each

Existing Letter of Credit shall count towards the limits set forth in the proviso to Section 2.21(a) and in Sections 2.01(c) and (d), (ii) each Revolving Credit Lender hereby acquires on the Closing Date from the Existing Issuing Bank a participation in each Existing Letter of Credit equal to such Lender's pro rata portion, as determined under Section 2.16, of the aggregate amount available to be drawn under such Existing Letter of Credit, (iii) each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Existing Issuing Bank, in accordance with Section 2.02(d), such Lender's pro rata portion, as determined under Section 2.16, of each Letter of Credit Disbursement made by the Existing Issuing Bank and not reimbursed by the Borrower when due in accordance with Section 2.21(g) and (iv) the Existing Issuing Bank shall have the benefit of all agreements, covenants and indemnities set forth herein which are for the benefit of the "Issuing Bank," insofar as such term is used in relation to the Existing Letters of Credit, and shall comply with all agreements and obligations set forth herein which bind the "Issuing Bank", insofar as such term is used in relation to the Existing Letters of Credit.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

  The Borrower represents and warrants to each of the Lenders that:

  SECTION 3.01.  Organization; Powers.  Each of the Borrower and the other Loan
                 --------------------
Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party, to consummate the Recapitalization and, in the case of the Borrower, to obtain extensions of credit hereunder. FATS is and, when incorporated, the Drop Down Subsidiary will be, a corporation organized under the laws of the State of Delaware.

  SECTION 3.02.  Authorization.  The execution, delivery and performance by each
                 -------------
of the Borrower and the other Loan Parties of each of the Loan Documents to which it is or will be a party (including the exercise of remedies thereunder) and, in the case of the Borrower, the extensions of credit hereunder (a) have been duly authorized by all requisite corporate or partnership and, if required, stockholder action and (b) will not (i) violate, (A) any provision of law, statute, rule or regulation, (B) any provision of the certificate of incorporation, partnership agreement, operating agreement or other constitutive documents or by-laws of the Borrower and the other Loan Parties, (C) any order of any Governmental Authority or, (D) except as set forth in Schedule 3.17, any provision of any indenture, agreement or other instrument to which the Borrower or any of the Loan Parties is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any such indenture, agreement or other instrument or (iii) except for the Lien of the Collateral Documents, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of the other Loan Parties.

  SECTION 3.03.  Enforceability.  This Agreement has been duly executed and
                 --------------
delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower or any of the other Loan Parties will constitute, a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, voidable preference or similar laws and the application of equitable principles generally.

  SECTION 3.04.  Consents and Governmental Approvals.  No action, consent or
                 -----------------------------------
approval of, registration or filing with or any other action by (a) any Governmental Authority, (b) any creditor or shareholder of the Borrower or any creditor, shareholder, partner or member of the other Loan Parties, (c) any creditor or shareholder of the Seller or (d) except where failure to take or obtain such action, consent or approval of, registration or filing with or such other action could not reasonably be expected to have a Material Adverse Effect, any other person is or will be required in connection with the Facilities or the performance by the Borrower or any of the other Loan Parties of the Loan Documents to which it is or will be a party, in each case except such as have been made or obtained and are in full force and effect.

  SECTION 3.05.  Financial Statements; Undisclosed Liabilities.  (a) The
                 ---------------------------------------------
Borrower has heretofore furnished to the Lenders the audited consolidated balance sheets of the Seller (the "Seller Balance Sheet") and the Borrower (the
                                   --------------------
"Borrower Balance Sheet"), in each case as of March 31, 1996, and the related
 ----------------------
consolidated statements of income and cash flows of the Seller (together with the Seller Balance Sheet, the "Seller Financial Statements") and the Borrower
                               ---------------------------
(together with the

Borrower Balance Sheet, the "Borrower Financial Statements", the Seller
                             -----------------------------
Financial Statements and the Borrower Financial Statements are referred to collectively as the "Financial Statements") for the year ended March 31, 1996.
                     --------------------
The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied and on that basis fairly present the consolidated financial condition, results of operations and cash flows of the Seller and the Borrower, respectively, as of the respective dates thereof and for the respective periods indicated.

  (b) As of the Closing Date, the Borrower and the Subsidiaries do not have any liability, contingent or otherwise, in excess of $500,000 and do not have any material liabilities, contingent or otherwise, or material obligations required by GAAP to be set forth on a consolidated balance sheet of the Borrower, except
(i) as disclosed, reflected or reserved against in the Seller Balance Sheet,
(ii) for items set forth in Schedule 3.05, and (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Seller Balance Sheet and not in violation of the Recapitalization Agreement.

  (c) The Borrower has heretofore delivered to the Lenders its unaudited consolidated balance sheet as of March 31, 1996, prepared on a pro forma basis after giving effect to the Recapitalization. Such pro forma balance sheet has been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), is based on the best information available to the Borrower as of the date of delivery thereof, accurately reflects all adjustments required to be made to give effect to the Recapitalization and presents fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its Consolidated Subsidiaries as of March 31, 1996, assuming that the Recapitalization had actually occurred on that date. The Borrower has no reason to believe that such pro forma balance sheet is misleading in any material respect in light of the circumstances existing at the time of the preparation thereof.

  SECTION 3.06.  No Material Adverse Change.  Since the date of the Seller
                 --------------------------
Balance Sheet, there has not been any Material Adverse Change. Except as set forth in Schedule 3.06, since the date of the Seller Balance Sheet and prior to the Closing Date, the Seller has caused the business of the Borrower and the Subsidiaries to be conducted in the ordinary course and in substantially the same manner as previously conducted.

  SECTION 3.07.  Title to Properties; Possession Under Leases; Intellectual
                 ----------------------------------------------------------
Property.  (a)  Each of the Borrower, the Subsidiaries and the Parent has good
--------
and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Intellectual Property of the Borrower and the Subsidiaries), except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and do not materially detract from the value of such properties and assets. All such material properties and assets are free and clear of Liens, other than Liens permitted by Section 6.02.

  (b) Schedule 3.07 sets forth, as of the Closing Date and after giving effect to the Recapitalization, a true, complete and correct list of (i) all real property owned by the Borrower and the Subsidiaries; (ii) all real property leased by the Borrower or any Subsidiary; and (iii) the location of each such real property.

  (c) Except as set forth in Schedule 3.07 and except for agreements relating to shrink-wrapped computer software licensed to the Borrower in the ordinary course of business, the Borrower or one of the Subsidiaries owns, and the Borrower and the Subsidiaries have the perpetual, royalty-free right, free and clear of any consensual Liens, to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all the material Intellectual Property necessary or desirable to the conduct of the business of the Borrower and the Subsidiaries (the "Material
                                                                       --------
Intellectual Property") and the consummation of the Recapitalization will not
---------------------
conflict with, alter or impair any such rights. Except for non-exclusive rights as customarily provided to its customers in the ordinary course of business and except for the U.S. Government Department of Defense's "limited rights" in technical data and "restricted rights" in computer software, neither the Borrower nor any of the Subsidiaries has granted any options, licenses or agreements of any kind relating to Material Intellectual Property. No claims are pending, and to the knowledge of the Borrower, none have been asserted, as of the date of this Agreement against the Borrower or any Subsidiary by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Material Intellectual Property. Except as described in Schedule 3.07, to the Borrower's knowledge, no claims of infringement of any copyright, trademark, service mark, trade name, patent, patent right, trade secret or other property right of any other person are pending, and none have been asserted, as of the date of this Agreement as against any Material Intellectual Property. Except as disclosed on Schedule 3.07, (i) neither the Borrower nor any of the Subsidiaries are in breach of any material provision of any license, sublicense, or other agreement which relates to any of the Material Intellectual Property, and neither the Borrower nor any of the Subsidiaries have taken any action which would impair or otherwise adversely affect its rights in any of the Material Intellectual Property. All such Intellectual Property is valid and enforceable, except that, with respect to the applications to register any unregistered Intellectual Property (but not with respect to the underlying Intellectual Property rights that are the subject of such applications), the Borrower only represents and warrants that such applications are pending and in good standing all without challenge of any kind. The Material Intellectual Property has been maintained in confidence in accordance with protection procedures customarily used to protect rights of like importance. To the knowledge of the Borrower, all former and current members of management and key personnel of FATS or any of the Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of software or other Material Intellectual Property for the FATS II, FX, III, L.E. and IV (collectively, "Personnel"), have executed and delivered to the Borrower
                       ---------
or such Subsidiary a proprietary information agreement restricting such person's right to disclose proprietary information of the Borrower, the Subsidiaries and their respective clients. No such representation is made with respect to FATS
I. All former and current Personnel, as referenced above, either (A) have been party to a "work-for-hire" arrangement or agreement with the Borrower, in accordance with applicable Federal and state law, that has accorded the Borrower or a Subsidiary full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (B) have executed appropriate instruments of assignment in favor of the Borrower or a Subsidiary as assignee that have conveyed to the Borrower or a Subsidiary full, effective and exclusive ownership of all tangible and intangible property thereby arising. No former or current Personnel have any claim against the Borrower or any of the Subsidiaries in connection with such person's involvement in the conception and development of any Material Intellectual Property and no such claim has been asserted or is threatened. None of the current officers and employees of the Borrower or any of the Subsidiaries have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Borrower or any of the Subsidiaries in the furtherance of its business operations, which patents or applications have not been assigned to the Borrower or a Subsidiary, with such assignment duly recorded in the United States Patent Office.

  SECTION 3.08.  Subsidiaries.  Schedule 3.08 sets forth as of the Closing Date
                 ------------
a list of all the Subsidiaries after giving effect to the Recapitalization, the respective jurisdictions of organization thereof and the percentage ownership interest, direct or indirect, of the Borrower therein.

  SECTION 3.09.  Litigation; Compliance with Laws.  (a) Schedule 3.09 sets forth
                 --------------------------------
a list as of the Closing Date of all pending or, to the knowledge of the Borrower, threatened litigation, arbitrations or other proceedings against the Borrower or any Subsidiary that involves a claim for more than $50,000. Except as set forth in Schedule 3.09, none of such lawsuits, claims, arbitrations or other proceedings as to which there is a reasonable possibility of adverse determination would have, if so determined, a Material Adverse Effect. To the knowledge of the Borrower, except as set forth in Schedule 3.09, as of the Closing Date, neither the Borrower nor any Subsidiary is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Authority or arbitration tribunal. Except as set forth in Schedule 3.09, there are no actions, suits, investigations or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Parent, the Borrower, any of the Subsidiaries or any business, property or rights of the Parent, the Borrower or any of the Subsidiaries (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

  (b) Except as set forth in Schedule 3.09, the Parent, the Borrower and the Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority ("Applicable Laws")
                                                              ---------------
including those relating to occupational health and safety, except for instances of noncompliance that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.09, as of the Closing Date none of the Seller, the Borrower or a Subsidiary has received any written communication during the past three years from a Governmental Authority that alleges that the Borrower or a Subsidiary is not in compliance in any material respect with any Applicable Laws. Except as set forth in Schedule 3.09, to the knowledge of the Borrower, as of the Closing Date, there is no pending or threatened investigation of the Borrower or a Subsidiary by any Governmental Authority. This Section 3.09(b) does not relate to matters with respect to taxes, which are the subject of Section 3.14, or to environmental matters, which are the subject of Section 3.09(c).

  (c) Except as set forth in Schedule 3.09: (i) as of the Closing Date, none of the Seller, the Borrower or any of the Subsidiaries has received any written communication during the past five years from a Governmental Authority that alleges that the Borrower or any of the Subsidiaries is not in compliance with any Environmental Laws which has not been resolved to the satisfaction of the Governmental Authority; (ii) the Borrower and
the Subsidiaries hold and are in compliance with, all material permits, licenses and governmental authorizations required for the Borrower and the Subsidiaries to conduct its business in compliance with the Environmental Laws, and are in compliance with all Environmental Laws, except for any instances of noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) as of the Closing Date, none of the Seller, the Borrower or any of the Subsidiaries has received any written communication alleging that the Borrower or any of the Subsidiaries is liable to any party (including, but not limited to, a Governmental Authority) as a result of the Release of a Hazardous Substance; (iv) to the knowledge of the Borrower, none of the properties owned or leased by the Borrower or any of the Subsidiaries contains underground storage tanks, asbestos-containing materials, or PCB-containing materials; and (v) to the knowledge of the Borrower, there have been no Releases of Hazardous Substances on any of the properties owned or leased by the Borrower or any of the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. For purposes of this Section 3.09(c) only: the term "Environmental Laws" means any
                                                 ------------------
and all applicable foreign, federal, state or local laws, regulations, binding determinations, orders, decrees or permits issued, promulgated or entered into by any Governmental Authority, relating to the Release of Hazardous Substances; the term "Hazardous Substances" means all materials defined as hazardous
          --------------------
substances pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S) 9601 et seq.
                                                                  -- ---
("CERCLA") and petroleum; and the term "Release" shall have the meaning set
--------                                -------
forth in Section 101(22) of CERCLA.

  SECTION 3.10.  Agreements.  (a)  Each indenture or other agreement or
                 ----------
instrument evidencing Indebtedness and each other material agreement, contract, lease, license, commitment or other instrument to which the Borrower or any of the Subsidiaries is a party or by which it or any of its properties or assets are or may be bound as of the Closing Date, after giving effect to the application of proceeds thereof on the Closing Date, is listed on Schedule 3.10 hereto (collectively with any agreements listed on Schedule 3.20, the "Material
                                                                       --------
Contracts").
---------

  (b) Except as set forth in Schedule 3.10, as of the Closing Date, all the Material Contracts are valid, binding and in full force and effect in all material respects. Except as set forth in Schedule 3.10, as of the Closing Date, the Borrower and the Subsidiaries have performed all material obligations required to be performed by them to date under the Material Contracts and they are not in breach or default in any material respect thereunder and, to the knowledge of the Borrower, no other party to any of the Material Contracts is in breach or default in any material respect thereunder. All contracts between the Borrower, any Subsidiary or the Parent and the U.S. Department of Defense (and any modifications to such contracts) with a face value in excess of $100,000 have been negotiated, fixed priced agreements, as defined in the Federal Acquisition Regulation, as amended.

  SECTION 3.11.  Federal Reserve Regulations.  (a)  None of the Borrower, the
                 ---------------------------
Subsidiaries and the Parent is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

  (b) No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulations G, U and X.

  SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act.
                 ----------------------------------------------------------
None of the Parent, the Borrower and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to regulation as a "public utility" or a "public service corporation" or the equivalent under any federal or state law.

  SECTION 3.13.  Use of Proceeds.  The proceeds of all Loans will be used solely
                 ---------------
(a) to fund a portion of the Recapitalization on the Closing Date, (b) to pay fees and expenses incurred in connection with the Recapitalization and (c) to provide for the ongoing working capital and general corporate purposes of the Borrower and the Subsidiaries. The Letters of Credit will be issued solely to support various financial and other performance obligations of the Borrower and the Subsidiaries incurred in the ordinary course of business.

  SECTION 3.14.  Tax Returns.  Each of the Parent, the Borrower and the
                 -----------
Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns required to be filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been set aside on its financial statements.

  SECTION 3.15.  No Material Misstatements.  (a)  To the knowledge of the
                 -------------------------
Borrower as of the Closing Date, the Confidential Information Memorandum and the other reports, financial statements, exhibits, schedules and other information

(except for forecasts and projections) furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole and evaluated in the context presented, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such information was provided. Any such report, financial statement, exhibit, schedule or other information which constitutes a forecast or a projection was prepared in good faith, was based on assumptions that the Borrower believes to be reasonable and based on the best information available to the Borrower. As of the Closing Date, except for the uncertainty inherent in any similar financial forecast or projection, the Borrower has no reason to believe that any such forecasts or projections are misleading in any material respect in light of the circumstances existing at the time of preparation thereof.

  (b) All representations and warranties of the Borrower and, to the knowledge of Borrower, all representations and warranties of the Seller and the Buyers, set forth in the Recapitalization Agreement were true and correct on and as of the date of such agreement and will be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

  (c) All representations and warranties of the Borrower and, to the knowledge of Borrower, all representations and warranties of the other parties to the Note Documents, set forth in each of the Note Documents were true and correct on and as of the date of such agreement, and will be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

  SECTION 3.16.  Employee Benefit Plans.  (a)  After giving effect to the
                 ----------------------
Recapitalization, each of the Borrower and the Commonly Controlled Entities will be in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred within the five years prior to the Closing Date with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.

No termination of a Single Employer Plan has occurred and no Lien in favor of the PBGC or a Plan has arisen during the five years prior to the Closing Date.

  (b) The present value of all accrued benefits under each Single Employer Plan in which the Borrower or any Commonly Controlled Entity is a participant (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the Closing Date, exceed the value of the assets of such Plan allocable to such accrued benefits.

  (c) Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the last valuation date prior to the Closing Date.

  (d) No such Multiemployer Plan is in "reorganization" or "insolvent," within the meaning of such terms as used in ERISA.

  (e) Neither the Borrower nor any Commonly Controlled Entity has any liability for post retirement benefits to be provided to its current and former employees.

  (f) No prohibited transaction under ERISA or the Code has occurred with respect to any Multiemployer Plan or Single Employer Plan which could have a Material Adverse Effect.

  SECTION 3.17.  Government Contracting Matters.  (a)  Except as set forth in
                 ------------------------------
Schedule 3.17, each of the Parent, the Borrower and the Subsidiaries has complied with all material terms and conditions of each Government Contract that provides for aggregate payments to the Parent, the Borrower and the Subsidiaries of $500,000 or more, including all clauses, provisions and requirements incorporated by reference or by operation of law therein, and there are no claims that could reasonably be expected to have a Material Adverse Effect nor any potential liability for defective pricing, false statements or false claims on Government Contracts. For the purposes hereof, "Government Contract" means
                                                    -------------------
any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of the Parent, the Borrower or any of the Subsidiaries with any foreign or domestic, federal, state, local or other governmental authority, agency or instrumentality, including all contracts and work authorizations to supply goods and services to such governmental authority, agency or instrumentality and including contracts that are first-tier subcontracts on prime contracts.

  (b) Except as set forth in Schedule 3.17, there is no action, suit, proceeding or, to the Borrower's knowledge, investigation relating to any proposed suspension or debarment of the Parent, the Borrower or any of the Subsidiaries or any of their respective directors, officers, employees or agents from doing business with any foreign or domestic, federal, state, or local government (or any agency or instrumentality thereof). None of the Parent, the Borrower and the Subsidiaries, nor any of their respective directors, officers, or employees is (or, to the Borrower's knowledge, during the last five years has been) suspended, proposed for debarment, or debarred from doing business with any foreign or domestic, federal, state, or local government (or any agency or instrumentality thereof) or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for contracting with any foreign or domestic, federal, state, or local government (or any agency or instrumentality thereof).

  (c) Except as set forth in Schedule 3.17, to the Borrower's knowledge, none of the Parent's, the Borrower's and the Subsidiaries' respective directors, officers, employees or agents is (or during the last five years has been) under administrative, civil, or criminal investigation, indictment or information by any Governmental Authority with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Contract. None of the Parent, the Borrower and the Subsidiaries has any knowledge of any material irregularity, misstatement or omission arising under or relating to any Government Contract that has led or could reasonably lead, either before or after the Closing Date, to any of the consequences set forth in Section 3.17(b) or to any other material damage, penalty, assessment, recoupment of payment or disallowance of cost.

  (d) Except as set forth in Schedule 3.17, there exist (i) no outstanding material claims against the Parent, the Borrower or any of the Subsidiaries, by any foreign or domestic, federal, state, or local government (or any agency or instrumentality thereof) or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and
(ii) no material disputes between the Parent, the Borrower or the Subsidiaries and any foreign or domestic, federal, state, or local government (or any agency or instrumentality thereof), or any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract.

  (e) None of the Parent, the Borrower and the Subsidiaries has, nor are any of them in the conduct of their respective businesses required to have, any facility security clearance or personnel security clearance or other security clearance from any foreign or domestic, federal, state, or local government (or any agency or instrumentality thereof), and none of them have any access to classified information in connection with any Government Contract or otherwise.

  SECTION 3.18.  Security Documents.  (a)  Each Pledge Agreement is effective to
                 ------------------
create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in such Pledge Agreement) and, when the respective Collateral is delivered to the Agent, each Pledge Agreement will constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in case prior and superior in right to any other person.

  (b) The Security Agreement is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral and, when financing statements in appropriate form are filed in the offices specified on Schedule 3.18 and when the Pledged Securities (as defined in the Security Agreement) are delivered to the Agent, the Security Agreement, together with such financing statements, shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral in which a security interest can be perfected by (i) filing a financing statement under
Article 9 of the Uniform Commercial Code or (ii) delivering possession of a security under Article 8 of the Uniform Commercial Code, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

  (c) When the Assignment of Patents and Trademarks, substantially in the form of Exhibit A to the Security Agreement, is filed in the United States Patent and Trademark Office and the Assignment of Copyrights, substantially in the form of Exhibit B to the Security Agreement, is filed in the United States Copyright Office, the Security Agreement, together with such filings, shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property of the Parent, the Borrower and the Subsidiaries to the extent that security interests in such Intellectual Property can be perfected by filing in such offices, in each case prior and superior in right to any other person (it being understood that subsequent filings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on Intellectual Property acquired by the grantors after the date hereof).

  (d) Each Mortgage is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed in the offices specified on Schedule 3.18(d), such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

  (e) The Agent for the benefit of the Secured Parties will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Agent of continuation statements to the extent required by the Uniform Commercial Code, the Collateral Documents will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral referred to therein, except as priority may be affected by Liens expressly permitted by Section 6.02 and except for Collateral released in accordance with all applicable provisions of this Agreement and the Collateral Documents. No filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 3.18. Except for the Intellectual Property filings referred to in paragraph (c) above, all such listed filings and recordings will have been made on or prior to the Closing Date.

  (f) By complying with Sections 4.01(e) and 4.02(x) of the Security Agreement and upon receipt by the Agent of acknowledgement copies of each Notice of Assignment, substantially in the form of Exhibit D-2 to the Security Agreement, as required under the Assignment of Claims Act of 1940, as amended (31 U.S.C.
(S)3727, 41 U.S.C. (S)15(1988)), each Grantor (as defined in the Security Agreement) shall have assigned to the Agent all moneys due or to become due under each Government Contract (other than (i) those Government Contracts identified as completed on Schedule 13 to the Security Agreement and (ii) Government Contract 65-02F-0414D with the General Services Administration) with a total current or potential value exceeding $500,000 and entered into by such Grantor with any U.S. Federal Governmental Authority.

  SECTION 3.19.  Solvency.  (a)  After giving effect to the Recapitalization,
                 --------
the making of each Loan made on the Closing Date and the uses of proceeds therefrom, each of the Borrower and the Subsidiaries will be Solvent on the Closing Date. "Solvent" means, with respect to any person, that (i) the fair
                -------
value of the assets of such person, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of such person; (ii) the present fair saleable value of the property of such person will be greater than the amount that will be required to pay the liabilities of such person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such person will not have an unreasonably small amount of capital with which to conduct the businesses in which its is engaged as such businesses are now conducted and are proposed to be conducted following the Recapitalization. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

  (b) The Borrower does not intend to, or to permit any of the Subsidiaries to, and does not believe that the Borrower or any of the Subsidiaries will, incur debts beyond its ability to pay such debts as they mature taking into account the timing of and amounts of cash to be received by the Borrower or any such Subsidiary and the timing of and amounts of cash to be payable on or in respect of indebtedness of the Borrower or any such Subsidiary.

  (c) The total amount of the Redemption will not exceed the aggregate amount of funds of the Borrower legally available therefor at the time of consummation of the Recapitalization.

  SECTION 3.20.  Transactions with Affiliates.  Except as set forth in Schedule
                 ----------------------------
3.20, as of the Closing Date, there are no agreements, contracts or other arrangements between the Borrower or any Subsidiary, on the one hand, and the Seller or any of its Affiliates, on the other hand, which will continue in effect subsequent to the Recapitalization. After giving effect to the transfer and assignment to the Borrower by the Seller of (i) all the outstanding shares of FATS UK and (ii) the Seller's rights under certain international agency and sales representative agreements which transfers of agreements (A) have been completed prior to the date hereof, (B) are in the process of being transferred or (C) will be cancelled by the Seller prior to the Closing Date (provided,
                                                                  --------
however, that such cancellation will not have a Material Adverse Effect), the
-------
Seller has no assets used in or necessary for the conduct of the business of the Borrower, except for the Seller's name which Seller has agreed to relinquish the right to use effective upon the consummation of the Recapitalization. Promptly after the consummation of the Recapitalization, Seller shall cause its name to be changed so that it no longer contains the words "Firearms Training Systems", "FATS" or any combination thereof or other words or phrases which might be confusingly similar to the Borrower's name or trademarks.

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

  SECTION 3.21.  Ownership.  (a)  After giving effect to the Recapitalization,
                 ---------
on the Closing Date, the authorized Capital Stock of the Borrower will consist of 38,000,000 shares of Class A Common Stock, $.00001 par value per share, of which 8,513,993 shares are issued and outstanding, 3,600,000 shares of Class B Common Stock, $.00001 par value per share, of which no shares are issued and outstanding, and 200,000 shares of the Borrower's Preferred Stock, $.10 par value per share, of which no shares are issued and outstanding. After giving effect to the Recapitalization, on the Closing Date, all of the shares of the Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any stockholder. As of the Closing Date, the Buyers own good, valid and marketable title to 79% of the outstanding Common Stock and the Seller owns good, valid and marketable title to 21% of the outstanding Common Stock. As of the Closing Date, the Buyers own good, valid and marketable title to 54.13% of the outstanding Class A Common Stock and 100% of the outstanding Class B Common Stock and the Seller owns good, valid and marketable title to 45.87% of the outstanding Class A Common Stock. All shares of Common Stock owned by the Buyers are free and clear of all Liens of every kind, whether absolute, matured, contingent or otherwise, other than the Liens of the Pledge Agreements, restrictions pursuant to the Shareholders Agreement and restrictions pursuant to investment management agreements which accords to the Sponsor or an Affiliate of the Sponsor sole voting power and investment power (each within the meaning of Rule 13d-3 under the Exchange Act). Except for the Warrants, the Contingent Purchase Price Rights, the Permitted Junior Preferred Stock and rights pursuant to the Shareholders Agreement, there are as of the Closing Date no existing options (including employee stock options), warrants, calls or commitments relating to, or any securities or rights convertible into, exercisable for or exchangeable for, any Capital Stock of FATS.

  (b) All of the shares of common stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any stockholder. The Borrower owns, directly or indirectly, good, valid and marketable title to all the common stock of each Subsidiary, free and clear of all Liens, other than the Liens of the Collateral Documents, of every kind, whether absolute, matured, contingent or otherwise. The Seller has, without receipt of any consideration therefor, contributed all the Capital Stock of FATS UK to the Borrower, free and clear of all Liens of every kind, whether absolute, matured, contingent or otherwise. There are no existing options, warrants, calls or commitments relating to, or any securities or rights convertible into, exercisable for or exchangeable for, any Capital Stock of the Subsidiaries.

  (c) At all times upon and after the consummation of the Permitted Drop Down Transaction, the Parent shall own good, valid and marketable title to all the outstanding common stock of the Drop Down Subsidiary, free and clear of all Liens (other than the Lien of the Parent Pledge Agreement) of every kind, whether absolute, matured, contingent or otherwise.

  SECTION 3.22.  Insurance.  The Borrower and the Subsidiaries maintain, as of
                 ---------
the Closing Date, policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are necessary to insure fully the business and assets of the Borrower and the Subsidiaries. All such policies are in full force and effect as of the Closing Date, all premiums due and payable thereon as of the Closing Date have been paid in accordance with their terms (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received as of the Closing Date with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Borrower and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

  SECTION 3.23.  Labor Matters.  (a)  Except as set forth in Schedule 3.23, as
                 -------------
of the Closing Date, (i) there is no labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of the Borrower, threatened, against the Borrower or a Subsidiary; (ii) to the knowledge of the Borrower, no union organizational campaign is in progress with respect to the employees of the Borrower or a Subsidiary; (iii) there is no unfair labor practice charge or complaint against the Borrower or a Subsidiary pending, or, to the knowledge of the Seller, threatened, before the National Labor Relations Board; (iv) there are no pending, or, to the knowledge of Seller, threatened, union grievances against the Borrower or a Subsidiary as to which there is a reasonable possibility of adverse determination and that, if so determined, would have a Material Adverse Effect; (v) there are no pending, or, to the knowledge of the Borrower, threatened, charges against the Borrower, a Subsidiary or any current or former employee of the Borrower before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (vi) none of the Seller, the Borrower and the Subsidiaries has received written notice during the past three years of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of the

Borrower or a Subsidiary and, to the knowledge of the Borrower, no such investigation is in progress.

  (b) No employee or agent of the Parent, the Borrower or any Subsidiary that has not signed a confidentiality and non-compete agreement is privy to any information that, if disseminated to an unrelated third party, could have a Material Adverse Effect.

  SECTION 3.24.  Licenses; Permits.  Schedule 3.24 sets forth a true and
                 -----------------
complete list as of the Closing Date of all material licenses, permits and authorizations issued or granted to the Borrower and the Subsidiaries by Governmental Authorities which are necessary or desirable for the conduct of the business of the Borrower and the Subsidiaries as currently conducted. Except as set forth in Schedule 3.24, as of the Closing Date, all such licenses, permits and authorizations are validly held by the Borrower or the relevant Subsidiary, the Borrower and the Subsidiaries have complied in all material respects with all terms and conditions thereof and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of the Recapitalization Agreement or the consummation of the transactions contemplated thereby.

  SECTION 3.25.  Certain Transactions.  (a)  On the Closing Date, (i) the
                 --------------------
Recapitalization Agreement shall not have been amended or modified, nor any condition thereof waived by the Borrower, except as acceptable to the Agent,
(ii) all conditions to the obligations of the Borrower under the Recapitalization Agreement to consummate the Recapitalization shall have been satisfied, (iii) all funds advanced by the Lenders will be used to consummate the Recapitalization and (iv) the Recapitalization will be consummated in accordance with the Recapitalization Agreement.

  (b) On the Closing Date, (i) the Note Documents shall not have been amended or modified, nor any condition thereof waived by the Borrower, except as acceptable to the Agent and (ii) all funds advanced by the Bridge Lenders will be used to consummate the Recapitalization.


                                  ARTICLE IV

                             CONDITIONS OF LENDING

  SECTION 4.01.  First Borrowing.  The obligations of the Lenders to make Loans
                 ---------------
hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, are subject to the satisfaction of the conditions that on the date of the first Borrowing hereunder (such date being referred to herein as the

"Closing Date"):
-------------

  (a) The Agent shall have received counterparts hereof signed by each of the parties (or, in the case of any Lender as to which an executed counterpart shall not have been received, telegraphic, telex, telecopy or other written confirmation from such party in form satisfactory to the Agent of the execution of a counterpart hereof by such Lender).

  (b) The Agent shall have received (i) for the account of each Lender, a duly executed Note or Notes, dated the Closing Date, complying with the provisions of
Section 2.04 and (ii) for the account of the Swingline Lender, a duly executed Swingline Note, dated the Closing Date, complying with the provisions of Section 2.04.

  (c) The Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Collateral Document, perfected to the extent contemplated by Section 3.18 and the Agent shall have received:

            (i) counterparts of the Security Agreement, duly executed by the Borrower, and a duly completed and executed Perfection Certificate from the Borrower;

            (ii) certificates representing 65% of all outstanding Capital Stock of each Foreign Subsidiary (other than uncertificated Capital Stock of Firearms Training Systems Netherlands B.V.), accompanied by stock powers endorsed in blank, and the Intercompany Notes, duly executed by each Foreign Subsidiary, accompanied by assignments executed in blank;

            (iii) an acknowledgement copy, or other evidence satisfactory to the Agent, of the proper filing, registration or recordation of each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agent to be filed, registered or recorded in each jurisdiction and to each Governmental Authority in which or to which the filing, registration or recordation is so required or requested in order to create in favor of the Agent for the benefit of the Secured Parties a valid, legal and perfected security interest in or lien on the Collateral that is the subject of the Security Agreement or any Pledge Agreement;

            (iv) certified copies of Requests for Information or Copies (form UCC-11), or equivalent reports from Prentice-Hall Financial Services or other independent search service satisfactory to the Agent, listing

(A) any judgment naming the Borrower or any other Loan Party, as judgment debtor, (B) any tax lien that names the Borrower or any other Loan Party as a delinquent taxpayer in any of the jurisdictions referred to in clause (iii) above and (C) any Uniform Commercial Code financing statement that names the Borrower or any other Loan Party as debtor filed in any of the jurisdictions referred to in clause (iii) above;

         (v) appropriate duly executed termination statements (Form UCC-3) signed by all persons disclosed as secured parties in the jurisdictions referred to in clause (iii) above (other than holders of Liens permitted under Section 6.02) in form for filing under the Uniform Commercial Code of such jurisdictions;

         (vi) an escrow agreement or payoff letter in form and substance satisfactory to the Agent executed by the existing lenders and holders of Liens (other than Liens permitted under Section 6.02) in respect of the Borrower and the Subsidiaries pursuant to which such lenders and Lien holders will, among other things, deliver the termination statements referred to in clause (v) above into escrow pending the Closing;

         (vii) counterparts of the Buyer Pledge Agreement, duly executed by the Buyers;

         (viii) counterparts of the Seller Pledge Agreement, duly executed by the Seller;

         (ix) counterparts of (A) a valid and binding pledge agreement effective under the laws of the Netherlands Antilles to create the equivalent of a perfected security interest for the benefit of the Agent and the Secured Parties in the Capital Stock of Firearms Training Systems Netherlands B.V. and (B) a valid and binding pledge agreement effective under the laws of Singapore to create the equivalent of a perfected security interest for the benefit of the Agent and the Secured Parties in the Capital Stock of F.A.T.S. Singapore PTE LTD.;

         (x) certificates representing all the Common Stock outstanding after giving effect to the Recapitalization, accompanied by stock powers endorsed in blank;

         (xi) counterparts of each Agency Account Agreement or other Collateral Document requested by the Agent, duly executed by the parties thereto; and

         (xii) counterparts of an Acknowledgement of Subordination, substantially in the form of Exhibit R, duly executed by each of the Subsidiaries.

    (d) The Agent shall have received an opinion of each of (i) the appropriate counsel to the Loan Parties necessary to give those opinions set forth in Exhibit L-1 hereto, Georgia counsel to the Borrower in the form of Exhibit L-2 hereto and Singapore and Netherlands counsel to the Borrower in form and substance satisfactory to the Lenders and (ii) copies of each opinion required to be delivered by counsel to the Borrower, the Buyer and the Seller pursuant to the Recapitalization Agreement, accompanied in each case by a letter, unless such opinion is addressed to the Agent and the Lenders or expressly includes a reliance provision, from the counsel rendering such opinion, stating that the Agent and the Lenders are entitled to rely on such opinion as if it were addressed to the Agent and the Lenders; each such opinion or reliance letter, as the case may be, referred to in clauses (i) and (ii) shall be dated the Closing Date and addressed to the Agent and the Lenders.

    (e) The Agent shall have received counterparts of the Junior Subordination Agreement duly executed by the Sponsor, the Buyers and the Borrower as of the Closing Date.

    (f)  The Agent shall have received:

         (i) a certificate, dated the Closing Date and signed by a Financial Officer of each of the Borrower and the Subsidiaries confirming compliance with the conditions precedent set forth in paragraphs (h), (i), (j), (l),
    (o), (p), (q) and (s) of this Section 4.01 and in paragraphs (b), (c) and
    (d) of Section 4.02;

         (ii) a copy of the long form certificate of incorporation or other constitutive documents, including all amendments thereto, of each of the Loan Parties, certified as of a recent date by the Secretary of State (or comparable authority) of the jurisdiction of its organization, and a certificate as to the good standing of each such party as of a recent date, from such Secretary of State (or other authority);

         (iii) a certificate of the Secretary or Assistant Secretary of each of the Loan Parties dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or comparable governing instruments of such party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or comparable governing body of such party (or, in the case of any partnership, of the general partner of such party) authorizing the execution, delivery and performance of the Loan Documents to which such party is or will be a party, and, in the case of the Borrower, the consummation of the Recapitalization and extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
          (C) that the certificate of incorporation or other constitutive documents of such party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above, (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such party and (E) with respect to the Borrower, that attached thereto is a true and complete executed copy of the Recapitalization Agreement, the Note Documents and all other documents and instruments executed and delivered therewith; and

              (iv) such other documents, opinions, certificates and agreements in connection with the Facilities, in form and substance satisfactory to the Agent, as it shall reasonably request.

          (g) The Borrower shall have paid all Fees and other amounts due and payable to the Agent or any Lender on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Fee Letter or any Loan Document (to the extent invoices or statements therefor have been received).

          (h) All conditions set forth in the Recapitalization Agreement to the obligations of the Buyers shall have been satisfied; the Recapitalization Agreement shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived, without the prior written consent of the Agent.

          (i) All components of the Recapitalization shall have been consummated in accordance with the terms of the Recapitalization Agreement and in compliance with applicable law and regulatory approvals simultaneously with the first Borrowing hereunder, including the receipt of

$36,000,000 of gross proceeds from the Equity Purchase and $40,000,000 of gross proceeds from the Permitted Senior Subordinated Notes.

  (j) (i) The terms and conditions applicable to the Permitted Junior Preferred Stock shall comply with Section 6.01(f) and shall otherwise be reasonably satisfactory to the Agent and the Lenders and (ii) the terms and conditions applicable to the Permitted Senior Subordinated Notes, the Permitted Senior Preferred Stock and the Warrants shall not have been changed in any material respect from those set forth in the letter agreement and summary of principal terms and conditions from NationsBridge, L.L.C. dated June 5, 1996.

  (k) The Agent shall have received and approved the monthly working capital detail of the Borrower for the first projected fiscal year after Closing and pro forma financial statements of the Borrower and the Subsidiaries as of, and for the 12 months ended on, March 31, 1996, giving effect to the Recapitalization and the transactions contemplated hereby, prepared by the Borrower.

  (l) No Material Adverse Change shall have occurred since March 31, 1996.

  (m) The Agent shall have received certification in form and substance satisfactory to the Agent as to the financial condition, available surplus and solvency of the Borrower and the Subsidiaries (after giving effect to the Recapitalization) from an independent firm acceptable to the Agent; provided
                                                                    --------
that the firm of Houlihan Lokey Howard and Zukin shall be acceptable to the Agent.

  (n) The Agent shall have received (i) satisfactory opinions of counsel to the Loan Parties (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Facilities) and such corporate resolutions, certificates and other documents as the Agent shall reasonably require and (ii) satisfactory evidence that the Agent (on behalf of the Lenders) holds a perfected, first priority Lien in all Collateral for the Facilities, subject to no other Liens, except for Liens permitted under
Section 6.02.

  (o) The Agent shall have received satisfactory evidence that the Borrower has obtained all governmental, shareholder and third party consents and approvals and expiration of all applicable waiting or appeal periods necessary or, in the opinion of the Agent, appropriate in connection with the Facilities and the pledge of the Collateral for the Facilities without any action being taken that could restrain, prevent or impose any material adverse condition on the Borrower and the Subsidiaries or the Recapitalization or that could seek or threaten any of the foregoing, and no law or regulation or condition shall be applicable which in the judgment of the Agent could have such effect; provided
                                                                      --------
that no failure of the foregoing condition shall be deemed to have occurred as a result of a failure to obtain a novation with the Seller of the Borrower's contracts with departments or agencies of the United States Government to supply the United States Government with simulators which is required because of the Equity Purchase and the Redemption.

  (p) There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or other Governmental Authority that purports to adversely affect the Facilities or that could have a material adverse effect on the ability of the Borrower and the Subsidiaries to perform their obligations under the documents to be executed in connection with the Facilities, except as disclosed to and approved by the Agent prior to the date hereof.

  (q) There shall be no less than $5,000,000 of Unused Revolving Credit Commitments and cash of the Borrower and the Subsidiaries on hand at Closing after giving effect to the Recapitalization.

  (r) There shall not have occurred and be continuing (i) a material adverse change in the market for syndicated bank credit facilities or (ii) a material disruption of, or a material adverse change in, financial, banking or capital market conditions.

  (s) Each Notice of Assignment required under the Assignment of Claims Act of 1940, as amended, with respect to all U.S. Federal Government Contracts shall have been filed with the applicable Governmental Authority in order to assign to the Agent all moneys due or to become due under each such Government Contract (other than (i) those Government Contracts identified as completed on Schedule 13 to the Security Agreement and (ii) Government Contract GS-02F-0414D with the General Services Administration) with a total current or potential value exceeding $500,000.

  SECTION 4.02.  All Credit Events.  The obligations of the Lenders to make
                 -----------------
Loans hereunder (including the obligation of the Swingline Lender to make Swingline Loans hereunder), and the obligation of the Issuing Bank to issue Letters of Credit hereunder, are subject to the satisfaction of the conditions that on the date of each Borrowing (including each Swingline Borrowing) and on the date of issuance of each Letter of Credit:

        (a) The Agent shall have received a notice of such Borrowing as required by Section 2.03 or a notice requesting the issuance of such Letter of Credit as required by Section 2.21(c), as applicable.

        (b) The representations and warranties set forth in Article III and the representations and warranties of the Borrower and the other Loan Parties set forth in the other Loan Documents (except, in the case of a refinancing of Revolving Loans or Swingline Loans that does not increase the aggregate principal amount of outstanding Revolving Loans or Swingline Loans, as applicable, the representations set forth in Sections 3.06 and 3.09) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of the issuance of such Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

        (c) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, the aggregate outstanding principal amount of the Loans of each Class and the Letter of Credit Exposure shall not exceed the limitations set forth in Sections 2.01 and 2.21(a).

        (d) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing .

Each Borrowing hereunder and each issuance of a Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance of such Letter of Credit as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.02. For purposes of this Section 4.02, a "Borrowing" does not include a conversion or continuation of a previously outstanding Term Borrowing pursuant to Section 2.10.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

  The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

  SECTION 5.01.  Existence; Businesses and Properties. (a)  The Borrower will,
                 ------------------------------------
and will cause each of the Subsidiaries to, and the Parent will, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05(a).

  (b) The Borrower will, and will cause each of the Subsidiaries to, and the Parent will, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, leases, privileges, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade names and all other Intellectual Property material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties and excluding Environmental Laws, which are subject to the provisions of Section 5.11) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (subject to ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

  SECTION 5.02.  Insurance. (a)  The Borrower will, and will cause each of the
                 ---------
Subsidiaries to, keep its insurable properties fully insured at all times by financially sound and reputable insurers; such insurance to include fire and other risks insured against by extended coverage, public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and business interruption insurance, and maintain such other insurance as may be required by law. The Borrower shall deliver to the Agent on the Closing Date (i) a report from the Borrower's independent insurance consultant demonstrating that the insurance required by this Section 5.02 is in effect and (ii) evidence of such insurance and the endorsement thereof to include a "standard" or "New York" lender's loss payable endorsement in the name of the Agent on Accord Form 27.

  (b) The Borrower will, and will cause each of the Subsidiaries to, cause all such policies (other than workers' compensation and employee health policies) to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Agent; cause all such policies to provide that neither the Borrower, the Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Agent may reasonably require from time to time to protect the interests of the Agent and the Lenders; deliver original or certified copies of all such policies to the Agent; cause each such policy to provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 30 days' prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Agent; deliver to the Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent) together with evidence satisfactory to the Agent of payment of the premium therefor.

  (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower will, and will cause each of the Subsidiaries to, obtain flood insurance in such total amount as the Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, to the extent available at commercially reasonable rates, obtain earthquake insurance in such total amount as the Agent or the Required Lenders may from time to time require.

  (d) With respect to any Mortgaged Property, the Borrower will, and will cause each of the Subsidiaries to, carry and maintain comprehensive general liability insurance including coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit with respect to such Mortgaged

Property of less than $10,000,000, naming the Agent as an additional insured, on forms satisfactory to the Agent.

  (e) The Borrower will, and will cause each of the Subsidiaries to, notify the Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 5.02 is taken out by the Borrower; and promptly deliver to the Agent a duplicate original copy of such policy or policies.

  (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

  (i) none of the Agent, the Lenders, the Issuing Bank or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agent, the Lenders, the Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Agent, the Lenders, the Issuing Bank and their agents and employees;

  (ii) the Borrower will permit an insurance consultant retained by the Agent, at the expense of the Borrower, to review the insurance policies maintained by the Borrower and the Subsidiaries, but no more frequently than annually; and

  (iii) the designation of any form, type or amount of insurance coverage by the Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties and the Agent and the Required Lenders shall have the right from time to time to require the Borrower, the Subsidiaries and the Parent to keep other insurance in such form and amount as the Agent or the Required Lenders may reasonably request, provided that such
                                                             --------
insurance shall be obtainable on commercially reasonable terms.

  SECTION 5.03.  Obligations and Taxes.  The Borrower will, and will cause each
                 ---------------------
of the Subsidiaries to, and the Parent will, pay all of its obligations (other than Indebtedness) promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided,
                                                                    --------
however, that such payment and discharge shall not be required with respect to
-------
any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued and the Borrower shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

  SECTION 5.04.  Financial Statements, Reports, etc.  The Borrower will furnish
                 ----------------------------------
to the Agent and each Lender:

       (a) as soon as available, and in any event within 90 days after the end of each fiscal year, its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal year and the consolidated results of their operations and cash flows during such year, in each case setting forth in comparative form the figures for the preceding fiscal year, all audited by Arthur Andersen LLP or another nationally recognized "Big Six" independent public accounting firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied;

       (b) as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal quarter, the consolidated results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year and the consolidated cash flows for the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower certifying that no Default or Event of Default has occurred or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

  (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit K hereto, (i) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 6.15 and 6.16, (ii) stating whether, since the date of the most recent Required Financial Statements previously delivered, there has been any material change in the generally accepted accounting principles applied in the preparation of the Borrower's financial statements and, if so, describing such change, (iii) containing summaries of accounts payable agings, accounts receivable agings, and inventory of the Borrower on a stand-alone basis, (iv) in the case of a certificate delivered concurrently with a certificate under paragraph (a) above, setting forth the Excess Cash Flow for the preceding fiscal year (or, in the case of the fiscal year ending March 31, 1997, for the period from the Closing Date through March 31, 1997) and a reasonably detailed calculation thereof, (v) a comparison of the actual results during the period covered by such financial statements to those originally budgeted by the Borrower prior to the beginning of the applicable fiscal year, along with management's discussion and analysis of variances between such actual and budgeted results, as well as variances between actual results for such period and actual results for the same period in the previous fiscal year and
(vi) a list of any significant sales contracts awarded or terminated since the date of the most recent Required Financial Statements previously delivered, including a description thereof in reasonable detail (provided that the Borrower may disclose orally, rather than in writing, any such sales information that the Borrower deems highly sensitive from a competitive standpoint);

     (e) as soon as available, and in any event within 30 days after the end of each calendar month (other than the last month of any fiscal quarter), a copy of the unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of the end of such calendar month and for the portion of the fiscal year then ended, containing a balance sheet, statement of operations and statement of cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year;

  (f) promptly upon completion, but in any event not later than 30 days after the commencement of the 1998 fiscal year and each subsequent fiscal year, a copy of projections by the Borrower of its consolidated balance sheet and related consolidated statements of operations and cash flows for such fiscal year (including all material assumptions to such projections) and a budget for such fiscal year, all in form customarily prepared by the Borrower's management, such projected financial statements to be accompanied by a certificate of a Financial Officer to the effect that such projected financial statements have been prepared in good faith, based on assumptions that the Borrower believes to be reasonable and based on the best information available to the Borrower and that such Financial Officer has no reason to believe they are misleading in any material respect in light of the circumstances existing at the time of preparation thereof;

  (g) as soon as available, (i) a copy of each financial statement, report, notice or proxy statement sent by the Parent, the Borrower or any of the Subsidiaries to their respective stockholders in their capacity as stockholders,
(ii) a copy of each regular, periodic or special report, registration statement, or prospectus filed by the Parent, the Borrower or any of the Subsidiaries with any securities exchange or the SEC, (iii) any material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Parent, the Borrower or any of the Subsidiaries is a party and (iv) copies of all press releases and other statements made available generally by the Parent, the Borrower or any of the Subsidiaries to the public generally concerning material developments in the Parent's, the Borrower's or such Subsidiary's business;

  (h) as soon as available, and in any event within 15 days of receipt, any final management letter issued or provided by the auditors of the Borrower or any Subsidiary;

  (i) concurrently with any delivery to any Subordinated Lender or holder of Permitted Senior Preferred Stock or

Permitted Junior Preferred Stock, a copy of any materials, information, notices (including any notice of an event of default or potential event of default) or correspondence delivered to any such Subordinated Lender or holder;

  (j) within 30 days after the Closing Date, the unaudited balance sheet of the Borrower and its Consolidated Subsidiaries as of July 31, 1996, certified by a Financial Officer of the Borrower as fairly presenting the consolidated financial position of the Borrower and its Consolidated Subsidiaries in accordance with GAAP; and

  (k) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

  SECTION 5.05.  Other Information.  (a) The Borrower will furnish to the Agent
                 -----------------
prompt written notice of the following:

  (i) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

  (ii) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against or affecting the Parent, the Borrower or any of the Subsidiaries (A) which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) which involves a claim or series of related claims against the Parent, the Borrower or any Subsidiary in excess of $250,000;

  (iii) all matters materially affecting the value, enforceability or collectibility of any material portion of its assets, including changes to significant contracts, schedules of equipment, changes of significant equipment or real property, the reclamation or repossession of, or the return to the Borrower or any of the Subsidiaries of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, which matters could have a Material Adverse Effect;

  (iv) any material adverse change in the relationship between any of the Borrower and the Subsidiaries, on the one hand, and any of its respective suppliers, licensors or customers, on the other hand, which could reasonably be expected to have a Material Adverse Effect.

      (v) all proposed amendments to any material agreement relating to Indebtedness to which the Borrower or any Subsidiary is a party; and

      (vi) any development that, individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

  (b) Immediately upon receipt by the Borrower, the Borrower shall provide the Agent and the Lenders with copies of all notices (including notices of default), statements and financial information received from any Subordinated Lender or any other creditor or lessor with respect to any item of Indebtedness which, if not paid, could give rise to an Event of Default or the repossession of material property from the Borrower or any of the Subsidiaries.

  (c) Any notification required by this Section 5.05 shall be accompanied by a certificate of a Financial Officer of the Borrower setting forth the details of the specified events and the action which the Borrower proposes to take with respect thereto.

  SECTION 5.06.  ERISA.  (a)  The Borrower will, and will cause each of the
                 -----
Subsidiaries to, and the Parent will, comply in all material respects with the applicable provisions of ERISA and the Code.

  (b) The Borrower will promptly give notice to the Agent and each Lender of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, any filing by the Borrower with the PBGC of a notice of intent to terminate a Plan, any receipt by the Borrower of notice from the PBGC of the intention of the PBGC to terminate a Plan or appoint a trustee to administer a Plan, any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Multiemployer Plan; or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Single Employer Plan or Multiemployer Plan.

  SECTION 5.07.  Maintaining Records; Access to Properties and Inspections.  The
                 ---------------------------------------------------------
Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Agent or the Required Lenders to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested, and to make extracts from and copies of such financial records, and permit any representatives designated by the Agent or the Required Lenders to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor (with representatives of the Borrower present unless an Event of Default or Default has occurred and is continuing).

  SECTION 5.08.  Use of Proceeds.  The Borrower will use the proceeds of the
                 ---------------
Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.

  SECTION 5.09.  Interest Rate Protection Agreements.  Within 120 days after the
                 -----------------------------------
Closing Date, the Borrower will enter into and thereafter maintain in full force and effect Interest Rate Protection Agreements at rates and on terms reasonably satisfactory to the Agent, the effect of which shall be to fix or limit the interest that would be payable in connection with Loans (whether or not such Loans are then outstanding) in the principal amount of not less than $30,000,000 for a period expiring no earlier than the third anniversary of the Closing Date. The Borrower will promptly deliver evidence of the execution and delivery of such Interest Rate Protection Agreements to the Agent.

  SECTION 5.10.  Fiscal Year.  The Borrower will, and will cause each Subsidiary
                 -----------
to, cause its fiscal year to end on March 31 in each year.

  SECTION 5.11.  Compliance with Environmental Laws; Preparation of
                 --------------------------------------------------
Environmental Reports.  (a)  The Borrower will, and will cause each Subsidiary
---------------------
to, and the Parent will, comply, and use its best efforts to cause all lessees and other persons occupying the properties owned or leased by the Borrower and the Subsidiaries (the "Properties") to comply, in all material respects with all
                       ----------
Environmental Laws and Environmental Permits applicable to its operations and Properties except to the extent that the failure to comply therewith could not reasonably be expected to result in liability in excess of $250,000; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action required under, and in accordance with, Environmental Laws, except to the extent that: (i) the cost of such Remedial Action could not reasonably be expected to exceed $250,000; or (ii) the necessity of any such Remedial Action is being contested in good faith by appropriate proceedings timely instituted and diligently pursued and in the manner provided by applicable law.

  (b)  If a Default or Event of Default caused by reason of a breach of Section
3.17 or 5.11(a) shall have occurred and be continuing, or if the laws of the United States or any state in which the Borrower or any of the Subsidiaries leases or owns property provide that a Lien upon the property of the Borrower or any of the Subsidiaries may be obtained for the removal of Hazardous Materials which have been released, at the request of the Required Lenders through the Agent, the Borrower will provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such Default or Event of Default prepared by an environmental consulting firm acceptable to the Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties. To the extent any such Hazardous Materials are located therein or thereunder that either (i) subjects the property to Lien or (ii) requires removal to safeguard the health of any person, the Borrower shall, and shall cause each of the Subsidiaries to, remove, or cause to be removed, such Lien and such Hazardous Materials at the Borrower's expense. The Borrower acknowledges and agrees that if the Borrower fails to perform its obligations under this Section 5.11(b), the Agent shall have the right to do so for the Borrower and the Subsidiaries. The Borrower further acknowledges and agrees that if the Borrower or any Subsidiary fails to cooperate (e.g., by allowing access to any premises or permitting the
                    ----
drilling of core samples, etc.), the Agent and the Lenders will not have an adequate remedy at law.

  SECTION 5.12.  Further Assurances.  (a) The Borrower will, and will cause each
                 ------------------
Subsidiary to, and the Parent will, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders or the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, maintain, preserve, protect and perfect the validity and first priority (except as such priority may be affected by the Liens permitted under Section 6.02) of the security interests created or intended to be created by the Collateral Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to execute a Guarantee Agreement, Indemnity Subrogation and Contribution Agreement, Intercompany Note and each applicable Collateral Document in favor of the Agent; provided that the foregoing shall not be
                                --------
deemed to imply that any such acquisition or organization of a Subsidiary is permitted under this Agreement. In addition, from time to time, the Borrower will, and will cause each Domestic Subsidiary to, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and the Domestic Subsidiaries (including real and other properties owned or leased on the Closing Date or acquired subsequent to the Closing Date and including 100% of the capital stock of each Subsidiary, except that in the case of the pledge of the capital stock of any Foreign Subsidiary, such pledge shall be limited to 65% of the capital stock of such Foreign Subsidiary to the extent, and for so long as, the pledge of any greater percentage would have adverse tax consequences for the Borrower). Such security interests and Liens will be created under the Collateral Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies, surveys and lien searches) as the Agent shall reasonably request to evidence compliance with this Section 5.12. The Borrower agrees to provide such evidence as the Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

  (b) The Borrower shall use its reasonable best efforts to deliver, within 120 days after the Closing Date, counterparts of the leasehold Mortgage on the Borrower's Atlanta, Georgia headquarters, duly executed by the Borrower, and such documents relating to the Mortgaged Property as may be requested by the Agent, including a mortgage note in form satisfactory to the Agent and a policy or policies of title insurance from a title company acceptable to the Agent, together with such coinsurance and reinsurance as may be requested by the Agent, insuring the Mortgage as a valid first lien on the Mortgaged Property, free of Liens (other than Liens permitted by Section 6.02) or other exceptions to title not approved and accepted by the Agent, and such landlord waivers, subordination agreements, estoppel certificates and other customary mortgage closing documents as shall be reasonably requested by the Agent. In the event the Borrower shall not have obtained the landlord consent necessary to deliver such Mortgage within such period, the Borrower shall continue to use its reasonable best efforts to obtain such consent and to comply with the foregoing.

  SECTION 5.13.  Permitted Drop Down Transaction.  The Borrower will use its
                 -------------------------------
reasonable best efforts to implement the

Permitted Drop Down Transaction by December 31, 1996. The Borrower shall not be relieved of its obligations pursuant to this Section 5.13 because of any tax liabilities, contingent or otherwise, that may arise in connection with the Permitted Drop Down Transaction. However, if the Permitted Drop Down Transaction has not been consummated solely because the Agent, through no fault of the Borrower, has not been satisfied that the U.S. Government Department of Defense is willing to enter into a novation agreement with FATS and the Drop Down Subsidiary with respect to any Material Contracts for which such novation is necessary or desirable, then the failure to consummate the Permitted Drop Down Transaction until the Agent shall have become so satisfied shall not be deemed to constitute a failure of the Borrower to comply with this Section 5.13.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

  The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

  SECTION 6.01.  Indebtedness.  The Borrower will not, and will not cause or
                 ------------
permit any of the Subsidiaries to, incur, create, issue, assume or permit to exist any Indebtedness or Preferred Stock, except:

     (a) Indebtedness existing on the Closing Date, to the extent set forth on
Schedule 6.01 (but not any extension, renewal or refinancing thereof);

     (b) Indebtedness represented by the Loan Documents (other than the Intercompany Notes);

     (c) (i) Interest Rate Protection Agreements required pursuant to, and entered into in accordance with, Section 5.09 and (ii) foreign currency exchange agreements reasonably satisfactory to the Agent entered into in order to hedge currency exchange rate risk and not for speculation;

     (d) Permitted Senior Subordinated Notes in an aggregate principal amount of up to $40,000,000; provided that (i) within three Business Days after the
                   --------
occurrence of the Exchange Event, the Borrower shall exchange

(A) $10,000,000 aggregate principal amount of Permitted Senior Subordinated Notes for Permitted Senior Preferred Stock having an equal aggregate liquidation preference and (B) $5,000,000 aggregate principal amount of Permitted Senior Subordinated Notes for Permitted Junior Preferred Stock having an equal aggregate liquidation preference, (ii) after such three Business Days after the occurrence of the Exchange Event, no more than $25,000,000 aggregate principal amount of Permitted Senior Subordinated Notes shall be permitted and (iii) the weighted average interest and dividend rate of the Permitted Senior Subordinated Notes and any Permitted Senior Preferred Stock and Refinancing Securities shall be no greater than 13.00% per annum of the principal amount and/or liquidation preference thereof;

  (e) $10,000,000 aggregate liquidation preference of Permitted Senior Preferred Stock issued pursuant to the Equity Exchange Agreement in exchange for Permitted Senior Subordinated Notes in an equal principal amount; provided that (i) such
                                                        --------
liquidation preference may be increased by the amount of accrued and unpaid dividends thereon and (ii) the weighted average dividend and interest rate of the Permitted Senior Preferred Stock and any Permitted Senior Subordinated Notes and Refinancing Securities shall be no greater than 13.00% per annum of the liquidation preference and/or principal amount thereof;

  (f) $5,000,000 aggregate liquidation preference of Permitted Junior Preferred Stock issued pursuant to the Equity Exchange Agreement in exchange for Permitted Senior Subordinated Notes in an equal principal amount; provided that (i) such
                                                        --------
liquidation preference may be increased by the amount of accrued and unpaid dividends thereon and (ii) the terms and conditions applicable to the Permitted Junior Preferred Stock shall provide that (A) no dividends shall be payable thereon (except in shares of Common Stock) until the Commitments have been terminated, all Letters of Credit have been cancelled or expired and all amounts thereunder have been reimbursed in full and the Loans, together with interest, Fees and all other Obligations, have been paid in full, and (B) shall provide for conversion into Common Stock (but not common stock of the Drop Down Subsidiary) at the option of the holders exercisable within 18 months after the Closing at a conversion price equal to the original purchase price of the shares of Common Stock acquired from FATS by the Buyers;

  (g) up to $100,000,000 aggregate principal amount and/or liquidation preference of Refinancing Securities issued solely in a Refinancing Mandatory Prepayment Event; provided that (i) such liquidation preference may be
                  --------
increased by the amount of accrued and unpaid dividends thereon and (ii) the issuance of such Refinancing Securities (together with any concurrent offering of Common Stock) shall result in Net Cash Proceeds of at least $35,000,000 and
(iii) if the issuance of such Refinancing Securities (together with any concurrent offering of Common Stock) results in Net Cash Proceeds of less than $65,000,000, at least $10,000,000 of such Net Cash Proceeds shall be from Refinancing Securities consisting of Preferred Stock (other than Disqualified Stock) and/or from Common Stock; and provided further that the Net Cash Proceeds
                                     -------- -------
of such transaction are applied as required by Section 2.11(e) and allocated as provided by Section 2.11(g);

  (h) Capital Lease Obligations for office equipment in an aggregate amount up to $5,000,000 outstanding at any time; provided that none of the agreements
                                       --------
relating thereto shall contain any change of control or similar provision;

  (i) Indebtedness represented by the Intercompany Notes, to the extent permitted by Section 6.04(a)(ii);

  (j) other unsecured Indebtedness in an aggregate principal amount of up to $5,000,000 outstanding at any time; and

  (k) Indebtedness consisting of the obligation to reimburse the issuer of any bid bond, performance bond or other instrument of a like nature and purpose incurred in the ordinary course of business up to $500,000 in the aggregate outstanding at any time.

  SECTION 6.02.  Negative Pledge.  The Borrower will not, and will not cause or
                 ---------------
permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Subsidiary or other person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

  (a) Liens existing on the Closing Date, to the extent set forth on Schedule 6.02, provided that such Liens secure only those obligations which they secure on the Closing Date;

  (b) Liens in favor of the Agent on behalf of the Secured Parties created by the Collateral Documents;

  (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

     (d) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with
Section 5.03;

     (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

     (f) trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), and other obligations of a like nature incurred in the ordinary course of business;

     (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries;

     (h) deposits of up to $500,000 in the aggregate outstanding at any time to secure any obligations permitted by Section 6.01(k);

     (i) Liens constituting the interest of any lessor of property subject to Capital Lease Obligations permitted by Section 6.01(h); provided that such Liens
                                                        --------
do not extend to any other property; and

     (j) Liens arising by operation of law held by any Wholly Owned Subsidiary which is a Foreign Subsidiary securing accounts payable by the Borrower to such Foreign Subsidiary for finished products acquired by the Borrower from such Foreign Subsidiary in transactions contemplated by, and subject to the limitations set forth in, clause (iv) of Section 6.04(a); provided that (i) such
                                                          --------
Liens securing accounts payable for finished products do not extend to any property other than such finished products, (ii) all such Foreign Subsidiaries shall have executed and delivered to the Agent an Acknowledgement of Subordination substantially in the form of Exhibit R, (iii) the payment of all accounts payable by the Borrower to any such Foreign Subsidiary shall be subordinate to the payment in full of all the Obligations and (iv) any such Liens shall have a second priority lien status to the liens and other claims created under the Collateral Documents for the benefit of the Agent and the other Secured Parties.

  SECTION 6.03.  Sale and Lease-Back Transactions.  The Borrower will not, and
                 --------------------------------
will not cause or permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

  SECTION 6.04.  Investments, Loans and Advances.  (a)  The Borrower will not,
                 -------------------------------
and will not cause or permit any of the Subsidiaries to, purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities of, make or permit to exist any loans, extensions of credit or advances to, maintain any Deposit Account or make or permit to exist any other investment, capital contribution or other interest in, any other person, except:

        (i) investments existing on the Closing Date, to the extent set forth on
  Schedule 6.04, by the Borrower in Wholly Owned Subsidiaries;

        (ii) loans and advances made after the Closing Date by the Borrower to Wholly Owned Subsidiaries; provided that (A) any such loan or advance is
                             --------
  evidenced by an Intercompany Note pledged and delivered to the Agent on behalf of the Secured Parties pursuant to the Security Agreement, (B) any such loan or advance to any Wholly Owned Subsidiary shall be permitted only so long as such person remains a Wholly Owned Subsidiary and (C) the aggregate principal amount outstanding at any time of loans and advances (excluding investments under clauses (iii) and (iv) of this Section 6.04(a)) made by the Borrower after the Closing Date to Foreign Subsidiaries shall not exceed $1,000,000;

        (iii) investments by the Borrower in Wholly Owned Subsidiaries which are Foreign Subsidiaries; provided that (A) such investments consist of
                            --------
  receivables for inventory transferred to such Foreign Subsidiaries in the ordinary course of business for resale to customers of such Foreign Subsidiaries, (B) the aggregate principal amount of such receivables outstanding at any time shall not exceed $5,000,000, (C) any such receivable shall be discharged, released or cancelled only to the extent that the Borrower has received payment of the amount due from the applicable Foreign Subsidiary, (D) the Borrower shall receive payment of a corresponding portion of any such receivable for any goods transferred to any Foreign Subsidiary within 10 Business Days after receipt by such Foreign Subsidiary of payment from its customer for such goods and (E) the original amount of any such receivable is based on the Borrower's reasonable, good faith estimate of the amount that would be paid in an arms-length transaction with an independent, unrelated third party;

  (iv) investments by the Borrower in Wholly Owned Subsidiaries which are Foreign Subsidiaries; provided that (A) such investments consist of receivables
                      --------
for parts transferred to such Foreign Subsidiaries in the ordinary course of business for use in manufacturing and assembly by such Foreign Subsidiaries, (B) the aggregate principal amount of such receivables to any Foreign Subsidiary outstanding at any time is less than the aggregate principal amount of accounts payable by the Borrower to such Foreign Subsidiary for finished products acquired by the Borrower in the ordinary course of business, (C) the amount of any such receivable or payable is based on the Borrower's reasonable, good faith estimate of the amount that would be paid in an arms'-length transaction with an independent, unrelated third party and (D) all such Foreign Subsidiaries shall have executed and delivered to the Agent an Acknowledgement of Subordination substantially in the form of Exhibit R;

  (v) Cash Equivalents, so long as no Event of Default has occurred and is continuing;

  (vi) (A) trade accounts receivable (and related notes and instruments) arising in the ordinary course of business consistent with past practices and (B) notes receivable in the aggregate principal amount of up to $250,000 outstanding at any time constituting seller financing for sales made by the Borrower and the Subsidiaries in the ordinary course of business consistent with past practices, provided that any such notes shall be pledged to the Agent on behalf of the
--------
Secured Parties pursuant to the Security Agreement;

  (vii) advances to employees for moving and travel expenses in the ordinary course of business consistent with past practices; and

  (viii) investments in Domestic Subsidiaries organized or acquired after the Closing Date; provided that (A) more than 50% of the aggregate ordinary voting
              --------
power and more than 50% of the ownership interests of any such Subsidiary are owned, directly or indirectly, by the Borrower, (B) all Capital Stock of any such Subsidiary owned, directly or indirectly, by the Borrower shall be pledged to the Agent on behalf of the Secured Parties pursuant to the Security Agreement and (C) such investments shall be made solely with the proceeds of Qualifying Capital Contributions.

  (b) Upon and after the consummation of the Permitted Drop Down Transaction, the Borrower shall not issue, sell, transfer, lease or otherwise dispose of any of its common stock to, or accept any capital contribution from, any person, other than the Parent or permit to exist any rights, warrants or options exercisable for, or any securities exchangeable for or convertible into, any shares of common stock of the Borrower; provided, that any such issuance to, or
                                        --------
contribution by, the Parent shall be permitted only if (i) the Parent shall receive no consideration therefor (other than additional shares of common stock of the Borrower which are immediately pledged to the Agent pursuant to the Parent Pledge Agreement for the benefit of the Secured Parties), (ii) the Net Cash Proceeds of such capital contribution (other than a Qualifying Capital Contribution) are applied as required by Section 2.11(e) and (iii) the Net Cash Proceeds of any Qualifying Capital Contribution shall not be used, directly or indirectly, to repay any Indebtedness (other than Obligations) or to redeem or repurchase any Preferred Stock.

  SECTION 6.05.  Mergers, Acquisitions and Other Transactions.  (a)  The
                 --------------------------------------------
Borrower will not, and will not cause or permit any of the Subsidiaries to, (i) merge into or consolidate with any other person, (ii) permit any other person to merge into or consolidate with it, (iii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) or (iv) issue, sell, transfer, lease or otherwise dispose of any Capital Stock of any Subsidiary to, or permit any Subsidiary to accept any capital contribution from, any person, except that:

          (A) the Borrower and any of the Subsidiaries may sell inventory in the ordinary course of business for fair value and on an arms-length basis;

          (B) the Borrower and any of the Subsidiaries may sell damaged, worn out or obsolete tangible assets in the ordinary course of business and in a commercially reasonable manner, so long as the Net Cash Proceeds of any such disposition are applied as required by Section 2.11(e);

          (C) the foregoing shall not be deemed violated by any Casualty or Condemnation affecting assets of the Borrower or any Subsidiary, so long as the Net Cash Proceeds thereof are applied as required by Section 2.11(e);

          (D) the Borrower or any Subsidiary may liquidate Cash Equivalents for its account;

     (E) the Borrower may enter into and consummate the Permitted Drop Down Transaction;

     (F) the Borrower and any of the Subsidiaries may sell assets to any other person to the extent that the aggregate Net Cash Proceeds from such sale to such person do not exceed $150,000, so long as (I) the fair market value of all property disposed of pursuant to this clause (F) does not exceed $500,000 in the aggregate in any fiscal year, (II) such sale is made for cash at no less than fair market value and (III) the Net Cash Proceeds of any such disposition are applied as required by Section 2.11(e);

  (G) the Borrower or any of the Subsidiaries may transfer assets consisting of plant, property and equipment (in accordance with GAAP) to the Borrower or any Wholly Owned Subsidiary which is a Domestic Subsidiary, provided that (I) the
                                                        --------
Borrower and such Domestic Subsidiary have complied with all applicable provisions of Section 5.12 and (II) the fair market value of all property disposed of by the Borrower pursuant to this clause (G) does not exceed $500,000 in the aggregate in any fiscal year; and

     (H) the Borrower or any of the Subsidiaries may (I) transfer inventory to Foreign Subsidiaries in the ordinary course of business for resale to customers of such Foreign Subsidiaries as contemplated by, and subject to the limitations set forth in, clause (iii) of Section 6.04(a) and (II) transfer parts to Foreign Subsidiaries in the ordinary course of business for use in manufacturing and assembly by such Foreign Subsidiaries as contemplated by, and subject to the limitations set forth in, clause (iv) of Section 6.04(a).

  (b) The Borrower will not, and will not cause or permit any of the Subsidiaries to, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any of the Subsidiaries may purchase inventory in the ordinary course of business and (ii) the Drop Down Subsidiary may enter into and consummate the Permitted Drop Down Transaction.

  SECTION 6.06.  Dividends, Distributions and Other Restricted Payments.  The
                 ------------------------------------------------------
Borrower will not, and will not cause or permit any of the Subsidiaries to, (a) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise and including any tax sharing or indemnification payments), whether in cash, property, securities or a combination thereof, with respect to any Capital Stock of the Borrower or any of the Subsidiaries, (b) directly or indirectly redeem, purchase, retire or otherwise acquire for value, any Capital Stock of the Borrower or any of the Subsidiaries (including the Permitted Senior Preferred Stock, the Permitted Junior Preferred Stock and the Warrants), whether such acquisition is made at the option of the Borrower or such Subsidiary or at the option of the holder of such Capital Stock and whether or not such acquisition is required under the terms and conditions applicable to such Capital Stock or set aside any amount for any such purpose, including any payment in cash and/or securities pursuant to the Contingent Purchase Price Rights, (c) release, cancel, compromise or forgive in whole or in part the Indebtedness evidenced by the Intercompany Notes or (d) directly or indirectly redeem, purchase, prepay, retire, defease or otherwise acquire for value any Indebtedness (other than Obligations), whether such acquisition is made at the option of the Borrower or such Subsidiary or at the option of the holder of such Indebtedness and whether or not such acquisition is required under the terms and conditions applicable to such Indebtedness, or set aside any amount for any such purpose; provided, however, that:
                             --------  -------

  (i) any Subsidiary may declare and pay dividends or make other distributions directly or indirectly to the Borrower;

  (ii) the Borrower may cause the exchange of Permitted Senior Subordinated Notes for Permitted Senior Preferred Stock and Permitted Junior Preferred Stock as contemplated by Sections 6.01(e) and (f);

  (iii) the Borrower may cause the refinancing of Permitted Senior Subordinated Notes, Permitted Senior Preferred Stock and/or Permitted Junior Preferred Stock in a Refinancing Mandatory Prepayment Event as contemplated by
Section 6.01(g);

  (iv) the Borrower may prepay the Permitted Senior Subordinated Notes and redeem the Permitted Senior Preferred Stock, in accordance with the terms thereof as in effect on the Closing Date, on a pro rata basis (according to the aggregate principal amount of the outstanding Permitted Senior Subordinated Notes and aggregate liquidation preference of the outstanding Permitted Senior Preferred Stock) with the Net Cash Proceeds of any Prepayment Event (other than a Refinancing Mandatory Prepayment Event), but only to the extent that such Net Cash Proceeds are not required pursuant to Section 2.11(e) to be applied to the prepayment of outstanding Loans and/or to the provision of cash collateral in respect of the Letter of Credit Exposure;

  (v) the Borrower may declare and pay accrued regular cash dividends on the Permitted Senior Preferred Stock in accordance with the terms thereof as in effect on the Closing Date and on any Refinancing Securities consisting of Preferred Stock; provided that (A) such
                                                      --------
dividends shall not exceed 14.00% per annum of the liquidation preference thereof, (B) the weighted average dividend and interest rate of the Permitted Senior Preferred Stock and any Permitted Senior Subordinated Notes and Refinancing Securities shall be no greater than 13.00% per annum of the liquidation preference and/or principal amount thereof and (C) the Borrower shall not declare or pay any such dividends during a Payment Default Blockage Period or a Covenant Default Blockage Period;

  (vi) the Borrower and the Subsidiaries may repay the principal of any Indebtedness (other than the Permitted Senior Subordinated Notes and the Refinancing Securities) in accordance with the scheduled amortization thereof;

  (vii) so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect thereto, the Borrower may make repurchases of (or pay dividends to the Parent solely to fund repurchases of) Common Stock from any employee of the Borrower upon the termination of the employment of such employee; provided that the aggregate amount paid directly or
                             --------
indirectly by the Borrower for all such repurchases from employees (net of all payments received or accrued by the Borrower from employees upon the exercise of employee stock options) shall not exceed $100,000;

  (viii) FATS may issue shares of Common Stock upon conversion of the Permitted Junior Preferred Stock pursuant to the terms thereof as in effect on the Closing Date, so long as all such shares of Common Stock are (unless the Permitted Drop Down Transaction shall have been consummated) pledged to the Agent on behalf of the Secured Parties pursuant to the Buyer Pledge Agreement (in the case of any such shares issued to the Permitted Investors and their Affiliates), the Seller Pledge Agreement (in the case of any such shares issued to the Seller and its Affiliates) or an Additional Pledge Agreement (in the case of any such shares issued to any other person);

  (ix) on the Closing Date, the Borrower may pay the Cash Redemption Price in cash to the Seller in accordance with the Recapitalization Agreement; and

  (x) FATS may satisfy all or any portion of the contingent payment due under the Contingent Purchase Price Rights as in effect on the Closing Date solely by issuing shares of Common Stock, so long as all such shares of Common Stock are (unless the Termination and Release

Conditions have been satisfied) pledged to the Agent on behalf of the Lenders pursuant to the Seller Pledge Agreement (in the case of any such shares issued to the Seller and its Affiliates) or an Additional Pledge Agreement (in the case of any such shares issued to any other person).

  SECTION 6.07.  Impairment of Security Interests.  The Borrower will not, and
                 --------------------------------
will not permit any of the Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Agent on behalf of the Secured Parties with respect to the Collateral, and the Borrower will not, and will not permit any of the Subsidiaries to, grant to any person (other than the Agent on behalf of the Secured Parties pursuant to the Loan Documents) any interest whatsoever in the Collateral, except for Liens permitted under Section 6.02.

  SECTION 6.08.  Limitation on Restrictions on Subsidiary Dividends, etc.  The
                 -------------------------------------------------------
Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction or any restriction in its articles of incorporation, bylaws or comparable governing instruments on the ability of any Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, or pay any indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) transfer any of its properties or assets to the Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) this Agreement and the Collateral Documents and (iii) transfer restrictions imposed by Capital Lease Obligations permitted under
Section 6.01(a) or (h) relating solely to the assets leased under such Capital Lease Obligations.

  SECTION 6.09.  No Other Negative Pledges.  The Borrower will not, and will not
                 -------------------------
cause or permit any of the Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Borrower or any Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured, except for this Agreement, the Securities Purchase Agreement and the note indenture or other instruments setting forth the rights of any Refinancing Securities consisting of Indebtedness.

  SECTION 6.10.  Transactions with Affiliates.  (a) The Borrower will not, and
                 ----------------------------
will not cause or permit any of the Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise enter into or maintain any other transactions with, (i) the Sponsor, (ii) the Seller or (iii) any Affiliate of the Borrower, the Sponsor or the Seller, except that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may enter into any of the foregoing transactions (other than any management, employment, consulting or similar agreement or arrangement with such persons or any members of their families) in the ordinary course of business at prices and on terms and conditions that are
(i) set forth in writing and (ii) as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable transaction on an arm's-length basis from an independent, unrelated third party. The provisions of this Section 6.10(a) shall not prohibit (A) any payment expressly permitted under Section 6.04 or 6.06, (B) any transaction entered into and maintained among the Borrower and any Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries, (C) payment of compensation to employees in the ordinary course of business and grants of stock options to employees and directors in the ordinary course of business, (D) the payment of fees to the members of the board of directors of FATS of up to $20,000 per director per year, (E) reimbursement of reasonable out-of-pocket expenses of Centre Partners Management LLC, (F) the conversion of the Permitted Junior Preferred Stock into Common Stock in accordance with the terms thereof, (G) the execution, delivery and performance by FATS of the Seller Registration Rights Agreement, the Buyer Registration Rights Agreement and the Shareholders Agreement and any other agreement listed on Schedule 3.20 and (H) reimbursement by the Borrower of the Seller's appraisal expenses pursuant to Section 1(c)(H) of the Recapitalization Agreement.

  (b) The Borrower will not, and will not cause or permit any of the Subsidiaries to, enter into any management, employment, consulting, advisory or similar agreement or arrangement with, or otherwise pay any professional, consulting, management or similar fees to or for the benefit of any of (i) the Sponsor, (ii) the Seller, (iii) any Affiliate of the Borrower, the Sponsor or the Seller, (iv) any director or other member of the current or former senior management of (A) the Borrower, the Sponsor or the Seller or (B) any Affiliate of the Borrower, the Sponsor or Seller or (v) any member of the family of any such individual, except for payments permitted under clause (D) or (E) of
Section 6.10(a).

  SECTION 6.11.  Nature of Business.  (a) The Borrower will not, and will not
                 ------------------
cause or permit any of the Subsidiaries to, engage at any time in any business or business activity other than the business conducted by it on the Closing Date (after giving effect to the Recapitalization) and business activities reasonably incidental thereto. The Borrower will not permit the Drop Down Subsidiary to engage in any business or activity prior to engaging in the Permitted Drop Down Transaction.

  (b) The Parent will not engage in any activity (including any merger, consolidation or sale of assets), issue any securities, incur any Indebtedness, incur any other material liability or create or permit to exist any Lien on its assets, other than the ownership of the common stock of the Drop Down Subsidiary and related de minimis activities incidental thereto. Notwithstanding the foregoing sentence, the Parent may, so long as any such action is not prohibited by any other applicable provision of this Agreement, (i) engage in any activity incidental to the maintenance of the corporate existence of the Parent and compliance with applicable law, (ii) enter into and perform the obligations of the Parent under the Parent Guarantee Agreement, the Parent Pledge Agreement and, subject to the subordination provisions thereof, the Parent Bridge Notes Guarantee Agreement, (iii) enter into (or issue, as applicable), perform the obligations of the Parent under and exercise the rights of the Parent under (A) stock options exercisable for Common Stock granted to employees of the Borrower and directors of the Borrower or the Parent and other customary participants or an employee stock option plan established for the benefit of employees of the Borrower and directors of the Borrower or the Parent and other customary participants, (B) the Warrants, (C) the Shareholders Agreement, (D) the Recapitalization Agreement and (E) the Seller Registration Rights Agreement, the Buyer Registration Rights Agreement and the Securities Registration Rights Agreement, (iv) issue additional shares of the Common Stock or receive any capital contribution, so long as 100% of the net cash proceeds, if any, of any such issuance or contribution are contributed by the Parent to the capital of the Borrower, (v) engage in the Permitted Drop Down Transaction and administer on behalf of the Borrower, pursuant to an agency agreement satisfactory to the Agent and the Required Lenders (which shall be assigned to the Agent on behalf of the Secured Parties), any nontransferable assets which remain owned by the Parent after consummation of the Permitted Drop Down Transaction and (vi) remain obligated to issue Common Stock upon conversion of the Permitted Junior Preferred Stock.

  SECTION 6.12.  Sales of Receivables.  The Borrower will not, and will not
                 --------------------
cause or permit any of the Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable.

  SECTION 6.13.  Certain Amendments.  FATS will not, and will not cause or
                 ------------------
permit any of its subsidiaries to, enter into any amendment, modification or waiver that is adverse in any respect to the Lenders to (a) the Certificate of Incorporation, By-laws or comparable governing instruments of FATS or any of its subsidiaries, (b) the Recapitalization Agreement, Shareholders Agreement, Seller Registration Rights Agreement, Buyer Registration Rights Agreement and Escrow Agreement as in effect on the Closing Date or (c) the Note Documents or any other documents establishing and setting forth the rights and terms of (i) the Permitted Senior Subordinated Notes, the Permitted Senior Preferred Stock, the Permitted Junior Preferred Stock, the Warrants or the holders thereof as in effect on the Closing Date or (ii) the Refinancing Securities or the holders thereof as in effect upon the issuance thereof. The Borrower will promptly provide the Lenders with copies of all proposed amendments to the foregoing documents and instruments. Notwithstanding the foregoing provisions of this
Section 6.13: (I) the interest rate and/or the dividend rate on Permitted Senior Subordinated Notes, the Permitted Senior Preferred Stock and the Refinancing Securities may be changed, so long as the weighted average interest and dividend rate on the Refinancing Securities and remaining Permitted Senior Subordinated Notes and Permitted Senior Preferred Stock shall be no greater than 13.00% per annum of the principal amount and/or liquidation preference thereof, (II) the maturity and redemption dates of the Refinancing Securities, the Permitted Senior Subordinated Notes and the Permitted Senior Preferred Stock may be changed, so long as, after giving effect to any such changes, the terms of the Refinancing Securities, the Permitted Senior Subordinated Notes, the Permitted Senior Preferred Stock and any related agreement or instrument shall not require, prior to the first anniversary of the Tranche B Maturity Date, any principal payment, mandatory redemption, amortization payment, sinking fund payment or mandatory repurchase payment (whether such payment is fixed, contingent or exercisable at the option of any holder thereof), except for mandatory prepayment or redemption provisions no more favorable in any respect to the holders of such securities than the corresponding mandatory prepayment and redemption provisions of the Permitted Senior Subordinated Notes and the Permitted Senior Preferred Stock in effect as of the Closing Date, (III) any affirmative covenants, negative covenants, events of default, remedies or representations and warranties for the benefit of the holders of the Permitted Senior Subordinated Notes, the Permitted Junior Preferred Stock and the Warrants may be waived or made less restrictive and (IV) the Note Documents and the documents and instruments relating to the Refinancing Securities may be amended in any other manner which has been approved in writing by (x) the Required Lenders and (y) so long as the Agent or any of its Affiliates owns any Permitted Senior Subordinated Notes, Permitted Senior Preferred Stock or Refinancing Securities which are the subject of any such proposed amendment, by Lenders (other than the Agent) holding a majority of the Loans, Letter of Credit Exposure, Swingline Exposure and unused Commitments held by such other Lenders.

  SECTION 6.14.  Common Equivalents.  (a)  Until the satisfaction of the
                 ------------------
Termination and Release Conditions, FATS will not issue any shares of Common Stock or any interests, rights to purchase, warrants, options (including employee stock options), participations or other equivalents of or interests in (however designated) the Common Stock, other than the Warrants and the shares of Common Stock issuable upon exercise of the Warrants in accordance with their terms (all the foregoing (except for the Warrants and such shares of Common Stock issuable upon exercise of the Warrants), collectively, "Common Equivalents"); provided
                                               ------------------    --------
that the Borrower may issue Common Equivalents at any time to any person, so long as all such Common Equivalents and any securities issuable upon exercise or conversion thereof or in exchange therefor are pledged to the Agent for the benefit of the Secured Parties pursuant to the Buyer Pledge Agreement (in the case of Common Equivalents issued to the Sponsor, the Buyers, any other Permitted Investors and their Affiliates), the Seller Pledge Agreement (in the case of Common Equivalents issued to the Seller and its Affiliates) or an Additional Pledge Agreement (in the case of Common Equivalents issued to any other person); provided further that in the case of any such issuance to any of
               -------- -------
the Sponsor, the Buyers, any other Permitted Investors and their Affiliates, all such persons have become party to and bound by the Junior Subordination Agreement.

  (b) FATS will not issue any Common Equivalents in connection with a Refinancing Mandatory Prepayment Event, except in an IPO which is consummated by December 31, 1996. The foregoing shall not prohibit FATS from (i) complying with the provisions of clause (iii) of Section 6.01(g), so long as any shares of Common Stock issued as contemplated by such provisions are (unless the Permitted Drop Down Transaction shall have been consummated) pledged to the Agent on behalf of the Secured Parties or (ii) issuing any Common Equivalents at any time after all the Permitted Senior Subordinated Notes have been repaid and all the Permitted Senior Preferred Stock has been redeemed.

  SECTION 6.15.  Capital Expenditures.  The Borrower will not permit Capital
                 --------------------
Expenditures for any fiscal year of the Borrower to be more than the sum of (a) $3,000,000 and (b) commencing with fiscal 1998, the excess, if any, of $3,000,000 over the actual amount of Capital Expenditures for the immediately preceding fiscal year of the Borrower.

  SECTION 6.16.  Financial Covenants.  (a)  Interest Coverage.  The Borrower
                 -------------------        -----------------
will not permit the ratio, for any four-fiscal-quarter period (any such period, a "measurement period") ending on a date falling in any period set forth below
   ------------------
(the "applicable period"), of (i) EBITDA for such measurement period to (ii)
      -----------------
Cash Interest Expense for such measurement period to be less than the ratio set forth below for such applicable period:

     From and including    To and including      Ratio
     ------------------    ----------------      -----

     July 1, 1996          December 31, 1997     1.75 to 1.00
     January 1, 1998       December 31, 1998     2.10 to 1.00
     January 1, 1999       December 31, 1999     2.30 to 1.00
     January 1, 2000       December 31, 2000     2.60 to 1.00
     January 1, 2001       December 31, 2001     2.95 to 1.00
     January 1, 2002       December 31, 2002     3.40 to 1.00
     January 1, 2003       June 30, 2003         4.00 to 1.00

     (b) Fixed Charge Coverage.  The Borrower will not permit the ratio, for any
         ---------------------
four-fiscal-quarter period (any such period, a "measurement period") ending on a
                                                ------------------
date falling in any period set forth below (the "applicable period"), of (i) (A)
                                                 -----------------
EBITDA for such measurement period, less (B) Cash Capital Expenditures for such measurement period to (ii) the sum of (A) Cash Interest Expense for such measurement period, (B) Scheduled Principal Payments for such measurement period and (C) Cash Preferred Dividends for such measurement period to be less than the ratio set forth below for such applicable period:

     From and including    To and including      Ratio
     ------------------    ----------------      -----

     July 1, 1996          December 31, 1996     1.25 to 1.00
     January 1, 1997       December 31, 1997     1.30 to 1.00
     January 1, 1998       December 31, 1999     1.35 to 1.00
     January 1, 2000       December 31, 2000     1.40 to 1.00
     January 1, 2001       June 30, 2003         1.50 to 1.00

     (c) Leverage Ratio.  The Borrower will not permit the ratio, for any four-
         --------------
fiscal-quarter period (any such period, a "measurement period") ending on a date
                                           ------------------
falling in any period set forth below (the "applicable period"), of (i) Total
                                            -----------------
Debt (excluding Convertible Debt) as of the end of such measurement period to
(ii) EBITDA for such measurement period to be greater than the ratio set forth below for such applicable period:

     From and including    To and including      Ratio
     ------------------    ----------------      -----

     July 1, 1996          December 31, 1996     5.40 to 1.00
     January 1, 1997       December 31, 1997     4.80 to 1.00
     January 1, 1998       December 31, 1998     4.00 to 1.00
     January 1, 1999       December 31, 1999     3.60 to 1.00
     January 1, 2000       December 31, 2000     3.10 to 1.00
     January 1, 2001       December 31, 2001     2.75 to 1.00
     January 1, 2002       June 30, 2003         2.25 to 1.00

     (d) Minimum Net Worth.  The Borrower will not permit Net Worth as of July
         -----------------
31, 1996 (after giving effect to the Recapitalization) to be less than $(96,000,000). In addition, the Borrower will not permit Net Worth as of the last day of any fiscal quarter of the Borrower ending on a date falling in any period set forth below (an

"applicable period") to be less than the sum of (i) the Net Worth of the
------------------
Borrower as of July 31, 1996 (after giving effect to the Recapitalization) and
(ii) the amount set forth below opposite such applicable period:

     From and including    To and including      Ratio
     ------------------    ----------------      -----

     January 1, 1997       December 31, 1997     $ 1,300,000
     January 1, 1998       December 31, 1998     $ 6,750,000
     January 1, 1999       December 31, 1999     $13,000,000
     January 1, 2000       December 31, 2000     $20,500,000
     January 1, 2001       December 31, 2001     $29,750,000
     January 1, 2002       December 31, 2002     $40,250,000
     January 1, 2003       June 30, 2003         $53,250,000

For purposes of this Section 6.16(d) only, Net Income shall be determined without regard to (i) clauses (d) and (e) of the proviso in the definition thereof, (ii) the write-off by the Borrower, as a result of an issuance of Refinancing Securities in accordance with this Agreement, of capitalized fees related to the issuance of the Permitted Senior Subordinated Notes and (iii) original issue discount related to the issuance of the Warrants.

     (e) Refinancing Reset.  Notwithstanding the foregoing provisions of this
         -----------------
Section 6.16, in the event of any issuance of Refinancing Securities in accordance with this Agreement that includes Indebtedness in an aggregate principal amount of at least $85,000,000, the levels for the foregoing paragraphs (a), (b), (c) and (d) shall be reset as provided in Exhibit Q upon the consummation of such issuance.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

     In case of the happening of any of the following events ("Events of
                                                               ---------
Default"):

     (a) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of a Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

     (c) default shall be made in the due observance or performance by the Borrower or any other Loan Party of any covenant, condition or agreement contained in Section 5.04, 5.05, 5.08, 5.09 or 5.11 or in Article VI;

     (d) default shall be made in the due observance or performance by the Borrower or any other Loan Party of (i) any covenant, condition or agreement contained in Section 5.01, 5.02 or 5.10 and such default shall continue unremedied for a period of five days after such default becomes known to a Responsible Officer of the Borrower or such other Loan Party or (ii) any covenant, condition or agreement contained herein and in any other Loan Document (other than those specified in paragraphs (a), (b) and (c) above and in the foregoing clause (d)(i)) and such default shall continue unremedied for a period of 15 days after such default becomes known to a Responsible Officer of the Borrower or such other Loan Party;

     (e) any representation or warranty made or deemed made in or in connection with any Loan Document or the extensions of credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (f) the Borrower, any Subsidiary or the Parent shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $500,000, when and as the same shall become due and payable or (ii) (A) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness (other than Capital Lease Obligations permitted under Section 6.01(a) or (h) as in effect on the Closing Date) if the effect of any failure referred to in this clause (A) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, with or without the giving of notice or the lapse of time or both, such Indebtedness to become due prior to its stated maturity or (B) fail to observe or perform (after expiration of all applicable notice and cure or grace periods) any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Capital Lease Obligations permitted by
Section 6.01(a) or (h) as in effect

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, any Subsidiary or the Parent, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary or the Parent, or for a substantial part of its property or assets, or (iii) the winding-up or liquidation of the Borrower, any Subsidiary or the Parent; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower, any Subsidiary or the Parent shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 (excluding judgments to the extent covered by the Escrowed Funds) shall be rendered against the Borrower, any Subsidiary or the Parent or any combination thereof and the same shall remain undischarged for a period of 45 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, any Subsidiary or the Parent to enforce any such judgment;

          (j) (i) any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than in a standard termination within the meaning of Section 4041(b) of ERISA), (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the termination, reorganization or insolvency of (within the meaning of such terms as used in ERISA), a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and, in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in liability of the Borrower, the Subsidiaries and the Parent in an aggregate amount exceeding $2,000,000 or require payments by the Borrower, the Subsidiaries and the Parent exceeding $1,000,000 in any year (excluding liabilities to the extent covered by the Escrowed Funds);

          (k) any Lien purported to be created by any Collateral Document shall cease to be, or shall for any reason be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority Lien on the securities, properties or assets covered thereby, except as priority may be affected by Liens permitted under Section 6.02 and except for releases of Collateral in accordance with all applicable provisions of this Agreement and the Collateral Documents;

          (l) any Loan Document or any material provision of any Loan Document shall be declared by any Governmental Authority to be invalid or unenforceable in whole or in part or shall for any reason not be, or shall be asserted by the Borrower or any other Loan Party not to be, in full force and effect and enforceable in accordance with its terms;


          (m) any adverse change in the material agreements or relationships of the Parent, the Borrower and the Subsidiaries shall occur and such event or condition, together with all other such events or conditions, if any, could, in light of all the then existing circumstances, reasonably be expected to have a Material Adverse Effect;

     (n) any Material Intellectual Property or any material license relating thereto shall be invalid or unenforceable in whole or in part or shall for any reason not be in full force and effect and enforceable by the Borrower, the Subsidiaries and the Parent or shall infringe the rights of any other person or any other adverse change in the Material Intellectual Property rights of the Borrower, the Subsidiaries and the Parent shall occur and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

     (o) either (i) the Borrower, any Subsidiary or the Parent shall be liable, whether directly, indirectly through required indemnification of any person or otherwise, for the costs of investigation and/or remediation of any Hazardous Material originating from or affecting property or properties, whether or not owned, leased or operated by the Borrower, any Subsidiary or the Parent, which liability, together with all other such liabilities, could reasonably be expected to exceed $2,000,000 or require payments exceeding $1,000,000 in any year (excluding liabilities and payments to the extent covered by the Escrowed Funds) or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

     (p) (i) prior to the consummation of the Permitted Drop Down Transaction, the shares of Common Stock pledged to the Agent on behalf of the Lenders pursuant to the Collateral Documents shall cease to constitute a majority of the shares of Common Stock (on a fully diluted basis) or shall cease to constitute a majority of the Total Voting Power of FATS or (ii) after the consummation of the Permitted Drop Down Transaction, the shares of common stock of the Drop Down Subsidiary pledged to the Agent on behalf of the Lenders pursuant to the Collateral Documents shall cease to constitute 100% of the shares of common stock of the Drop Down Subsidiary (on a fully diluted basis) or shall cease to constitute 100% of the Total Voting Power of the Drop Down Subsidiary;

     (q) any Buyer shall elect to cause the Seller to make any indemnity payment pursuant to the Recapitalization Agreement and the Escrow Agreement to the Buyers rather than the Borrower, without the prior approval of the Required Lenders; or

     (r) there shall occur any Change in Control;

then, and in every such event, and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, take one or more of the following actions, at the same or different times: (i) by notice to the Borrower terminate the Commitments and they shall immediately terminate; (ii) by notice to the Borrower declare the Loans then outstanding to be forthwith due and payable (in whole or, in the sole discretion of the Required Lenders, from time to time in part, provided that any such partial acceleration shall be made pro rata based on the outstanding principal amount of Loans of each Class), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall thereupon become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require cash collateral as contemplated by Section 2.21(k) in an amount not exceeding the Letter of Credit Exposure; (iv) exercise any remedies available under the Guarantee Agreements, the Collateral Documents or otherwise; or (v) any combination of the foregoing; provided that in the case of (A) any of the Events
                              --------
of Default with respect to the Borrower described in paragraph (g) or (h) above or (B) the Event of Default specified in paragraph (r) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                  THE AGENT, SWINGLINE LENDER AND ISSUING BANK

      SECTION 8.01.  Appointment and Authorization.  (a)  In order to expedite
                     -----------------------------
the transactions contemplated by this Agreement, NationsBank, N.A. (South) is hereby appointed to act as Agent, Swingline Lender and Issuing Bank on behalf of the Lenders. Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably appoints and authorizes the Agent, Swingline Lender and the Issuing Bank to take such actions as agent on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Agent, Swingline Lender or the Issuing Bank, as the case may be, by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     (b) Without hereby limiting any implied authority, the Agent is hereby expressly authorized by the Lenders to, and hereby agrees that at the direction of the Required Lenders it shall: (i) receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly distribute to each Lender its proper share of each payment so received; (ii) give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder;
(iii) give notice to the Lenders of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; (iv) distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement promptly as received by the Agent; (v) enter into the Subordination Agreements and the waiver and release in the form of Exhibit D to the Recapitalization Agreement on behalf of the Lenders; and (vi) give notices under the Subordination Agreements, including notices of a covenant blockage period under the Bridge Subordination Agreement, notices under the subordination provisions of any Refinancing Securities and notices required in order to give rise to a Covenant Default Blockage Period (provided, in the case of any action
                                            --------
referred to in this clause (vi), that such action shall have been approved by the Required Lenders or, if the Agent or any of its Affiliates owns any Permitted Senior Subordinated Notes, Permitted Senior Preferred Stock or Refinancing Securities with respect to which any such action referred to in this clause (vi) is to be taken, by Lenders (other than the Agent) holding a majority of the Loans, Letter of Credit Exposure, Swingline Exposure and unused Commitments held by such other Lenders). Without limiting the generality of the foregoing, the Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents.

      SECTION 8.02.  Liability of Agent.  Neither the Agent, the Swingline
                     ------------------
Lender, the Issuing Bank, nor any of their respective directors, officers, employees or agents, shall be liable as such for any action taken or omitted to be taken by any of them, except for such party's own gross negligence or willful

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

misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. None of the Agent, the Swingline Lender and the Issuing Bank shall be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. Each of the Agent, the Swingline Lender and the Issuing Bank may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. Each of the Agent, the Swingline Lender and the Issuing Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. The Agent, the Swingline Lender, the Issuing Bank and the Required Lenders shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent, the Swingline Lender, the Issuing Bank nor any of their respective directors, officers, employees or agents, shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent, the Swingline Lender and the Issuing Bank may execute any and all duties hereunder by or through agents or employees, shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

      SECTION 8.03.  Action by Agent.  The Lenders hereby acknowledge that none
                     ---------------
of the Agent, the Swingline Lender and the Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The obligations of the Agent, the Swingline Lender and the Issuing Bank under the Loan Documents are only those expressly set forth herein and therein. Without

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

limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VII.

      SECTION 8.04.  Successor Agents.  Subject to the appointment and
                     ----------------
acceptance of a successor, the Agent, the Swingline Lender and the Issuing Bank (except, in the case of the Issuing Bank, in respect of Letters of Credit issued by it) may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject to approval by the Borrower (which shall not be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent, Swingline Lender or Issuing Bank, as the case may be, gives notice of its resignation, then the retiring Agent, Swingline Lender or Issuing Bank, as the case may be, on behalf of the Lenders, shall appoint a successor Agent, Swingline Lender or Issuing Bank, as applicable, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as an Agent, Swingline Lender or Issuing Bank, as the case may be, hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, Swingline Lender or Issuing Bank and the retiring Agent, Swingline Lender or Issuing Bank shall be discharged from its duties and obligations hereunder. After the resignation of the Agent, Swingline Lender or the Issuing Bank, as the case may be, hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent, Swingline Lender or Issuing Bank.

      SECTION 8.05.  Agent and Affiliate.  With respect to the Loans made by it
                     -------------------
hereunder, the Letters of Credit issued by it hereunder and the Notes issued to it, each of the Agent, the Swingline Lender and the Issuing Bank, each in its individual capacity and not as the Agent, Swingline Lender or the Issuing Bank, as the case may be, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, Swingline Lender or the Issuing Bank. Each of the Agent, the Swingline Lender and the Issuing Bank (and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business and transactions with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent, Swingline Lender or the Issuing Bank (or such Affiliate thereof).

      SECTION 8.06.  Indemnification.  (a) Each Lender agrees to reimburse the
                     ---------------
Agent and each Revolving Credit Lender agrees to

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

reimburse the Swingline Lender and the Issuing Bank, in each case, on demand, in the amount of its pro rata share (as determined under Section 2.16) of any expenses incurred for the benefit of the applicable Lenders by the Agent or the Issuing Bank, as the case may be, including counsel fees and compensation of agents and employees paid for services rendered on behalf of such Lenders, which shall not have been reimbursed by the Borrower and (b) each Lender agrees to indemnify and hold harmless the Agent and any of its respective directors, officers, employees or agents and each Revolving Credit Lender agrees to indemnify and hold harmless each of the Issuing Bank and the Swingline Lender and any of its respective directors, officers, employees or agents, in each case, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent, Swingline Lender or the Issuing Bank, as the case may be, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other such Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to
                                      --------
the Agent, Swingline Lender or the Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent, the Swingline Lender, the Issuing Bank or any of their respective directors, officers, employees or agents.

      SECTION 8.07.  Credit Decision.  Each Lender acknowledges that it has,
                     ---------------
independently and without reliance upon the Agent, the Swingline Lender, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Swingline Lender, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                 MISCELLANEOUS

      SECTION 9.01.  Notices.  Notices and other communications provided for
                     -------
herein shall be in writing and shall be delivered by

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

hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

     (a) if to FATS or the Drop Down Subsidiary, to it at 7340 McGinnis Ferry Road, Suwanee, Georgia 30174-1247, Attention of David Apseloff (Telecopy No.
(770) 813-0741), with copies to (i) Centre Partners Management LLC, 30 Rockefeller Plaza, New York, NY 10020, Attention of Scott Perekslis (Telecopy No. (212) 332-5801) and (ii) Sidley & Austin, One First National Plaza, Chicago, IL 60603, Attention of James Clark (Telecopy No. (312) 853-7036);

     (b) if to the Agent or the Issuing Bank, to it at 600 Peachtree Street, N.E., 21st Floor, Mail Stop GA1-006-21-11, Atlanta, Georgia 30308-2213, Attention of Shawn Welch (Telecopy No. (404) 607-6484), with a copy to Fennebresque, Clark, Swindell & Hay, at NationsBank Corporate Center, 100 North Tryon Street, Suite 2900, Charlotte, NC 28202-4011, Attention of Andrew C. Karp (Telecopy No. (704) 347-3838); and

     (c) if to a Lender, to it at its address (or telecopy number) set forth in
Schedule 2.01(a), (b) or (c), as applicable, or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

      SECTION 9.02.  Survival of Agreement.  All covenants, agreements,
                     ---------------------
representations and warranties made by the Borrower or the Parent herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Agent and the Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders, the Agent or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any Fee, any Letter of Credit Disbursement or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The

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

provisions of Section 2.13, 2.15, 2.19 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Agent, the Issuing Bank or any Lender.

      SECTION 9.03.  Binding Effect.  This Agreement shall become effective when
                     --------------
it shall have been executed by the Borrower, the Agent and the Issuing Bank and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender.

      SECTION 9.04.  Successors and Assigns.  (a)  All covenants, promises and
                     ----------------------
agreements by or on behalf of the Borrower, the Parent, the Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall be binding upon and inure to the benefit of their respective permitted successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans at the time owing to it, the Notes held by it and the participations in Letters of Credit held by it); provided, however,
                                                            --------  -------
that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Borrower (unless an Event of Default shall have occurred and be continuing), the Agent and, in the case of an assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the sum of (A) the principal amount of the outstanding Loans subject to each such assignment and (B) the unused amount of the Commitments of the assigning Lender subject to such assignment (in each case determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than the lesser of (I) $5,000,000 and
(II) the entire remaining amount of the outstanding Loans and unused Commitments of such Lender, (iii) the parties to each such assignment (including, but not limited to, an assignment by a Lender to another Lender) shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender or an Affiliate thereof, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and
(B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account to the effective date of the Assignment and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim arising in respect of any action by the assigning Lender; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the most recent Required Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently, and without reliance upon the Agent, the Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent and the Issuing Bank to exercise such powers under this Agreement as are delegated to such party by the terms hereof, together with such powers as are reasonably incidental hereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Agent shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the
                                            --------
Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder or shall be an Affiliate of a Lender), the processing and recordation fee referred to in
Section 9.04(b) and, if required, the written consent of the Borrower, the Agent, the Issuing Bank and the Swingline Lender to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuing Bank, the Swingline Lender, the Lenders and the Borrower. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such assignee in a principal amount equal to the applicable portion thereof (and the corresponding Commitment, if any) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any portion of such Note or Notes (and such Commitment, if any), a new Note or Notes payable to the order of such assigning Lender in a principal amount equal to the applicable portion of such Note or Notes (and such Commitment, if any) retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Note or Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibits A-1, A-2 and A-3 hereto, as applicable. Cancelled Notes shall be returned to the Borrower.

     (f) Each Lender may, without the consent of the Borrower, the Agent, the Issuing Bank or the Swingline Lender, sell

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

participations in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it, the Notes held by it and the participations in Letters of Credit held by it) to one or more participants; provided, however, that (i) such Lender's obligations
                          --------  -------
under this Agreement shall remain unchanged, (ii) the sum of (A) the principal amount of the outstanding Loans subject to such participation and (B) the unused amount of the Commitments of the Lender subject to such participation shall be not less than the lesser of (I) $5,000,000 and (II) the entire remaining amount of the outstanding Loans and unused Commitments of such Lender, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the benefit of the cost protection and indemnity provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders (except that no participant shall be entitled to claim any amount greater than its pro rata share of the amount that could have been claimed by the Lender from which it acquired its participation) and (v) the Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with the Lender from which the participant acquired its interest in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any of the other Loan Parties furnished to such Lender by or on behalf of the Borrower or any of the other Loan Parties.

     (h) Assignments and participations pursuant to this Section 9.04 need not be pro rata among the Facilities.

     (i) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender;

provided that no such assignment shall release a Lender from any of its
--------
obligations hereunder or substitute any such Bank for such Lender as a party hereto.

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

     (j) Neither the Borrower nor the Parent shall assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except for the assignment to the Drop Down Subsidiary by FATS of its obligations hereunder (other than those expressly applicable to the Parent) as contemplated hereby in the Permitted Drop Down Transaction. Any purported assignment or delegation in violation of the foregoing shall be void.

      SECTION 9.05.  Expenses; Indemnity.  (a)  The Borrower agrees to pay all
                     -------------------
reasonable out-of-pocket expenses incurred by the Agent, the Issuing Bank or the Swingline Lender in connection with the preparation, execution and administration of this Agreement and the other Loan Documents, the due diligence review of the Recapitalization and the syndication, Closing or administration of the Facilities or in connection with any amendment, modification or waiver of the provisions hereof or thereof and the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of the rights of the Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents or in connection with the Loans made, the Notes issued hereunder or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of (i) Fennebresque, Clark, Swindell & Hay, counsel for the Agent, and (ii) in connection with any such enforcement or protection (including any workout or restructuring or any negotiations relating thereto), the other counsel for the Agent, the Issuing Bank or any Lender (including the reasonable allocated internal fees and expenses of any in-house staff counsel).

     (b) The Borrower agrees to indemnify the Agent, the Issuing Bank, the Affiliates of the Agent or Issuing Bank, the Lenders, and their respective directors, officers, employees, agents and Controlling persons (each, an

"Indemnified Party") from and against any and all losses, claims (whether valid
------------------
or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) the Recapitalization or the Facilities, (ii) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Recapitalization and the other transactions contemplated hereby and thereby, (iii) the use of the Letters of Credit or the proceeds of the Loans or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(b) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

     (c) The Borrower agrees to indemnify each of the Agent, the Issuing Bank, the Lenders and the other Indemnified Parties from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) any Federal, state, local or other statute, ordinance, order, judgment, ruling or regulation relating to environmental pollution, regulation or control affecting the Borrower, any Subsidiary, the Parent or its properties or assets, (ii) any Hazardous Materials managed by the Borrower, any Subsidiary, the Parent, (iii) any event, condition or circumstance involving environmental protection, pollution, regulation or control affecting the Borrower, any Subsidiary, the Parent or its properties or assets or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable consultants' and attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(c) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

     (d) In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

     (e) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Borrower with reasonable promptness; provided, however, that any failure by such Indemnified
                       --------  -------
Party to notify the Borrower shall not relieve the Borrower from its obligations hereunder except to the extent the Borrower is prejudiced thereby. The Borrower shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. Each Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party, unless (i) the Borrower has failed to assume the defense and employ counsel as provided herein, (ii) the Borrower has agreed in writing to pay such fees and expenses of separate counsel or (iii) an action, proceeding or investigation has been commenced against such Indemnified Party and the Borrower and representation of both the Borrower and such Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of any Agent or Lender, the existence of any such actual or potential conflict of interest to be determined by such party, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clause (i), (ii), or (iii) of the immediately preceding sentence, the Borrower shall be responsible for the reasonable fees and expenses of such separate counsel; provided, however, that the Borrower shall not in any event be required
         --------  -------
to pay the fees and expenses of more than one separate counsel (plus appropriate local counsel under the direction of such separate counsel) for all Indemnified Parties, unless representation of all Indemnified Parties by the same counsel would be inappropriate due to actual or potential conflicting interests between such Indemnified Parties, in which case, the Borrower shall be required to pay the fees and expenses of such additional counsel as are necessary to prevent such conflicting interests. The Borrower shall be liable only for settlement of any claim against an Indemnified Party made with the Borrower's written consent.

     (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

      SECTION 9.06.  Right of Setoff.  If an Event of Default shall have
                     ---------------
occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all

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

deposits (general or special, time or demand, provisional or final, except deposits for the payment of payroll taxes) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.07.  Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN
                     --------------
DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 9.08.  Waivers; Amendment.  (a)  No failure or delay of the Agent,
                     ------------------
the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by
Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) None of this Agreement, the other Loan Documents nor any provision hereof or thereof may be waived, amended or modified (and no consent to the departure by the Borrower or any other Loan Party therefrom may be effective), except pursuant to an agreement or agreements in writing entered into by the Required Lenders and, except in the case of the Subordination Agreements, the Borrower; provided, however, that no such
          --------  -------

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

agreement shall (i) decrease the principal amount of, or extend the maturity of or any Repayment Date or date for the payment of any interest on any Loan or any date for reimbursement of a Letter of Credit Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or a Letter of Credit Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Fees of any Lender without the prior written consent of such Lender, (iii) effect any waiver, amendment or modification that by its terms changes the amount of, or allocation between the Tranche A Term Loans and the Tranche B Term Loans of, any prepayment of Term Loans (or the application of any such prepayment to the remaining scheduled principal payments of the Term Loans), without the prior written consent of Lenders holding Term Loans representing at least a majority of the aggregate principal amount of the Term Loans of any Class affected thereby, (iv) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments, the Collateral or the Guarantees pursuant to the Guarantee Agreements of the Lenders participating in the Tranche A Term Loans differently from those of the Lenders participating in the Tranche B Term Loans, without the prior written consent of Lenders holding Term Loans representing at least a majority of the aggregate principal amount of the Term Loans then outstanding of any Class affected thereby, (v) effect any waiver of the conditions to funding any Revolving Loan or issuance of a Letter of Credit without the prior written consent of the Lenders holding Revolving Loans, Letter of Credit Exposure and Unused Revolving Credit Commitments representing at least a majority of the aggregate principal amount of the Revolving Loans, Letter of Credit Exposure and Unused Revolving Credit Commitments then outstanding or (vi) amend or modify the provisions of
Section 2.16 or 9.04(j), the provisions of this Section, the definition of the term "Required Lenders", release at one time or serially in the aggregate all or substantially all the Guarantors or all or substantially all the Collateral or increase the aggregate Commitments of the Lenders, without the prior written consent of each Lender; provided further that no such agreement shall amend,
                        ----------------
modify or otherwise affect the rights or duties of the Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Agent, the Issuing Bank or the Swingline Lender, respectively (it being understood that the requirements of this paragraph are cumulative). Furthermore, no Tranche B Special Election by any Lender shall require the consent of any other person. Each Lender and each holder of a Note shall be bound by a waiver, amendment or modification authorized by this Section
9.08 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this
Section 9.08 shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

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

      SECTION 9.09.  Interest Rate Limitation.  Notwithstanding anything herein
                     ------------------------
or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any
                                  -------
other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum rate permitted by applicable law (the "Maximum Rate") which may be contracted
                                       ------------
for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the affected Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

      SECTION 9.10.  Entire Agreement.  (a)  This Agreement, the other Loan
                     ----------------
Documents and the Fee Letter constitute the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement among the parties with respect to the subject matter hereof and thereof is superseded by this Agreement, the other Loan Documents and the Fee Letter. Nothing in this Agreement, the other Loan Documents or the Fee Letter, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Agreement, the other Loan Documents or the Fee Letter.

     (b) THIS WRITTEN AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, THE FEE LETTER AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      SECTION 9.11.  Severability.  In the event any one or more of the
                     ------------
provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9.12.  Counterparts.  This Agreement may be executed by the
                     ------------
parties hereto in several counterparts and each such counterpart shall be deemed to be an original, admissible into evidence, but all such counterparts shall together constitute but one and the same Agreement, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as

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

delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

      SECTION 9.13.  Headings.  Article and Section headings and the Table of
                     --------
Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 9.14.  Remedies.  In case any one or more of the covenants and/or
                     --------
agreements set forth in this Agreement shall have been breached by the Borrower or the Parent, then the Agent may, on behalf of the Lenders, proceed to protect and enforce the Lenders' rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Without limitation of the foregoing, each of the Borrower and the Parent agrees that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Agent acting pursuant to this Section 9.14, shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with Section 9.05.

      SECTION 9.15.  Jurisdiction; Consent to Service of Process; Waiver of Jury
                     -----------------------------------------------------------
Trial.  (a)  The Borrower hereby irrevocably and unconditionally submits, for
-----
itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

     (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State court or Federal court of the United States of America sitting in New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (d) TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              FIREARMS TRAINING SYSTEMS, INC.

                              By:  /s/ Robert B. Terry, Jr.
                                  -------------------------
                              Name: Robert B. Terry, Jr.
                              Title: President and Chief Operating Officer


                              NATIONSBANK, N.A. (SOUTH), as Agent,
                              as Issuing Bank, Swingline Lender and
                              individually as a Lender

                              By:  /s/ Charles E. Wilson
                                  ----------------------
                              Name: Charles E. Wilson
                              Title: Attorney-In-Fact


                              FIRST BANK NATIONAL ASSOCIATION

                              By:  /s/ Mark R. Olmon
                                  ------------------
                              Name: Mark R. Olmon
                              Title: Vice President


                              FIRST SOURCE FINANCIAL LLP, by
                              First Source Financial, Inc., as
                              Agent/Manager

                              By:  /s/ James J. Russell
                                  ---------------------
                              Name: James J. Russell
                              Title: Vice President


                              BHF-BANK AKTIENGESELLSCHAFT

                              By:  /s/ Thomas J. Leissl
                                  ---------------------
                              Name: Thomas J. Leissl
                              Title: Vice President


                              By:  /s/ David Fraenkel
                                  -------------------
                              Name: David Fraenkel
                              Title: Vice President

                              CREDITANSTALT CORPORATE FINANCE, INC.


                              By:  /s/ Carl G. Drake
                                  ------------------
                              Name: Carl G. Drake
                              Title: Senior Associate



                              By:  /s/ Robert M. Biringer
                                  -----------------------
                              Name: Robert M. Biringer
                              Title: Executive Vice President